UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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American Express Company

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proxy statement for

2012 annual meeting

of shareholders

our values

Our Blue Box Values reflect who we are

and what we stand for as a company.

2011 was a year of accomplishment and innovation at American Express.

We achieved strong growth in our core businesses, earned record net income, provided innovative products and services, and delivered healthy shareholder returns, while investing in our transformation for the future.

We achieve our results through a commitment to our values. American Express’ Blue Box Values reflect who we are and what we stand for as a company. They are designed to guide our employees and form the basis of our success.

AMERICAN EXPRESS COMPANY 200 VESEY STREET NEW YORK, NEW YORK 10285

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Monday, April 30, 2012, at 9:00 a.m.

Place	American Express Company 200 Vesey Street, 26th Floor New York, New York 10285

Items of Business

(1)    Election of directors

(2)    Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012

(3)    Advisory resolution to approve executive compensation

(4)    Approval of performance goals and award limits under 2007 Incentive Compensation Plan

(5)    Shareholder proposal relating to cumulative voting for directors

(6)    Shareholder proposal relating to separation of chairman and CEO roles

(7)    Such other business that may properly come before the Annual Meeting

Record Date	Close of business on March 1, 2012

Carol V. Schwartz

Secretary and Corporate Governance Officer

March [X], 2012

Location of Annual Meeting	Inside Back Cover

GENERAL INFORMATION

Annual Meeting Information

We are providing this proxy statement to you in connection with the solicitation of proxies by the board of directors of American Express Company for the 2012 Annual Meeting of Shareholders and for any adjournment or postponement of the meeting. We expect to begin mailing our proxy materials on March [X], 2012.

We are holding the Annual Meeting at 9:00 a.m. Eastern Time on Monday, April 30, 2012, at our headquarters in New York City, and we invite you to attend in person. Directions are on the inside back cover. If you need special assistance at the meeting because of a disability, you may contact Carol V. Schwartz, our Secretary, by telephone at 212-640-5714, by e-mail at carol.schwartz@aexp.com, or by writing to her at the company’s headquarters at 200 Vesey Street, New York, New York 10285.

We do not require tickets for admission to the meeting. However, to assure that attendance is limited to shareholders, please bring proof of your common share ownership, such as a current brokerage statement, and photo identification. If you hold shares through a broker or bank in street name, you must obtain a valid legal proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting. For security purposes, no cameras, camcorders, videotaping equipment, or other recording devices and no large packages, banners, placards, or signs will be permitted in the meeting.

We have arranged for a live audio webcast and a replay of the 2012 Annual Meeting of Shareholders to be accessible to the general public at our website at http://ir.americanexpress.com. (Information from this website is not incorporated by reference into this proxy statement.)

How to View Proxy Materials Online

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on April 30, 2012.

Our proxy statement and 2011 annual report to shareholders are available online at http://ir.americanexpress.com.

We will mail to certain shareholders a notice of Internet availability of proxy materials. This notice contains instructions on how to access our proxy statement and 2011 annual report and to vote online. We also offer you the option to receive our proxy materials electronically in the future. You may register to do so at our website.

How to Vote

Please vote promptly. We encourage you to vote as soon as possible, even if you plan to attend the meeting in person. Your vote is important, and for all items other than ratification of our auditor, if you hold shares in street name, your shares will not be voted by your bank or broker if you do not provide voting instructions. You may vote common shares that you owned as of March 1, 2012, which is the record date for the meeting.

You may vote in the following ways:

BY TELEPHONE	BY INTERNET	BY MAIL
In the United States or Canada, you can vote your shares by calling 1-800-690-6903.	You can vote your shares online at www.proxyvote.com.	You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the accompanying postage-paid envelope.

For telephone and Internet voting, you will need the 12-digit Control Number included on your notice, on your proxy card, or in the instructions that accompanied your proxy materials.

Telephone and Internet voting are available through 11:59 p.m. Eastern Time on Wednesday, April 25, 2012, for shares held in employee plans, and through 11:59 p.m. Eastern Time on Sunday, April 29, 2012, for all other shares.

Revocation of Proxies

You can revoke your proxy at any time before your shares are voted if you:

•	Submit a written revocation to our Secretary

•	Submit a later-dated proxy or voting instruction form

•	Provide subsequent telephone or Internet voting instructions, or

•	Vote in person at the meeting

If you sign and return your proxy card or voting instruction form without any voting instructions with respect to a matter, your shares will be voted as our board recommends.

Voting at the Annual Meeting

The way you vote your shares prior to the meeting will not limit your right to change your vote at the meeting if you attend in person and vote by ballot. If you hold shares in street name and you want to vote in person at the meeting, you must obtain a valid legal proxy from the record holder of your shares at the close of business on the record date indicating that you were a beneficial owner of shares, as well as the number of shares of which you were the beneficial owner on the record date, and appointing you as the record holder’s proxy to vote these shares. You should contact your bank, broker, or other nominee to obtain a legal proxy.

Additional information regarding voting procedures and the meeting can be found under Voting Instructions and Information on page 84.

PROXY SUMMARY

We provide below highlights of certain information in this proxy statement. As it is only a summary, please review the complete proxy statement and 2011 annual report before you vote.

2011 Performance Highlights

2011 was a year of accomplishment and innovation at American Express. We achieved strong growth in our core businesses, earned record net income, provided innovative products and services, and delivered healthy shareholder returns, while investing in our transformation for the future.

•	Our total revenues net of interest expense rose 9%, to $30 billion.

•	We earned a record $4.9 billion in net income, up 22% from the prior year.

•	Our return on average equity was 27.7%, compared with 27.5% for the prior year.

•	We had a record $822 billion in worldwide billed business (spending on American Express® Cards, including Cards issued by third parties), an increase of 15% over last year.

•	Our credit performance outpaced the industry, enabling us to fund business-building investments.

•	Our total shareholder return for the year was 12%, compared to a 2% gain for the S&P 500 Index and a 17% decline for the S&P Financial Index.

•

We introduced a series of digital payments innovations in our traditional businesses and pursued new opportunities through our Enterprise Growth Group, including the launch of SERVE, our digital payments and commerce platform.

Further information on our 2011 performance can be found on page 23.

Executive Compensation Program

Our executive compensation program is designed to reward our leadership team for delivering results and building sustainable shareholder value. We believe our program’s performance measures align the interests of our shareholders and senior executives by tying pay outcomes to our short-, medium-, and long-term performance. Several important features of our executive compensation program are:

•	Over 85% of the total direct compensation delivered in 2011 to our CEO and other Named Executive Officers was variable and tied to performance.

•

Our Compensation and Benefits Committee assesses performance using a framework that reviews results relative to our goals and to our competitors; progress against strategic initiatives; and risk/control and compliance goals. This framework is designed to provide a broad and balanced view of performance and discourage imprudent risk-taking.

•

Our long-term incentive awards included performance-vested restricted stock units whose value is based on achievement of return on equity targets as well as stock performance, stock options, and three-year performance-period portfolio grant awards whose value is based on the achievement of financial and strategic goals and relative stock performance.

•	We require our executive officers to have significant outright ownership of company shares, and we prohibit hedging of their company shares.

•

We made a number of changes to our executive compensation program in recent years to further strengthen the link between pay and performance. For example, we added performance vesting to our annual restricted stock unit grants, added a clawback feature to the cash bonus paid to the CEO, and prospectively eliminated excise tax gross-up in change-in-control situations for all employees.

Our Compensation Discussion and Analysis is on pages 19 to 39, the Report of the Compensation and Benefits Committee is on page 39, and our Summary Compensation Table and the other compensation tables and narrative discussion are on pages 40 to 53.

Meeting Agenda Items

Item 1—Election of Directors

You are being asked to elect 12 directors. One of our current directors, Mr. Daniel Akerson, will retire from our board when his current term ends. Each of our other current directors is standing for reelection to hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified. Effective with Mr. Akerson’s retirement, our board will have 12 members.

All directors attended over 75% or more of the meetings of the board and board committees on which they served in 2011.

SUMMARY INFORMATION ABOUT OUR DIRECTOR NOMINEES

	AGE	DIRECTOR SINCE	OCCUPATION	INDEPENDENT	OTHER PUBLIC BOARDS	COMMITTEE MEMBERSHIPS
						ARC	CBC	IT	NG	PRC
Charlene Barshefsky	61	2001	Senior International Partner, WilmerHale		3					C
Ursula M. Burns	53	2004	CEO, Xerox Corporation	X	1	M
Kenneth I. Chenault	60	1997	CEO, American Express Company		2
Peter Chernin	60	2006	Founder, Chernin Entertainment Inc.	X	1		M	M	M	M
Theodore J. Leonsis	56	2010	CEO, Monumental Sports & Entertainment LLC		3			C
Jan Leschly	71	1997	Founder, Care Capital LLC	X	1		C			M
Richard C. Levin	64	2007	President, Yale University	X	–	M				M
Richard A. McGinn	65	1998	General Partner, MR Investment Partners	X	1		M	M	M
Edward D. Miller	71	2003	Former CEO, AXA Financial, Inc.	X	1		M	M	M
Steven S Reinemund	63	2007	Dean, Wake Forest Schools of Business	X	3	M			M	M
Robert D. Walter	66	2002	Founder and Former Chairman and CEO, Cardinal Health, Inc.	X	2		M	M	C
Ronald A. Williams	62	2007	Former Chairman and CEO, Aetna, Inc.	X	3	C

ARC	Audit and Risk Committee	C	Chair
CBC	Compensation and Benefits Committee	M	Member
IT	Innovation and Technology Committee
NG	Nominating and Governance Committee
PRC	Public Responsibility Committee

SUMMARY INFORMATION ABOUT OUR BOARD AND COMMITTEES IN 2011

	MEMBERS	INDEPENDENCE	MEETINGS
Full Board	13	77%	9
Audit and Risk	5	100%	14
Compensation and Benefits	5	100%	12
Innovation and Technology	5	80%	4
Nominating and Governance	6	100%	4
Public Responsibility	5	80%	3

REQUIRED VOTE

Except in a contested election, each director nominee is elected annually by a majority of votes cast. As was the case for the 2010 and 2011 annual meetings, a former employee, Mr. Peter Lindner, has indicated that he intends to present himself as a nominee. Accordingly the director voting standard will be a plurality of votes cast, as discussed on page 57.

ITEM 1 RECOMMENDATION: Our board recommends a vote FOR the election of the director candidates nominated by the board.

Item 2—Ratification of Appointment of PricewaterhouseCoopers LLP for 2012

PricewaterhouseCoopers LLP (PwC) has been our independent registered public accounting firm since 2005. Our Audit and Risk Committee charter requires a comparison of resources available in other audit firms at least every ten years. The most recent review took place in 2004, at which time the committee engaged PwC.

The fees paid to PwC are detailed on page 65.

One or more representatives of PwC will be present at the meeting, will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

ITEM 2 RECOMMENDATION: Our board recommends a vote FOR this proposal.

Item 3—Advisory Approval of Our Executive Compensation

We are asking shareholders to approve on an advisory basis our Named Executive Officer compensation. We have determined to hold this advisory vote on an annual basis. The next such advisory vote will be at the 2013 annual meeting.

ITEM 3 RECOMMENDATION: Our board recommends a vote FOR this proposal.

Item 4—Approval of Performance Goals and Award Limits Under 2007 Incentive Compensation Plan

We seek your approval of the performance goals and award limits for performance-based awards under our 2007 Incentive Compensation Plan. Approval of this resolution will constitute approval of the material terms of the performance goals, so as to allow the company the opportunity to make awards under the plan that comply with the “performance-based” compensation exception to section 162(m) of the federal tax code, and includes an increase in the award limit relating to restricted stock. We are not asking shareholders to approve additional shares under the plan, and the plan does not allow for the repricing of stock options without shareholder approval.

More information can be found on page 68, and a copy of the plan as proposed to be amended is attached as Annex B.

ITEM 4 RECOMMENDATION: Our board recommends a vote FOR this proposal.

Items 5 and 6—Shareholder Proposals

Two shareholder proposals are presented for vote.

•	A proposal on cumulative voting for directors is on page 76.

•	A proposal on separation of chairman and chief executive officer (CEO) roles is on page 77.

ITEMS 5 AND 6 RECOMMENDATIONS: Our board recommends a vote AGAINST these proposals.

CORPORATE GOVERNANCE AT AMERICAN EXPRESS

Our Corporate Governance Framework

Our corporate governance framework is designed to support the company’s brand attributes of trust, security, and integrity, and to promote achievement of our financial targets through responsible development and execution of corporate strategy.

Our governance framework enables independent and skilled directors to provide oversight, advice, and counsel to promote the interests of American Express and its shareholders. Key governance policies and processes include our codes of conduct, our comprehensive enterprise-wide risk management program, our commitment to transparent financial reporting and disclosures and our systems of internal checks and balances.

Corporate Governance— Integrity and Trust

At American Express, we seek to achieve strong results for our shareholders. We do this through a commitment to high standards of ethical behavior and integrity, sound governance and risk management practices, a strong ethos of customer service, and a commitment to giving back to the communities in which we work and operate.

You may view our Corporate Governance Principles, the charters of each of our board committees, and the codes of conduct for our employees and directors at http://ir.americanexpress.com. These documents provide the framework for our governance at the board level. Our directors understand that they serve you as shareholders in carrying out their responsibility to oversee the operation and strategic direction of our company. In order to do so effectively, they periodically review our corporate governance principles and practices to assure that they are appropriate and reflect high standards.

American Express Corporate Governance Framework

Board Independence	•	10 out of 13 of our current directors are independent.
	•	Our CEO is the only member of management who serves as a director.
Board Composition	•	Directors may not stand for reelection after age 72.
	•	Directors regularly review board performance, assess gaps in skills or experience on the board, and periodically bring on new directors to add a fresh perspective and assure continuity and adequate succession planning.
Board Committees	•	We have five board committees—Audit and Risk; Compensation and Benefits; Nominating and Governance; Public Responsibility; and Innovation and Technology.
	•	Our Audit and Risk, Compensation and Benefits, and Nominating and Governance Committees are composed entirely of independent directors.
	•	Chairs of our committees shape the agenda and information presented to their committees.
Independent Lead Director	•	Our independent directors annually elect an independent lead director.
	•	Our independent lead director chairs regularly scheduled executive sessions, at which directors can discuss matters without management present, including management performance, succession planning, board information needs, and board effectiveness.
Board Oversight of Risk and Strategy	•	Risk management is overseen by our Audit and Risk Committee. Key risks are reviewed by this committee and reported to the board.
	•	Our Compensation and Benefits Committee reviews compensation practices so that they do not encourage imprudent risk-taking.
	•	Our Public Responsibility Committee reviews political contributions activities.
	•	Our board directly oversees and advises management on development and execution of strategy, including through an in-depth review at an annual two-day strategy off-site.

Accountability	•	All directors are elected annually.
	•	In uncontested director elections, our directors are elected by a majority of votes cast.
	•	Each common share is entitled to one vote.
	•	Special meetings may be called by holders of 25% of our common shares, in accordance with our by-law procedures.
	•	We have regular outreach and engagement with shareholders, and all shareholders are able to raise concerns to our directors or to our corporate ombudsperson.
Director Stock Ownership	•	A personal holding of 20,000 shares is recommended for each director, to be acquired within five years of joining the board.
Succession Planning	•	CEO and management succession planning is one of the board’s highest priorities. Our board devotes significant attention to identifying and developing talented senior leaders.
Open Lines of Communication	•	Our board promotes open and frank discussions with senior management.
	•	Our directors have access to all members of management and other employees on a confidential basis and are authorized to hire outside consultants or experts at the company’s expense.

Corporate Governance Principles and Practices

Board Independence

Our governance principles provide that a substantial majority of our directors will meet the criteria for independence required by the New York Stock Exchange (NYSE). A director is considered independent if the board determines that he or she does not have a material relationship with the company. In making its annual independence determinations, the board considers transactions between each director nominee and the company. Our board has established guidelines to assist it in determining director independence. These guidelines can be found within the corporate governance principles on the “Corporate Governance” link at http://ir.americanexpress.com. They cover, among other things, employment and compensatory relationships, relationships with our auditors, customer and business relationships, and contributions to not-for-profit organizations.

Based on our guidelines, on February 23, 2012, the board determined that Mr. Akerson together with nine of the board’s 12 director nominees are independent: Ms. Burns and Messrs. Chernin, Leschly, Levin, McGinn, Miller, Reinemund, Walter, and Williams. The other director nominees, Ambassador Barshefsky, Mr. Chenault, and Mr. Leonsis, are not independent under these guidelines.

Our director independence guidelines provide that a material relationship with the company will be deemed to exist if a director is a partner of, or of counsel to, a law firm that performs substantial legal services to the company on a regular basis. Ambassador Barshefsky is a partner of the law firm of WilmerHale, which firm provided legal services to us in 2011 at customary rates. As discussed under Certain Relationships and Transactions on pages 79 to 80, Mr. Leonsis provides services to the company and is not independent.

Board Leadership

CHAIRMAN AND CEO ROLES

Our governance principles provide that ordinarily and in normal circumstances, the chief executive officer will also serve as chairman of our board. Our board believes that our combination of an independent lead director, with the unified chairman and chief executive officer role, serves the best interests of American Express at this time. By serving as both chairman and chief executive officer, Mr. Chenault has been able to draw on his knowledge of the daily operations of the company, industry, and competitive developments, and of the company’s relationships with customers, employees, and business partners to provide our board with leadership in setting its agenda and focusing its discussions. Mr. Chenault’s combined role has also ensured that we present our message and strategy to shareholders, employees, and customers with a unified voice.

INDEPENDENT LEAD DIRECTOR

The Nominating and Governance Committee reviews our board’s leadership structure. In February 2011, at the recommendation of the committee, the board established the position of independent lead director, replacing our past practice of rotating presiding directors. This position was put in place to supplement the leadership that had historically been provided by each of our board committee chairs. The committee believes that providing a clearly defined and significant independent lead director role, combined with having active, independent-minded, skilled, and committed directors, has provided a framework for effective board oversight.

Our lead director, currently Mr. Robert D. Walter, is an independent director elected annually by the independent directors upon the recommendation of the Nominating and Governance Committee.

EXECUTIVE SESSIONS

Executive sessions enable the board to discuss matters without management present, including management performance, succession planning, and board effectiveness. Our nonmanagement directors generally meet in executive session at each regularly scheduled board meeting, including at least one executive session of independent directors only. Any director may request additional executive sessions of nonmanagement or independent directors. Additional meetings of the independent directors may also be called at any time by the lead director. During 2011, our board held seven executive sessions of nonmanagement directors, one of which included independent directors only.

Duties and Powers

of Our Lead Director:

•   Preside at all meetings of the board at which the chairman is not present, including the executive sessions of the independent directors, and apprise the chairman of the issues considered and decisions reached.

•   Call additional meetings of independent directors.

•   Facilitate communication and serve as a liaison between the chairman and the independent directors.

•   Advise the chairman of the board’s informational needs and review and approve the types of information sent to the board and board meeting agendas.

•   Review and approve the schedule of board meetings to assure that there is sufficient time for discussion of all agenda items.

•   If requested by major shareholders, be available as appropriate for consultation and direct communication.

•   Perform such other duties as the independent directors may from time to time designate.

Accountability

MAJORITY VOTING FOR DIRECTORS

Our by-laws provide that directors will be elected by majority of “for” votes cast in a non-contested election (where the number of nominees is the same as the number of directors to be elected). If a director receives a greater number of votes “against” than votes “for” his or her election, the director is required to immediately submit his or her resignation to the board. Our board of directors, excluding such individual, will decide whether or not to accept such resignation and will promptly disclose and explain its decision in a Form 8-K filed with the Securities and Exchange Commission (SEC) within 90 days after the results of the election are certified.

In a contested election, the director nominees who receive the plurality of votes cast are elected as directors. Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than other nominees are elected to the board, regardless of whether they receive a majority of votes cast. An election is considered contested under our certificate of incorporation if there are more nominees than positions on the board to be filled at the meeting of shareholders as of the 14th day prior to the date on which we file our definitive proxy statement with the SEC.

For the election of directors at the 2012 annual meeting, because Mr. Peter Lindner has indicated that he intends to present himself as a nominee, there will be more nominees than the number of directors to be elected, and therefore, plurality voting will govern, as described on page 57.

CALLING OF SPECIAL SHAREHOLDER MEETINGS

Our by-laws allow holders of 25% or more of our common shares to call a special meeting of shareholders in accordance with specified procedures. Our board adopted this by-law amendment in 2011 in response to input from our shareholders.

Management Succession Planning

One of our board’s primary responsibilities is to ensure that we have the appropriate management talent to successfully pursue our strategies. Oversight of the management succession process is the responsibility of the Nominating and Governance Committee. Our board believes that the directors and the CEO should collaborate on succession planning and that the entire board should be involved in the critical aspects of the CEO succession planning process, including establishing selection criteria that reflect our business strategies, identifying and evaluating potential internal candidates, and making key management succession decisions.

Management succession is regularly discussed by the directors in board meetings and in executive sessions of the board. Our board annually conducts a detailed review of the company’s talent strategies, leadership pipeline, and succession plans for key executive positions. Directors become familiar with potential successors for key management positions through various means, including the comprehensive annual talent review, informal meetings, board dinners, and presentations to the board.

Open Lines of Communication

COMMUNICATING WITH DIRECTORS

You may communicate with our board or an individual director by letter, e-mail, or telephone, directed in care of the company’s Secretary, who will forward your communication to the intended recipients. If you wish to communicate a concern about our financial statements, accounting practices, or internal controls, the concern should be directed to the chair of the Audit and Risk Committee. If the concern relates to the company’s governance practices, business ethics, or corporate conduct, the concern should be directed to the chair of the Nominating and Governance Committee. Matters relating to executive compensation may be directed to the chair of the Compensation and Benefits Committee. If you are unsure of the category your concern relates to, you may communicate it to any one of the independent directors or to the lead director. The contact information for the company’s Secretary is on page 1.

Our “whistleblower” policy prohibits American Express or any of its employees from retaliating or taking any adverse action against anyone for raising a concern in good faith. If you nonetheless prefer to raise a shareholder concern to our board in a confidential or anonymous manner, the concern may be directed to the Office of the Ombudspersons at the company’s headquarters or by telephone to 1-800-297-1010. An ombudsperson will refer the concern to the chair of the Audit and Risk Committee, who will see that the matter is properly investigated.

DIRECTOR ACCESS

All of our directors have access to individual members of management and to other employees on a confidential basis. Directors are authorized to conduct independent investigations and to hire outside consultants or experts at the company’s expense. Directors also have access to company records and files, and directors may contact other directors without informing management of the purpose or even the fact of such contact.

Board Meetings and Board Committees

Director Attendance

ATTENDANCE AT BOARD MEETINGS

During 2011, our board met nine times. All directors attended 75% or more of the meetings of the board and board committees on which they served in 2011.

ATTENDANCE AT ANNUAL MEETINGS

In 2011, all of our directors were present at the Annual Meeting of Shareholders. Our board encourages all its members to attend the annual meetings but understands there may be situations that prevent such attendance.

Board Committee Membership

The following table lists our five board committees, the chairs of each committee, the directors who currently serve on them, and the number of Committee meetings held in 2011.

Membership on Board Committees

NAME	AUDIT AND RISK	COMPENSATION AND BENEFITS	INNOVATION AND TECHNOLOGY	NOMINATING AND GOVERNANCE	PUBLIC RESPONSIBILITY
Mr. Akerson	—			—
Amb. Barshefsky					C
Ms. Burns	—
Mr. Chenault
Mr. Chernin		—	—	—	—
Mr. Leonsis			C
Mr. Leschly		C			—
Mr. Levin	—				—
Mr. McGinn		—	—	—
Mr. Miller		—	—	—
Mr. Reinemund	—			—	—
Mr. Walter		—	—	C
Mr. Williams	C
2011 Meetings	14	12	4	4	3

C = Chair

— = Member

Board Committee Responsibilities

AUDIT AND RISK COMMITTEE

All members of the Audit and Risk Committee are independent directors as required by the listing standards of the NYSE and our governance principles. Our board has also determined that each of the members of the Audit and Risk Committee meets the requirements for being an “audit committee financial expert” as defined by SEC rules.

RESPONSIBILITIES: Assist the board in its oversight of the company’s financial statements and financial reporting processes, internal and external auditing, the integrity of the company’s systems of internal accounting and financial controls, and risk management. The Audit and Risk Committee meets regularly in executive session with management, including with our Chief Risk Officer with regard to the company’s risk management processes, controls, and capabilities; with our General Auditor with regard to significant operational matters, internal controls, and other control matters; with our General Counsel and Chief Compliance Officer with respect to significant legal, compliance, and regulatory matters; and also with the company’s independent registered public accounting firm.

The duties of the Audit and Risk Committee with respect to oversight of the company’s financial reporting process are described in the Report of the Audit and Risk Committee on page 13 under Report of the Audit and Risk Committee.

COMPENSATION AND BENEFITS COMMITTEE

All members of the Compensation and Benefits Committee are independent directors as required by the listing standards of the NYSE and our governance principles.

RESPONSIBILITIES: Oversight responsibility for the compensation of executive officers and designated key employees of the company, including the applicable compensation plans and arrangements, as well as the company’s employee benefit plans. As part of this oversight responsibility, among other duties, the committee is responsible for approving an overall compensation philosophy and strategy for the company and its executive officers, including the selection of performance measures aligned with the company’s business strategy, and for reviewing the company’s compensation practices so that they do not encourage imprudent risk taking.

The processes and procedures by which the Compensation and Benefits Committee considers and determines Named Executive Officer compensation are described in the Compensation Discussion and Analysis included in this proxy statement. The Compensation and Benefits Committee may delegate certain of its responsibilities to one or more Compensation and Benefits Committee members or to designated senior executives or committees in accordance with applicable laws, regulations, and plan requirements.

Compensation and Benefits Committee Interlocks and Insider Participation

The current members of the Compensation and Benefits Committee are Messrs. Chernin, Leschly, McGinn, Miller, and Walter. None of the current members is a former or current officer or employee of the company or any of its subsidiaries. None of the current members has any relationship required to be disclosed under this caption under the rules of the SEC.

INNOVATION AND TECHNOLOGY COMMITTEE

The Innovation and Technology Committee was established by the board in July 2010 to assist the board in its oversight of strategic innovation and technology.

RESPONSIBILITIES: Reviews and makes recommendations to the board on major strategies and plans developed by management relating to technological and commercial innovation, the innovation and technology acquisition process to assure ongoing business growth, and the measurement and tracking systems in place to achieve successful innovation.

NOMINATING AND GOVERNANCE COMMITTEE

All members of the Nominating and Governance Committee are independent directors as required by the listing standards of the NYSE and our governance principles.

RESPONSIBILITIES: Considers and recommends candidates for election to the board, advises the board on director compensation, oversees the annual performance evaluations of the board and board committees, advises the board on corporate governance and board leadership, administers the company’s Related Person Transaction Policy, and oversees the company’s management succession process.

PUBLIC RESPONSIBILITY COMMITTEE

The board established the Public Responsibility Committee in recognition of the importance of issues that affect the communities in which we work, or the public interest in general.

RESPONSIBILITIES: Reviews legislation and regulation affecting American Express, our philanthropic programs, our political action committee and corporate political contributions, our government relations activities, other policies affecting the communities in which we operate, and our environmental programs.

Political Contributions Activities

We communicate with policymakers on a range of public policy issues important to the company. In addition to our advocacy efforts, we participate in the political process through the American Express Political Action Committee (AXP PAC). Our AXP PAC does not contribute to presidential campaigns.

We maintain comprehensive compliance procedures to ensure that our activities are conducted in accordance with all relevant laws, and management regularly reports to the Public Responsibility Committee regarding its engagement in the public policy arena and its political contributions. Information regarding our company’s political activities, including annual U.S. political contributions, may be found at http://ir.americanexpress.com.

Risk Oversight

Board’s Role in Risk Oversight

The company uses its comprehensive enterprise-wide risk management (ERM) program to measure, aggregate, monitor, and manage risks. The ERM framework is designed to enable the Board of Directors and company management to assess the effectiveness of risk management capabilities, processes and controls. It also contributes to the risk-adjusted performance evaluation of its businesses and business leaders. The implementation and execution of the ERM program is headed by the company’s Chief Risk Officer.

The Audit and Risk Committee approves the company’s ERM policy, which defines risk management objectives, risk appetite, risk limits, and escalation triggers to the committee, and also approves the specific risk policies governing areas of risk that are most important to the company. Internal management committees, including the Enterprise-wide Risk Management Committee (ERMC), responsible for managing the credit risk, operational risk and reputational risk and chaired by the company’s Chief Risk Officer, and the Asset-Liability Committee (ALCO), responsible for managing the asset-liability risk, market risk and liquidity risk and chaired by the company’s Chief Financial Officer, oversee implementation of these policies across the company.

As part of its oversight, the Audit and Risk Committee periodically reviews with the Chief Risk Officer and other senior risk leaders risk profiles, risk trends and evolution of risk management capabilities of the company’s major business units. The Audit and Risk Committee receives updates on enterprise-wide operational risk management trends, events and capabilities, as well as on compliance, fraud, legal, information security, technology and privacy risks. The Audit and Risk Committee receives regular reports discussing emerging risks (including their likelihood and potential impact), key risk escalations, and compliance with policy-based risk limits.

The Compensation and Benefits Committee oversees the company’s executive compensation program, including the design of the program and whether it appropriately balances risk taking and incentives. The Compensation and Benefits Committee meets periodically with the Chief Risk Officer to ensure the company’s compensation practices are aligned with risk outcomes, taking into account both current and forward-looking performance. The Compensation and Benefits Committee uses the Chief Risk Officer’s assessment as part of its risk-balanced incentive compensation framework to decide on the company’s bonus pools and the compensation of the senior executives.

Both the Audit and Risk Committee and the Compensation and Benefits Committee, each of which is composed entirely of independent directors, report regularly to the Board of Directors with respect to the matters reviewed at the committee level. In addition to the risks under the purview of a particular committee, the Board of Directors monitors the “tone at the top” and culture of the company, oversees strategic risk, and reviews specific risks facing the company from time to time.

Report of the Audit and Risk Committee

The role of the Audit and Risk Committee is to assist the board in its oversight of the company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The company’s independent auditors are responsible for auditing the company’s financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit and Risk Committee has reviewed and discussed with management and the independent auditors the company’s audited financial statements. The Audit and Risk Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to communication with audit committees. In addition, the Audit and Risk Committee has received from the independent auditors the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, has discussed with the independent auditors their independence from the company and its management, and has considered whether the independent auditors’ provision of non-audit services to the company is compatible with maintaining the auditors’ independence.

The Audit and Risk Committee discussed with the company’s internal auditors and independent auditors the overall scope and plans for their respective audits. The internal auditors are responsible for preparing an annual audit plan and conducting internal audits under the control of the company’s General Auditor, who is accountable to the Audit and Risk Committee. The Audit and Risk Committee met with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. In addition, the Audit and Risk Committee met with the Chief Executive Officer and Chief Financial Officer of the company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the company’s financial statements and the effectiveness of the company’s systems of disclosure controls and procedures and internal control over financial reporting.

Based on the reviews and discussions referred to above, the Audit and Risk Committee recommended to the board of directors, and the board has approved, that the company’s audited financial statements be included in the company’s 2011 Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

AUDIT AND RISK COMMITTEE

Ronald A. Williams, Chairman

Daniel F. Akerson

Ursula M. Burns

Richard C. Levin

Steven S Reinemund

CORPORATE GOVERNANCE AT AMERICAN EXPRESS

Corporate Citizenship at American Express

Community

Promoting Sustainable Tourism

Giving back to the community is central to our culture. We have a rich legacy of contributing to our communities. Our first employee giving campaign dates back to 1885, when our employees raised funds to construct the pedestal for the newly arrived Statue of Liberty. We believe that serving our communities is not only integral to running a business successfully; it is part of our responsibility as citizens of the world. We strive to bring to life the American Express value of good corporate citizenship by supporting communities in ways that enhance our reputation with employees, customers, business partners, and other stakeholders. Today, we focus on three core community efforts:

•	Preserving and sustaining unique historic places for the future

•	Developing new leaders for tomorrow

•	Encouraging community service where our employees and customers live and work

As one of the world’s largest travel companies, we realize the importance of preserving cultural assets around the world and promoting sustainable tourism. Over the years, American Express has contributed millions of dollars to historic preservation-related projects and helped preserve more than 100 iconic sites around the globe including Sir Ernest Shackleton’s Exhibition Hut, Antarctica, the Palace of Fine Arts, Mexico City, the Temple of Hercules, Rome, and Dalhousie Square, Calcutta.

American Express has a long history of helping people in times of trouble. American Express and its employees have provided humanitarian relief to victims of numerous disasters—including wildfires, floods, earthquakes, tsunamis, and other natural and man-made disasters. In the last decade, American Express has provided assistance for over 50 disasters in 35 countries, including Japan, Haiti, and the Horn of Africa, by aiding leading disaster relief agencies such as the American Red Cross and International Red Cross and Red Crescent Societies, Doctors Without Borders, International Rescue Committee, Save the Children, and the United Nations World Food Program.

Environment

We recognize the importance of protecting the environment and helping to combat climate change. At American Express, we have established programs to increase the efficient use of energy and natural resources and for measuring, managing, and reducing the environmental impact of our global operations. Major goals and programs include:

•	Reducing our carbon footprint

•	Improving the energy efficiency of our office equipment, building equipment, and lighting systems

•	Increasing the use of renewable energy such as wind, biogas, biomass, and solar to generate electricity

•	Reducing paper usage by digitizing internal processes and increasing digital marketing and online account servicing for customers

•	Engaging employees to participate in our environmental responsibility programs

Learn More About Corporate Responsibility at American Express. You may visit our corporate website at http://about.americanexpress.com to learn how we, together with our cardmembers and stakeholders, are making a difference. (Information from this website is not incorporated by reference into this proxy statement.)

OWNERSHIP OF OUR COMMON SHARES

The table below shows how many American Express Company common shares certain individuals and entities beneficially owned on [February 1], 2012. These individuals and entities include: (1) owners of more than 5% of our outstanding common shares; (2) our current directors; (3) the executive officers named in the Summary Compensation Table on page 40; and (4) all current directors and executive officers as a group. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares, except as we describe below.

NAME	NUMBER OF SHARES OWNED(3)(4)		RIGHT TO ACQUIRE(5)	PERCENT OF CLASS(%)
Warren Buffett Berkshire Hathaway Inc. and subsidiaries 1440 Kiewit Plaza Omaha, NE 68131	151,610,700	(1)
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	66,253,860	(2)		5.7%
Daniel F. Akerson	85,541			*
Charlene Barshefsky	20,134			*
Ursula M. Burns	20,000			*
Kenneth I. Chenault(6)	1,069,181		4,488,073	*
Peter Chernin	24,400			*
Edward P. Gilligan	249,131		1,648,818	*
Daniel T. Henry	61,963		658,238	*
Theodore J. Leonsis	25,000			*
Jan Leschly	155,559		3,427	*
Richard C. Levin	2,000			*
Richard A. McGinn	18,412			*
Edward D. Miller	20,000			*
Steven S Reinemund	20,000			*
Daniel H. Schulman	119,245		41,652	*
Stephen J. Squeri	144,414		1,136,120	*
Robert D. Walter	230,300			*
Ronald A. Williams	27,500			*
All current directors and executive officers (27 individuals)(7)	3,156,233		14,149,897	1.49%

*Less than 1%.

(1)	Based on information contained in a report on Form 13F that Berkshire Hathaway Inc. (Berkshire) filed with the SEC, which contained information as of December 31, 2011. Of the shares listed in the table, National Indemnity Co. beneficially owned 120,255,879 shares. National Indemnity Co. is a subsidiary of Berkshire. Mr. Buffett, Berkshire, and certain subsidiaries of Berkshire share voting and investment power over these shares. Based on information provided to the company, Mr. Buffett owned 33.8% of the aggregate voting power of the outstanding shares of Berkshire’s Class A Common Stock and Class B Common Stock. As a result of this ownership position in Berkshire, Mr. Buffett may be considered the beneficial owner of the shares that Berkshire beneficially owns.

In 1995, we signed an agreement with Berkshire designed to ensure that Berkshire’s investment in our company will be passive. The agreement remains in effect as long as Berkshire owns 10% or more of our voting securities. Berkshire made similar commitments to the Board of Governors of the Federal Reserve System. Berkshire and its subsidiaries have also agreed to follow our board’s recommendations in voting company common shares they own as long as Mr. Chenault is our chief executive officer and Berkshire owns 5% or more of our voting securities. With certain exceptions, Berkshire and its subsidiaries may not sell company common shares to any person who owns more than 5% of our voting securities or who attempts to change the control of the company.

(2)	Based on information contained in a report on Schedule 13G that Capital World Investors filed with the SEC, which contained information as of December 31, 2011.

(3)	This column includes shares held in RSP accounts on [February 1], 2012, as follows:

NAME	NUMBER OF SHARES IN PLAN ACCOUNTS
K.I. Chenault	22,972
E.P. Gilligan	1,614
D.T. Henry	20
D.H. Schulman	0
S.J. Squeri	4,727
All current executive officers	70,578

(4)	Certain executive officers held restricted shares on [February 1], 2012, which we include in this column. Restricted stock units are not included in this table, since they are not beneficially owned under SEC rules. The executive may vote the restricted shares, but may not sell or transfer them during the restricted period. These restrictions lapse over a period of years ending in 2014. The individuals in the table held the following number of restricted shares:

NAME	NUMBER OF RESTRICTED SHARES
K.I. Chenault	0
E.P. Gilligan	117,919
D.T. Henry	0
D.H. Schulman	83,083
S.J. Squeri	35,264
All current executive officers	371,201

(5)	These are shares that the named individuals have the right to acquire within 60 days upon the exercise of stock options they hold.

(6)	Includes 361,535 shares that are beneficially owned by Mr. Chenault and serve as security for a credit facility that he may draw on from time to time. The current outstanding balance on that facility is zero. The remaining shares that Mr. Chenault beneficially owns are not part of this facility.

(7)	On [February 1], 2012, the current directors and executive officers beneficially owned 17,306,130 shares, or about 1.49% of our outstanding shares. No current director or executive officer beneficially owned more than 1% of our outstanding shares.

COMPENSATION OF DIRECTORS

The following table provides information on compensation of nonmanagement directors for 2011. We also reimburse directors for reasonable out-of-pocket expenses attendant to their board membership.

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)(3)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)
Mr. Akerson	$115,000	$150,000	$0	$24,128	$18,852	$307,980
Amb. Barshefsky	$100,000	$150,000	$0	$0	$29,238	$279,238
Ms. Burns	$110,000	$150,000	$0	$0	$66,989	$326,989
Mr. Chernin	$100,000	$150,000	$0	$0	$13,892	$263,892
Mr. Leschly	$115,000	$150,000	$0	$0	$18,852	$283,852
Mr. Levin	$110,000	$150,000	$0	$0	$11,225	$271,225
Mr. Leonsis(6)	$90,000	$150,000	$0	$0	$1,001,400	$1,241,400
Mr. McGinn	$100,000	$150,000	$0	$0	$18,852	$268,852
Mr. Miller	$100,000	$150,000	$0	$0	$54,412	$304,412
Mr. Reinemund	$110,000	$150,000	$0	$0	$11,225	$271,225
Mr. Walter	$115,000	$150,000	$0	$0	$57,635	$322,635
Mr. Williams	$130,000	$150,000	$0	$0	$19,438	$299,438

(1)	Annual Retainers. For service in 2011, we paid nonmanagement directors an annual retainer of $90,000 for board service and an additional annual retainer of $20,000 to members of the Audit and Risk Committee and $10,000 to members of the Compensation and Benefits Committee, including the chairs. We also paid an annual retainer to the chair of each of the board committees as follows: Audit and Risk $20,000; Compensation and Benefits $15,000; Nominating and Governance $10,000; and Public Responsibility $10,000. We pay no fees for attending meetings, but the annual retainer for board service of $90,000 is reduced by $20,000 if a director does not attend at least 75% of our board meetings and meetings of any committee on which he or she serves. All the nonmanagement directors, except for Messrs. McGinn and Reinemund, deferred all or a portion of their 2011 retainers into a cash account, a share equivalent unit account, or both, under the deferred compensation plan described below in note 2.

(2)	Share Equivalent Unit Plan. To align our nonmanagement directors’ annual compensation with shareholder interests, each nonmanagement director is credited with common share equivalent units (SEUs) having a value of $150,000 upon election or reelection at each annual meeting of shareholders. Each SEU reflects the value of one common share. Directors receive additional SEUs as dividend equivalents on the units in their accounts. SEUs do not carry voting rights and must be held until a director ends his or her service. At that time, each SEU is payable in cash equal to the then value of one common share. The SEUs do not count toward our share ownership guidelines for directors.

On May 2, 2011, the date of last year’s annual meeting, each nonmanagement director was credited with 3,024 SEUs, based on the price of company common shares on such date. We report in this column the aggregate grant date fair value of these SEUs in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation.

As of December 31, 2011, the SEU balance in each director’s account was: Mr. Akerson 27,882; Ambassador Barshefsky 42,445; Ms. Burns 43,706; Mr. Chernin 20,928; Mr. Leschly 27,882; Mr. Leonsis 4,005; Mr. Levin 17,189; Mr. McGinn 27,882; Mr. Miller 44,112; Mr. Reinemund 17,189; Mr. Walter 36,131; and Mr. Williams 30,474. These amounts represent the aggregate number of SEUs granted under the Share Equivalent Unit Plan for all years of service as a director, additional units credited as a result of the reinvestment of dividend equivalents, and, for directors who participated in the SEU option under our deferred compensation plan for directors, retainer amounts deferred into their SEU account and dividend equivalents thereon.

Deferred Compensation Plan for Directors. Nonmanagement directors may defer the receipt of up to 100% of their annual cash retainer fees into either: (i) a cash account in which amounts deferred will be credited at the rate of 120% of the applicable federal long-term rate for December of the prior year, and/or (ii) their SEU account. Under either alternative, directors will receive cash payments and will not receive shares upon payout of their deferrals.

(3)	Option Awards. We have not granted stock options to directors since April 2002. In April 2002 and in prior years, we made stock option grants to each nonmanagement director on the date of the annual shareholders’ meeting. As of December 31, 2011, Mr. Leschly had 3,427 vested outstanding options.

(4)	Retirement Benefits. We offer no retirement benefits to nonmanagement directors who began their board service after March 31, 1996. We pay a retirement benefit to nonmanagement directors who began their board service on or before March 31, 1996, have served on our board for at least five years, and have never been an employee. The retirement benefit consists of a payment of $30,000 per year for each year a director served on the board. Payments cease after a director’s death. Mr. Akerson is not standing for reelection, and will be eligible to receive retirement benefits in the future. Included in this column is the change in actuarial present value from 2010 to 2011 of the accumulated benefit for Mr. Akerson in the amount of $24,128.

(5)	Insurance. We provide our nonmanagement directors who were directors for the full fiscal year with group term life insurance coverage of $50,000. The group life insurance policy is provided to the directors on a basis generally available to all company employees. This column includes the premium paid for such coverage.

Dividend Equivalents. Dividend equivalents are reinvested in additional units for all directors based upon total SEUs held at the time of company quarterly dividend payment dates. This column includes the fair market value of the dividend equivalents received by the directors during 2011 in these amounts: Mr. Akerson $18,803; Ambassador Barshefsky $29,190; Ms. Burns $29,056; Mr. Chernin $13,843; Mr. Leonsis $1,351; Mr. Leschly $18,803; Mr. Levin $11,177; Mr. McGinn $18,803; Mr. Miller $29,439; Mr. Reinemund $11,177; Mr. Walter $24,686; and Mr. Williams $19,390.

Directors’ Charitable Award Program. We maintain a Directors’ Charitable Award Program for directors elected prior to July 1, 2004. To fund this program we purchased joint life insurance on the lives of participating directors, including Mr. Chenault. The death benefit of $500,000 funds a donation to a charitable organization that the director recommends. In 2011, the company paid premiums for policies as follows: Ms. Burns, $37,884; Mr. Miller, $24,925; Mr. Walter, $32,900.

Matching Gift Program. Directors are eligible to participate in the company’s Matching Gift Program on the same basis as company employees. Under this program, the American Express Foundation matches gifts to approved charitable organizations up to $8,000 per calendar year.

(6)	Consulting Agreement. As described on page 80, in July 2010 the board elected Mr. Leonsis to our board and at the same time asked him to devote significant time beyond that spent as a director to advise the company in the areas of digital, online, and mobile payments; strategic initiatives; technology development; and potential transactions. Mr. Leonsis provides these services to us under a consulting services agreement. Amounts in this column include consulting fees in the amount of $1,000,000 earned by Mr. Leonsis in 2011.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Our executive compensation program is designed to reward our leadership team for delivering results and building sustainable value for shareholders. We believe our program’s performance measures align the interests of our shareholders and senior executives by tying pay outcomes to our short-, medium-, and long-term performance. Despite a challenging economic environment, we delivered strong performance in 2011, which was reflected in our share price and in our compensation outcomes.

Last year, in response to shareholder input, we made a number of enhancements to our compensation program. This year, we are using substantially the same framework.

2011 Performance

In 2011, we generated strong growth, launched innovative products and services and delivered positive shareholder returns. Growth in cards-in-force brought our total close to 100 million, with customer spending at record levels online and offline through our expanding merchant network and new payment alternatives. Millions of new customers joined our franchise across the globe. We provided our customers with industry-leading benefits, rewards and service. Through the strength of our business model and our executive leadership team we again outperformed most card-issuing businesses of our major competitors in billed business growth, credit performance, and customer satisfaction.

On-Average, Over-Time Financial Targets

Fundamental to the way we measure success is our progress compared to our publicly stated “on-average, over-time” financial targets for the medium to long term:

•   Revenue growth: at least 8%

•   EPS growth: 12–15%

•   ROE: 25% or more

We exceeded our 2010 performance and our on-average, over-time financial targets, and we met or exceeded our targets for other key metrics, as shown below. These results were reviewed by the Compensation and Benefits Committee (Compensation Committee) to make compensation decisions.

2011 Results

Revenues is defined as Total Revenues net of Interest Expense; EPS is Earnings per Common Share from Continuing Operations Diluted, determined as net income from continuing operations attributable to common shareholders divided by diluted weighted-average shares (diluted weighted-average shares include weighted-average shares outstanding plus the dilutive effect of share-based compensation); Return on Average Equity (ROE) is calculated by dividing (i) one-year period net income by (ii) one-year average total shareholders’ equity.

In 2011, we also introduced a series of digital payments “firsts” in mobile, location-based commerce. We continued to evolve Membership Rewards as a virtual currency, enhanced our online servicing capabilities, and expanded e-commerce options in our Global Corporate Payments business. In its second year, our Enterprise Growth Group made progress in developing alternative payment methods and helping us reach new customers. For example, we launched SERVE, our new digital payments and commerce platform, and signed 15 partners to embed SERVE into their offerings to customers. We entered into a joint venture with Vente-Privee and successfully launched our co-branded e-commerce site. Additionally, we launched new payment products to access new customer and market segments. For example, we introduced new prepaid cards in the United States and overseas, including the industry’s first reloadable prepaid card with no purchase or maintenance fees.

Our board of directors credits Mr. Chenault, our Chairman and CEO of ten years, and his management team for achieving industry-leading growth and strong performance in challenging times. Over the past two years, we have delivered top-line and bottom-line growth, gained share in the market, and leveraged our business model to maintain our competitive edge.

At the same time, the leadership team is building a culture of innovation—in both our core and emerging businesses. The team has developed and executed against a strategy that addresses digital and social trends in the industry to position the company for future success in a rapidly changing environment.

Our Total Shareholder Return

Our financial and strategic performance in 2011 was reflected in our total return to shareholders, which outperformed the market indices. Our 2011 total shareholder return was 12% while the U.S. broad market was slightly positive at 2% and the financial services sector was at negative 17%.

Total Shareholder Return (TSR) is the total return on common shares over a specified period, expressed as a percentage (calculated based on the change in stock price over the relevant measurement period and assuming reinvestment of dividends).

CEO Pay At-A-Glance

The Compensation Committee determined that the appropriate Total Direct Compensation (TDC) for Mr. Chenault for 2011 performance was $24 million, an increase of 17% over last year. The Committee considered our performance to be strong from various perspectives—financial, customer, employee, strategic, and shareholder-value creation. This increase was reflected in the restricted stock unit (RSU) portion of Mr. Chenault’s Annual Incentive Award (AIA). A significant portion (83%) of his total pay is deferred (some until one year after retirement) and subject to future company performance. Further details are provided on page 33. The chart below shows the components of TDC awarded to our CEO for 2011 performance, as compared to the prior year.

CEO Total Direct Compensation ($ mils)

Our Pay and Performance Alignment

Our performance assessment framework and pay program are designed to link pay and performance.

•

Program Design: Over 85% of the compensation delivered to our CEO and other Named Executive Officers (NEOs) is variable, which directly ties their pay to our company’s performance, including financial results, strategic initiatives, and stock performance.

•

Performance Assessment: Our Compensation Committee uses a comprehensive and well-defined process to assess performance, which encompasses an assessment of financial results relative to our goals and to our competitors, progress against our strategic and transformational initiatives, and risk/control and compliance standards.

RECENT PROGRAM ENHANCEMENTS

The link between pay and performance was strengthened in recent years with a number of program changes. We made these changes in response to input from shareholders, the Compensation Committee’s independent consultant, and regulators. For example, we added performance vesting to our annual restricted stock unit grants and a clawback feature to the cash bonus paid to the CEO, and we eliminated a number of perquisites. We seek feedback from our constituents and incorporate guidance from regulators into our program design.

Snapshot: How Compensation is Delivered to Our CEO and NEOs

COMPONENT		ROLE	COMMENTS
Base Salary	8–13% of pay	To provide competitive fixed pay based on responsibilities, skills, and experience.	Reviewed periodically in light of market practices and changes in responsibilities.
Annual Incentive Award (AIA)	36–44% of pay	To reward achievement of shareholder, customer, and employee objectives, including strategic initiatives, risk goals, and individual leadership.

Based on objective performance metrics, but also allows the Compensation Committee to use judgment in considering quantitative and qualitative performance.

AIA and Portfolio Grant payouts to the CEO are partially in cash and partially in RSUs that vest one year from the grant date. A significant portion of the net shares received upon vesting must be held until one year after the CEO retires.

Portfolio Grants and LTIA RSUs awarded in 2011 and 2012 have three-year performance periods.

One-half of the number of LTIA equity shares (RSUs) granted to NEOs for 2011 performance are stock options and one-half are performance-vested RSUs.

Long-Term Incentive Awards (LTIA)	43–56% of pay

To reward performance that drives total shareholder value:

•Portfolio Grants, performance-vested cash awards whose value is based on achievement of financial and strategic goals, and relative stock performance.

•Stock Options, equity awards whose value is based on stock performance.

•Restricted Stock Units (RSUs), performance-vested equity awards whose value is based on achievement of Return on Average Equity (ROE) targets and on stock performance.

The pay mix percentages above are based on year-end 2011 pay decisions by the Compensation Committee.

Other key features of our executive compensation program include:

•	Stock ownership and holding requirements: We have robust stock ownership requirements, including the retention of a portion of shares for one year after stock option exercises and RSU vesting.

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Clawback policy: In addition to our clawback policy that applies to all NEOs, the CEO’s cash AIA is subject to clawback at the discretion of the Compensation Committee if the company does not achieve acceptable performance in the following year.

•

Other practices: Our program does not include employment contracts. In addition, we have reduced perquisites to our executive officers, and last year we eliminated excise tax reimbursements, gross-ups and single trigger change-in-control payments/vesting for awards granted after December 31, 2010.

2011 PERFORMANCE REVIEW

Our Performance Assessment Framework

Our Compensation Committee has established a framework to guide how company performance is evaluated and how CEO compensation decisions are made. Through this framework, the Compensation Committee evaluates our CEO’s performance based on achievement of goals and strategic and transformational initiatives, performance relative to our competitors and financial markets, and a risk/control and compliance assessment. The framework uses both qualitative and quantitative factors and is designed to provide a broad and balanced view of performance.

Our Service Profit Chain

We review performance in the context of our Service Profit Chain: engaged employees delivering superior customer service leads to satisfied customers, which in turn produces superior financial results for shareholders. Our goals focus on these three key constituencies: shareholders, customers, and employees.

Performance Assessment Framework

The following discussion provides a summary of the Compensation Committee’s assessment of the company’s 2011 results using the above framework.

Performance Assessment Against Goals

As indicated on page 19, our 2011 financial outcomes were strong. Our annual goals can vary from our “on-average, over-time” financial targets based on a range of factors, such as the economic environment, external market conditions, and our growth strategy. We exceeded our targets, including our 8% revenue and 12–15% EPS “on-average, over-time” growth targets. We also delivered 27.7% ROE, achieved record billings, and met or exceeded business goals established early in the year.

In addition, our operational and strategic performance was positive when measured against our priorities to drive growth, drive efficiency, and deliver superior service.

DRIVE GROWTH

We continued to generate short-term financial growth while investing for our future financial success. We identified five key growth initiatives (see sidebar), and in 2011 we made tangible progress in all five.

Five Key Growth Initiatives

We are focused on the following key business areas to generate growth in the medium- to long-term:

1   Increase our share of online spending and improve our customers’ digital experience

2   Deliver greater value to merchants

3   Accelerate growth outside the United States

4   Make significant progress within Enterprise Growth

5   Broaden our customer base

Highlights include:

•	New cards acquired in 2011 across our proprietary products grew by 6% and are expected to generate 21% more in first year spend when compared to cards acquired in 2010.

•	New merchant locations acquired in 2011 increased by 5% from 2010, with over one million merchant locations added to our global network.

•	International Business Operations (IBO) pre-tax income was $1.6 billion, up 38% over the 2010 IBO pre-tax income of $1.2 billion.*

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We conservatively estimate that online billings were over $130 billion in 2011, approximately a 22% increase from last year. We advanced our digital efforts with a range of innovative programs with major digital leaders such as Facebook and foursquare.

•

We had significant accomplishments in our new Enterprise Growth Group, including the successful launches of our SERVE digital payments and commerce platform and the American Express Prepaid Card, and the signing of 15 partners for SERVE. In addition, we launched Vente-Privee, an online private e-commerce site, as well as other digital initiatives, and new global prepaid products. These new products and services help us to expand our customer demographic base.

*IBO pre-tax income represents the sum of pre-tax income from continuing operations for the Europe, Middle East and Africa (EMEA) region, the Japan, Asia Pacific and Australia (JAPA) region and the Latin America, Caribbean and Canada (LACC) region set forth in the Geographic Operations note to the company’s consolidated financial statements.

DRIVE EFFICIENCY

We made significant investments to build business while managing our underlying operating expenses. As planned, we significantly reduced the growth rate of operating expenses in the latter part of the year. We continued to focus on controlling expenses by driving efficiency and reducing costs, while still investing to fuel growth.

J.D. Power and Associates Award

American Express was the proud winner of its fifth consecutive J.D. Power and Associates award for highest customer satisfaction among credit card companies in the United States.

DELIVER SUPERIOR SERVICE

We saw a meaningful increase in our key global customer satisfaction measure, “Recommend to a Friend,” which reached an all-time high in the United States and was 28% higher than in 2009. We earned the J.D. Power and Associates award for highest customer satisfaction among credit card companies in the United States for the fifth year in a row. Attrition rates for our consumer, small business, and global network services businesses improved by one percentage point or more.

OUR EMPLOYEE FOCUS

American Express continued to be recognized as an employer of choice on a global basis as evidenced by multiple external recognitions, including Working Mother 100 Best Companies, DiversityInc Top 50, Fortune’s 100 Best Companies to Work For, Best Employers for Healthy Lifestyles, and various Employer of Choice awards in Mexico, India, and the United Kingdom. On the two key employee measures that correlate to business performance, engagement and loyalty, we performed 12 to 15 points better than best-in-class benchmarks.

External Screen Assessment

We continued to generate strong relative performance against our major competitors—financially and in our share of the market.

•	Worldwide Billed Business—Our 2011 $822 billion in billings represented 15% growth and was more than twice the level of our nearest card-issuing competitor.

•	Net Write-Off Rate—At 2.3% in the fourth quarter of 2011, we led our large issuing competitors with a rate that was about 90 basis points better than our nearest competitor.

•	Share of U.S. Purchase Volume—Our share of volume grew from 25.4% in 2010 to 26.2% (based on the available information through the third quarter of 2011), following a 1.6% gain last year.

From a financial performance perspective, our EPS growth and ROE were above the median of our Company Sample (see page 27), based on the most recently available data, and our one-year TSR of 12% was at the 80th percentile of this group. Our 1- and 3-year TSR outperformed both the S&P 500 and S&P Financial indices.

Risk/Control and Compliance Assessment

Our Chief Risk Officer, Chief Operational Risk Officer, Chief Compliance Officer, and General Auditor assign a risk/ control and compliance rating to the company overall and to each individual business unit and staff group, based on their assessment of risk outcomes, performance against control and compliance goals, and risk governance. The results of this assessment are reflected in the incentive award pools available to the entire company or to specific business units or staff groups and can affect the compensation decisions of business leaders.

The CEO’s compensation reflects the risk/control and compliance rating for the company overall. Application of this screen did not result in any adjustment to the overall company performance assessment.

Summing It Up: 2011 Performance

The year 2011 was a year of growth, progress, and positive total shareholder return. Despite a challenging economic environment, we generated strong financial outcomes, made good progress against our strategic and transformational goals, and generated excellent results as compared to the card-issuing businesses of our major competitors.

EXECUTIVE COMPENSATION PROGRAM STRUCTURE

Overview of Philosophy, Design and Provisions

Our pay program is designed to recognize and reward outstanding achievement and to attract, retain, and engage our leaders in a competitive environment. We seek input from our investors as we want our program to be aligned with shareholder interests.

OUR PAY PHILOSOPHY

Following is an overview of key aspects of our pay philosophy.

Overall Objectives

Motivate our executives to:

•      Achieve day-to-day operational excellence

•     Meet short-term financial goals and strategic milestones

•      Deliver on our longer-term business strategies, so we can continue to build shareholder value

Discourage imprudent risk taking consistent with our business model, strategies and regulatory guidance

Pay Mix Principles

Provide competitive opportunities for pay commensurate with job scope, required competencies, and performance by:

•     Using a mix of some fixed and mostly variable pay components with different time horizons and payout forms (cash and stock) to reward annual and sustained performance over the longer term

•      Requiring executive officers to have significant outright ownership of company shares

Pay for Performance

Provide a strong link between pay and performance by:

•      Reviewing performance from both a financial and a strategic perspective, with a range of performance measures tied to financial performance and our strategic initiatives, including risk/control and compliance measures

•      Encouraging balanced performance and discouraging imprudent risk taking by avoiding too much emphasis on any one metric or short-term performance

•      Using judgment and discretion when making pay decisions to avoid relying solely on rigid formulaic designs, taking into account both what was accomplished (Goal rating) and how it was accomplished (Leadership rating)

SHAREHOLDER FEEDBACK/CONSIDERATION OF 2011 ADVISORY VOTE ON EXECUTIVE COMPENSATION

We have received a substantial amount of shareholder feedback about executive compensation through our Say on Pay votes for the past three years. We also meet with our shareholders on an ongoing basis to discuss executive compensation generally and with respect to our company. The board welcomes this engagement.

This feedback influenced a number of changes to our executive compensation program last year. For example, we added performance vesting to our annual restricted stock unit grant. In our conversations since last year’s annual meeting, shareholders generally expressed the view that these changes were welcome improvements. As a result of these discussions and the support demonstrated by shareholders in last year’s Say on Pay vote outcome, the Compensation Committee did not make significant changes to our executive compensation program for performance year 2011. However, the Compensation Committee will continue to consider the outcome of future Say on Pay votes and other shareholder input in making future decisions regarding executive compensation.

ASSESSING COMPETITIVE PRACTICE

Our pay program is designed to reward achievement of goals and to attract, retain, and motivate our leaders in an increasingly competitive talent market. The Compensation Committee examines pay data for a group of 20 companies (our Company Sample) to stay current with market pay practices and trends, and to understand the competitiveness of our total compensation and its various elements. It is important to note that we use this data for informational purposes. We do not target a specific percentile or make significant pay decisions based on market data alone, which avoids a “ratcheting up” impact. Further, we currently find this data, and market data in general, less reliable since it is subject to significant change from one year to the next—particularly for those companies in the financial services industry. As a result, we use performance as a primary driver of pay levels, as opposed to market data.

Nonetheless, the pay practices of the companies listed below are reviewed by the Compensation Committee periodically. The sample has not changed since 2009. It consists of prominent S&P 500 companies that generally match at least three of five screening criteria: similar size (based on revenue), strong brand and reputation, similar business model, substantial international presence, and competitor for talent.

• 3M	• Colgate-Palmolive	• Johnson & Johnson	• Procter & Gamble

• Bank of America	• FedEx	• JPMorgan Chase	• State Street

• Bank of New York-Mellon	• General Electric	• Marriott	• US Bancorp

• Capital One Financial	• Hewlett-Packard	• MasterCard	• Visa

• Coca-Cola	• IBM	• PepsiCo	• Wells Fargo

PAY MIX FOCUSES ON VARIABLE PAY

The charts below show that most of our NEOs’ pay is variable (87%–92%). The proportions of each pay element shown below for the performance year 2011 may change in the future based on market or performance considerations.

Overview of Year-End 2011 Total Direct Compensation

Incentive Type	Pay Element	What It Does	How It’s Set/Links to Performance
FIXED	Base Salary	• Provides competitive fixed pay • Balances risk-taking concerns with pay for performance	• Job scope and experience, market pay
VARIABLE	Annual Incentive Award	• Provides a competitive annual incentive opportunity • Aligns with individual business unit and company performance

•      Annual Service Profit Chain goals (shareholder, customer, employee), including EPS, revenue, and billed business growth, and ROE

•      Strategic and transformational goals

•      Relative performance review

•      Risk/control and compliance goals

•      Individual leadership assessment

•      Based on objective performance metrics, but also allows the Compensation Committee to use judgment in considering quantitative and qualitative performance factors

	Cash Portfolio Grant Award	• Provides cash incentive, earned based on achievement of performance metrics • Metrics cover 3-year performance period (2012–2014)	• Payout range is 0–125% • Financial metrics (e.g., EPS) • Stock performance (e.g., TSR relative to S&P 500 index) • Strategic milestones
	Performance Restricted Stock Unit Award	• Aligns with share price • Vests based on publicly- disclosed “on-average, over-time” ROE target

•      Payout range is 0–125%

•      3-year average ROE payout (2012–14)

30% = Maximum (125%)

28% = Above Target (105%)

25% = Target (100%)

22% = Below Target (95%)

20% = Below Target (75%)

10% = Below Target (25%)

  5% = Threshold (0%)

	Stock Option Award	• Aligns with share price growth	• 10-year term • 4-year ratable vesting

COMPENSATION DISCUSSION AND ANALYSIS

We also provide limited perquisites to support our objective to attract and retain talent for key positions, as well as to address security concerns. We provide a flexible cash perquisite allowance of $35,000, which executives can use for items such as financial and tax planning, and life and disability insurance. We have eliminated several perquisites over the last few years in response to evolving market practices.

Performance Measures and Time Horizons

We use a combination of measures and time horizons to foster and reward performance:

•	Profitability and growth (measured by growth in EPS, ROE, revenue, and billed business)

•	Shareholder value creation (measured by relative TSR and stock price)

•	Market share and sustainable competitive advantage (attainment of strategic milestones)

The following chart summarizes the relevant performance measures and time frames used to assess our variable pay elements. It also shows that when certain metrics are used in more than one incentive vehicle, they are set and measured over different time frames (i.e., 1, 3, or 10 years). Therefore, there is limited duplication of metrics with the same time horizon.

How We Discourage Imprudent Risk Taking

Our executive compensation program is structured to provide a balance of cash and stock; annual, medium-term and long-term incentives; and financial, strategic, and stock performance measured over various time periods. It is designed to encourage the proper level of risk taking consistent with our business model and strategies. Our business and risk profile is different from other financial services firms; for example, we do not trade securities, derivatives, mortgages, or other financial instruments.

Our executive compensation program is designed to be consistent with the Federal Reserve Board’s principles for safety and soundness.

•

Our Chief Risk Officer meets with and certifies to our Compensation Committee that performance goals are not likely to encourage imprudent risk taking and that actual results were achieved without taking imprudent risks.

•	We assess return on economic capital, credit risk performance, control and compliance results, and risk management governance measures as part of our annual assessment of performance.

COMPENSATION DISCUSSION AND ANALYSIS

•

We risk-adjust company and business unit annual incentive funding levels as well as individual award decisions, including through our Chief Risk Officer’s annual assessment of risk outcomes and forward-looking risk measures.

•

We assess performance against a cross-section of key metrics over multiple time frames, to discourage undue focus on short-term results or any one metric, and to reinforce risk-balancing in performance measurement.

•	Our Compensation Committee applies judgment in making incentive compensation decisions.

Additionally, the following policies further discourage imprudent risk taking:

•	We require that 50% of the net shares received by senior executives after vesting of restricted share unit awards or upon exercise of stock options must be held for at least one year.

•

We have a robust stock ownership requirement of 500,000 shares for our CEO. Other NEOs have ownership requirements ranging from 37,500 to 75,000 shares. These requirements are bolstered by our policy against hedging.

•

Our clawback policies, including the requirement that our CEO’s cash AIA is subject to clawback at the discretion of the Compensation Committee if the company does not achieve acceptable performance the next year.

•	Starting with compensation decisions made in January 2012, we extended performance-based vesting of restricted share unit awards to approximately 150 senior level employees.

COMPENSATION GOVERNANCE, PROCESS, AND DECISIONS

The Decision Makers

The Compensation Committee, composed solely of independent directors, is responsible for our executive officer compensation decisions. The Compensation Committee works very closely with its independent consultant, Frederic W. Cook & Co., Inc. (Cook), and management to examine pay and performance matters throughout the year. The Compensation Committee held 12 meetings over the course of 2011, most of which ended with executive sessions without management present. The Compensation Committee’s charter may be accessed through the “Corporate Governance” link found on our website at http://ir.americanexpress.com.

Making Decisions

The Compensation Committee uses the performance assessment framework, described above (see page 23), as the basis for pay decisions for the CEO. For both the CEO and the other NEOs, the Compensation Committee conducts an in-depth review of performance and then applies its judgment to make compensation decisions, rather than relying solely on formulaic results to calculate incentive award payouts. The Compensation Committee believes this process is an effective way to assess the quality of the performance and leadership demonstrated by the CEO and his senior management team.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee’s Process

Each year, the Compensation Committee:

•	Reviews and approves the metrics and goals in the company’s performance assessment framework and the CEO’s and NEOs’ performance objectives early in the year

•	Reviews corporate performance in the third and fourth quarters, and progress against the CEO’s and NEOs’ objectives and incentive plan goals

In the following January, the Compensation Committee:

•

Discusses full-year financial and strategic performance at length, seeking to understand what was accomplished relative to established objectives, how it was accomplished, the quality of financial results, and the company’s strategic positioning for future competitive advantage

•	Meets with the Chief Financial Officer and the Chief Risk Officer to discuss results

•	Evaluates the CEO’s and other NEOs’ performance in light of these discussions

•	Determines TDC amounts for the CEO and each of the other NEOs, starting with the prior year’s compensation, which is adjusted based on:

–	Performance assessments (described in the next section)

–	Market considerations

–	Input from the Compensation Committee’s independent compensation consultant, Cook

–	For the other NEOs: the CEO’s recommendations, succession planning, and retention considerations

The Compensation Committee does not specify caps on individual components to allow flexibility to provide appropriate levels of cash and equity as well as short- and long-term incentives in light of individual circumstances. The Portfolio Grant and Performance RSU programs cap the payout at 125% of the target opportunity.

•	Determines the amount of each TDC pay component based on:

–	Company pay mix guidelines

–	Individual performance

–	Market considerations

•	Reviews and approves the payouts for each Portfolio Grant award with a performance period completed at the end of the prior year

•	Approves any design changes to the executive compensation program for the coming year

COMPENSATION DISCUSSION AND ANALYSIS

Assessing NEOs

To assess performance for the year just ended, the Compensation Committee evaluates two key factors for each NEO:

Performance Against Goals	Leadership Assessment

The Goal Assessment is based on the overall performance of the company and the business units or staff groups for which an NEO is responsible. Specifically, the Goal rating assesses results against our Service Profit Chain goals with the following weightings:

•    Shareholder-related goals: 50% weighting

•    Customer-related goals: 25% weighting

•    Employee-related goals: 25% weighting

Each NEO’s Leadership Assessment is based on individual performance and includes feedback from peers and direct reports, as appropriate, with regard to key leadership attributes.

The performance assessment takes into account the Goal rating and the Leadership rating to consider both what was accomplished and how it was accomplished. Performance assessments are graded on a three-point scale to differentiate performance and pay. The performance objectives are set by the Compensation Committee early each year, based on recommendations of the CEO and inputs from each of our General Auditor, Chief Risk Officer, and Chief Compliance Officer. At the end of the year, the CEO reviews the following items for each of the other NEOs with the Compensation Committee:

•	Goal and Leadership ratings

•	Risk/control and compliance assessment results

•	Key strengths and development actions

Compensation Committee’s Independent Compensation Consultant

The Compensation Committee engaged Cook as its independent compensation consultant and considered advice and information from the firm in determining the compensation for the CEO and the other NEOs. Cook attended most of the Compensation Committee meetings in 2011. In prior years, Cook periodically provided information to the Nominating and Governance Committee of the board with respect to director compensation. Under its terms of engagement, Cook does not provide any other services to the company. The company incurred $403,645 in fees from Cook for services performed for the Compensation Committee during 2011, and no other services were provided to the company.

2011 TOTAL DIRECT COMPENSATION (TDC) DECISIONS

K.I. Chenault, Chairman and CEO

The Compensation Committee determined Mr. Chenault’s TDC to be $24 million, a 17% increase over 2010 based on the company’s strong performance in 2011 from various perspectives, including financial, operational, strategic, relative to competitors, and shareholder value creation. This increase is reflected in the RSU portion of Mr. Chenault’s Annual Incentive Award; the amounts of all other components of his pay were the same as last year.

Note Regarding 2011 TDC Decisions

It is important to recognize that the way the Compensation Committee presents TDC in the tables that follow is different from the SEC-required disclosure in the Summary Compensation Table and is not a substitute for the information in that table (shown on page 40). Rather, it is intended to show how the Compensation Committee linked NEOs’ TDC and its components to the company’s 2011 performance results.

Year-End Decisions ($mils)
CEO Total Direct Compensation (January 2012)	January 2012	January 2011
Base Salary	$2.0	$2.0
• The Compensation Committee kept Mr. Chenault’s salary at $2 million.
Annual Incentive Award (AIA)	$2.0 Cash	$2.0 Cash
• The Compensation Committee awarded Mr. Chenault $8.625 million.	$6.625 RSUs	$3.125 RSUs
• $2 million (23%) of this amount was paid in cash (the same as last year), and the remainder was issued in Restricted Stock Units (RSUs).	$8.625 Total	$5.125 Total

• RSUs vest one year from grant. One-half are payable in shares and one-half in cash. 100% of the net shares must be held until one year after retirement.

•      The cash portion of the AIA continues to include a clawback provision, which permits the Compensation Committee, at its discretion, to recoup some or all of the cash portion of the AIA if 2012 performance is not acceptable.

Equity Awards (RSUs and Stock Options)	$2.160 SO	$2.193 SO
• The Compensation Committee awarded 34% of Mr. Chenault’s TDC—$8.25 million, the same amount as last year—in the form of equity grants.	$6.090 RSUs	$6.057 RSUs
	$8.25 Total	$8.25 Total

• The grants were divided equally into 123,706 shares of performance-vested RSUs and 123,706 stock options.

•      Mr. Chenault’s equity awards were granted on January 24, 2012. The stock options have an exercise price per share of $49.23. The RSU target is average 3-year (2012–2014) ROE of 25% (“on-average, over-time” target).

Portfolio Grant (PG)	$5.125	$5.125
• Mr. Chenault received a Portfolio Grant award for the three-year performance period starting in 2012 and ending in 2014. The target value—$5.125 million— is the same as last year.
Total	$24.0	$20.5

Other Named Executive Officers

The CEO’s recommendations for the other NEOs were based on his review of performance and our pay mix guidelines. Generally, annual LTIA grants are less variable from one year to the next. Therefore, a significant portion of pay changes, based on individual and business performance, is generally reflected through changes in AIA.

The following information provides highlights of specific individual and business performance considered in the pay recommendations for the other NEOs. The Compensation Committee also considers overall performance of the company when approving pay decisions for other NEOs. Included below are the Compensation Committee’s January 2012 TDC decisions for each NEO.

EDWARD P. GILLIGAN, VICE CHAIRMAN

Mr. Gilligan has been the Head of the Global Consumer and Small Business Card Issuing, Merchant and Network businesses at American Express Company since October 2009. His 2011 achievements included:

•	Delivered strong financial results in support of the company’s growth through strong billings and revenue growth, maintenance of the discount rate, and strong credit performance

•	Implemented key business transformation initiatives across the organization that yielded significant benefits

•	Completed the integration of the Loyalty Partner and Accertify acquisitions

•	Delivered strong international billings growth and international pre-tax income results

•	Exceeded targets for the company’s online spend growth across all products and implemented new initiatives to enhance our customers’ digital experiences

DANIEL H. SCHULMAN, GROUP PRESIDENT, ENTERPRISE GROWTH

Mr. Schulman has served as the Group President for Enterprise Growth since August 2010. He is responsible for our global strategy to expand alternative mobile and online payment services, reach customers beyond our traditional base and build new revenue streams. Mr. Schulman is also responsible for our corporate development and mergers and acquisitions unit. His 2011 achievements included:

•	Formulated strategic vision and identified new business models related to new forms of payment and digital commerce

•	Launched SERVE, the company’s digital payments and commerce platform, and signed 15 partners

•	Expanded momentum in our fee-based revenue business, including launching Vente-Privee, an online private e-commerce site

•	Made a number of strategic investments and launched a $100 million digital commerce initiative to accelerate our digital transformation and contribute to the company’s overall strategic vision

•	Launched innovative payment products in the United States and abroad, including the American Express Prepaid Card, which helped the company diversify into new customer and geographic segments

STEPHEN J. SQUERI, GROUP PRESIDENT, GLOBAL CORPORATE SERVICES

Mr. Squeri spent most of 2011 overseeing World Service, Global Business Services, Technologies and Global Credit Administration. In November 2011, his scope of responsibilities expanded as he became the Group President of Global Corporate Services, which now also includes the Global Corporate Payments and Global Business Travel organizations. His 2011 achievements included:

•	Exceeded financial targets by delivering end-to-end process efficiency savings

•	Optimized delivery of customer service by our World Service organization through globalization of processes and consolidation of our global footprint

•	Delivered superior customer service across the organization, as evidenced by the receipt of our fifth consecutive J.D. Power and Associates award

•	Created a new global, integrated, and unified Global Credit Administration organization

•	Enhanced our technology capabilities, to enable faster introduction of new products and services and increase our online servicing capabilities

DANIEL T. HENRY, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Mr. Henry is responsible for leading the company’s Finance organization and representing American Express to investors, lenders, and rating agencies. His 2011 achievements included:

•	Prioritized investments through financial analyses and evaluation of risks and opportunities

•	Continued to transform the company’s funding profile and diversify liquidity sources by expanding the Personal Savings program

•	Ensured the company’s capital allocation framework supported business strategies and resulted in a strong capital position

•	Effectively communicated the company’s business strategy and financial results to the financial community and other constituencies

NEO TDC DECISIONS

The Compensation Committee’s January 2012 TDC decisions for performance year 2011 are reflected in the table below:

NEOs TDC Decisions ($000s)

	E.P. GILLIGAN	D.H. SCHULMAN		S.J. SQUERI	D.T. HENRY
Base Salary	$1,450	$1,100		$1,250	$850
AIA	$4,750	$4,000		$4,000	$3,050
Equity—RSUs*	$2,621	$1,845		$1,845	$1,403
Equity—SOs*	$929	$655		$655	$497
PG	$1,500	$1,300		$1,150	$1,200
TDC	$11,250 (up 9.2% from January 2011)	$8,900	**	$8,900 (up 18.7% from January 2011)	$7,000 (up 13.8% from January 2011)

*	Similar to the CEO’s equity awards, other NEOs received RSUs that are earned based on three-year average ROE performance. For the total equity awards, an equal number of shares were delivered in the form of performance-vested RSUs and stock options.

**	Mr. Schulman joined American Express in mid-2010, so he does not have a full year of 2010 TDC for purposes of comparison.

COMPENSATION DISCUSSION AND ANALYSIS

2011 Portfolio Grant Payouts Based on 2010 Award

The Compensation Committee approved the payout percentages for PG2010-11 shown below.

2010 Portion of PG2010-11

2010 Performance Metric	2010 Result	Performance Required for Target Payout	Weighting	Payout
Earnings Per Share (EPS)	$3.35	$2.50	15%	125%
ROE	27.5%	20%	15%	125%
Drive Growth (increase worldwide billed business)	15% growth	7% growth	15%	125%
Drive Efficiency (decrease operating expenses)(1)	$10.75 billion	$10.7 billion	15%	96%
Deliver Superior Service (increase “Recommend to a Friend” score)	11 percentage point increase	2 percentage point increase	15%	125%
Enterprise-Wide Transformation (expand charge card, generate growth across international, and expand fee services business)	Significant progress, exceeded targets	Targets for new products, fee services and organization efforts	25%	122%
			Total	120%(2)

2011 Portion of PG2010-11

2011 Performance Metric	2011 Result	Performance Required for Target Payout	Weighting	Payout
Earnings Per Share (EPS)	$4.09	$3.75	20%	125%
Total Shareholder Return vs. S&P 500	+7 points	At index (0 points)	30%	125%
Consumer, Small Business, Merchant and Network Services Businesses Strategic Milestones
• Accelerate international growth (increase IBO pre-tax income)(3)	$1.6 billion	$1.4 billion	12.5%	112%
• Increase online spend	20% YOY	15% YOY	12.5%	112%
Global Services Strategic Milestone
• Deliver superior service (increase “Recommend to a Friend” score)	3 percentage point increase	One half a percentage point increase	12.5%	125%
Enterprise Growth Strategic Milestone • Establish strategic partnerships with key digital players	Signed 15 strategic partnerships	Establish two strategic partnerships with key digital partners	12.5%	112%
			Total	120%(2)

(1)	Operating expenses include salaries and employee benefits expenses, professional services expenses, and other net expenses. The target approved by the Compensation Committee was based on planned expenses as presented to the board in January 2010. When calculating actual results, the Compensation Committee excluded incremental and unplanned expenses (e.g., restructuring cost) of approximately $250 million. For 2010, actual operating expenses were approximately $11 billion.

(2)	These payments were also subject to meeting capital adequacy requirements in 2011, which were met, resulting in no reduction in payments.

(3)	IBO pre-tax income represents the sum of pre-tax income from continuing operations for the Europe, Middle East and Africa (EMEA) region, the Japan, Asia Pacific and Australia (JAPA) region and the Latin America, Caribbean and Canada (LACC) region set forth in the Geographic Operations note to the company’s consolidated financial statements.

COMPENSATION DISCUSSION AND ANALYSIS

Applying these payout percentages to the NEOs’ PG2010-11 grants resulted in the following individual PG payouts:

		($000’S)
EXECUTIVE	2010 PORTION OF PG2010-11	2011 PORTION OF PG2010-11	TOTAL PG2010-11 PAYOUT
K.I. Chenault	$3,075	$3,075	$6,150	*
E.P. Gilligan	$900	$900	$1,800
D.H. Schulman	$780	$780	$1,560
S.J. Squeri	$600	$600	$1,200
D.T. Henry	$660	$660	$1,320

* Mr. Chenault’s payment was in the form of RSUs granted in January 2012 that vest one year from the grant date. One-half of the net shares upon vesting cannot be sold until one year after his retirement.

OTHER POLICIES AND GUIDELINES

Award Timing

As has been the practice in the past, annual cycle LTIA awards were granted to NEOs in January, on the third trading day after the company publicly announced financial results for the fiscal year just ended. These annual cycle LTIA awards are approved by the Compensation Committee at a meeting on or prior to the grant date. Our off-cycle LTIA awards (for new hires, mid-year promotions, etc.) are granted on pre-established grant dates.

Tax Treatment

Tax rules generally limit the deductibility of compensation paid to our NEOs to $1 million during any fiscal year unless such compensation is “performance-based” under these rules. In general, the company intends to structure its compensation arrangements in a manner that would comply with these tax rules. However, the Compensation Committee maintains the flexibility to pay non-deductible compensation if it determines it is in the best interest of the company and its shareholders.

Clawback Policies

We seek to recover, to the extent practicable, performance-based compensation from any executive officer and certain other members of senior management in those circumstances when:

•	The payment of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement; and

•

In the board’s view the employee engaged in fraud or misconduct that caused or partially caused the need for the restatement, and a smaller amount would have been paid to the employee based upon the restated financial results.

Also, the cash portion of the CEO’s AIA is subject to clawback at the discretion of the Compensation Committee if the company does not achieve acceptable performance in the following year.

Further, the Dodd-Frank legislation mandates regulation to add additional clawback requirements, and the company will take appropriate steps to implement the final requirements under this legislation.

American Express also maintains a “detrimental conduct” policy covering approximately 590 employees globally, including the NEOs. Each executive is required to sign an agreement that requires the executive to forfeit unvested awards, and to

COMPENSATION DISCUSSION AND ANALYSIS

repay the proceeds from some or all of his or her compensation issued under our incentive compensation program in the event the executive engages in conduct that is detrimental to the company. This compensation includes Equity and Portfolio Grant awards and, in the case of our executive officers, Annual Incentive Awards that were received up to two years prior to employment termination. Detrimental conduct includes but is not limited to termination of employment for misconduct, working for certain competitors, soliciting company customers or employees for a period of time after termination, or disclosing confidential information.

Stock Ownership Guidelines

Our stock ownership guidelines require NEOs to own and maintain a substantial stake in the company. Our NEOs are required to accumulate a target number of shares (i.e., shares owned outright, not including unvested/unearned shares and unexercised stock options), and to retain a portion of the net after-tax shares received upon vesting or exercise of their equity awards as follows:

	STOCK OWNERSHIP GUIDELINES
		HOLDING REQUIREMENT
NEO	TARGET NUMBER OF SHARES	BEFORE TARGET MET	AFTER TARGET MET
K.I. Chenault*	500,000	75% of net shares until target number of shares is met	50% of net shares for one year
E.P. Gilligan	75,000
D.H. Schulman	75,000
S.J. Squeri	75,000
D.T. Henry	37,500
*	In addition to these requirements, Mr. Chenault is required to hold, one year beyond his retirement from the company, a significant portion of his 2010 and 2011 year-end AIA and PG payouts delivered in RSUs.

With the exception of Mr. Schulman, who was hired in August 2010, all our NEOs own more than the target number of shares.

HEDGING POLICY

Our Code of Conduct prohibits our employees from using short sales or put and call transactions to hedge their ownership of company securities.

Post-Employment Compensation

RETIREMENT BENEFITS

NEOs receive retirement benefits through the following plans:

•	Retirement Savings Plan (RSP): A qualified savings 401(k) plan available to all eligible employees.

•	Retirement Restoration Plan (RRP): A nonqualified savings plan that makes up 401(k) benefits that would otherwise be lost as a result of the U.S. tax limits.

As part of NEOs’ planning for retirement and other long-term financial needs, we have provided them an annual opportunity under a nonqualified deferred compensation plan to defer a portion of their base salary and AIA payout. The total annual deferral is limited to 100% of base salary.

NEOs (except Mr. Schulman) also continue to earn interest on outstanding account balances under the American Express Retirement Plan, which was frozen in 2007. All retirement benefits are more fully described under Retirement Plan Benefits on page 47 and under Nonqualified Deferred Compensation on pages 48 to 49.

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

SEVERANCE

The company has an executive severance policy instead of individual severance or employment agreements. Under the Senior Executive Severance Policy, NEOs who are terminated involuntarily receive cash severance benefits equal to two years of base salary and AIA, except in cases of misconduct. Severance payments are made in installments, except in certain terminations following a change in control, when payment is made in a lump sum. LTIAs continue to vest during the severance period, unless the executive begins full-time, outside employment. NEOs may continue to be covered under certain of our compensation and benefit plans during the severance period.

To protect shareholders and our business model, executives are required to comply with non-compete, non-solicitation, confidentiality, and non-denigration provisions during the period of time they are receiving severance. Our uniform severance policy helps to avoid individual treatment and provides an important enforcement mechanism for these protections. The Compensation Committee must preapprove severance for an executive officer.

CHANGE IN CONTROL BENEFITS

The company provides change in control (CIC) benefits to encourage executives to consider the best interests of shareholders by stabilizing any concerns about their own personal financial well-being in the face of a potential CIC of the company. Some key CIC provisions were implemented last year based on shareholder input and changing market trends:

•	All LTIAs granted after December 31, 2010 require employment termination (“double trigger”) following a CIC before these awards will vest.

•	We no longer provide excise tax reimbursements and gross-up payments in the case of a CIC (in the case of LTIAs, applies to grants after December 31, 2010).

In the event of certain employment terminations in connection with a CIC, executives also receive cash severance described above under Severance and other benefits. Detailed information is provided under Potential Payments Upon Termination or Change in Control on pages 50 to 53.

REPORT OF THE COMPENSATION AND

BENEFITS COMMITTEE

The Compensation and Benefits Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation and Benefits Committee recommended to the Board of Directors, and the Board of Directors approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION AND BENEFITS COMMITTEE

Jan Leschly, Chairman

Peter Chernin

Richard A. McGinn

Edward D. Miller

Robert D. Walter

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation of our NEOs for the year ended December 31, 2011.

Summary Compensation Table (1)

NAME	YEAR	SALARY ($)	BONUS ($)(2)	STOCK AWARDS ($)(3)	OPTION AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(5)	ALL OTHER COMPENSATION ($)(6)	TOTAL ($)
K.I. Chenault Chairman and Chief Executive Officer	2011	$2,000,000	$2,000,000	$15,274,191	$2,193,374	$0	$548,290	$1,022,836	$23,038,691
	2010	$1,942,308	$2,000,000	$2,049,971	$9,164,925	$0	$560,421	$1,095,647	$16,813,272
	2009	$1,201,923	$5,125,000	$0	$3,985,637	$5,325,000	$780,929	$980,079	$17,398,568
E.P. Gilligan Vice Chairman	2011	$1,450,000	$4,750,000	$2,128,967	$770,998	$3,800,000	$210,948	$2,779,172	$15,890,085
	2010	$1,423,077	$4,450,000	$724,967	$3,215,112	$1,680,000	$212,876	$699,438	$12,405,470
	2009	$862,019	$4,000,000	$1,999,990	$2,648,690	$1,612,500	$228,200	$1,371,487	$12,722,885
D. H. Schulman Group President Enterprise Growth	2011	$1,100,000	$4,000,000	$1,835,315	$664,653	$1,560,000	$0	$202,573	$9,362,541
	2010	$401,923	$2,500,000	$5,999,957	$1,853,515	$780,000	$0	$100,895	$11,636,290
S.J. Squeri Group President Global Corporate Services	2011	$1,000,000	$4,000,000	$1,468,261	$531,725	$1,200,000	$81,999	$341,383	$8,623,368
	2010	$980,769	$3,500,000	$499,986	$2,217,318	$1,380,000	$84,387	$319,991	$8,982,452
	2009	$614,423	$2,500,000	$999,978	$3,762,926	$1,335,000	$121,082	$169,723	$9,503,131
D.T. Henry Executive Vice President and Chief Financial Officer	2011	$850,000	$3,050,000	$1,358,114	$491,836	$1,320,000	$49,462	$384,372	$7,503,784
	2010	$838,462	$2,350,000	$3,437,458	$1,940,154	$1,212,000	$51,989	$362,540	$10,192,602
	2009	$619,711	$2,100,000	$0	$797,125	$1,162,500	$72,072	$255,585	$5,006,994

(1)	Amounts shown are not reduced to reflect the NEOs’ elections, if any, to defer receipt of base salary, bonus, or non-equity incentive plan compensation under our deferred compensation programs.

(2)	The amounts in this column reflect AIA cash payments made for annual performance. The 2011 amount excludes the portion of Mr. Chenault’s 2011 AIA ($6.625 million out of $8.625 million) that was made in the form of RSUs granted in January 2012 that vest one year from the grant date. 50% of these RSUs are payable in cash and the remaining net shares upon vesting cannot be sold until one year after retirement.

(3)	The amounts in these columns reflect stock and option awards that were granted in 2011, 2010, and 2009. The amounts represent the aggregate grant date fair value of awards granted in each respective year computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). See the Grants of Plan-Based Awards table on page 43 for further information on awards made in 2011. A discussion of the assumptions used in computing the award values may be found in Note 20 to our 2011 Consolidated Financial Statements on pages 91 to 92 of our 2011 Annual Report to Shareholders.

(4)	For 2011, the amounts in this column reflect the cash payment made to the NEO in respect of PG2010-11 awards granted in 2010 (covering the 2010–2011 performance period) which was paid in February 2012. For Mr. Chenault, the 2011 amount excludes payment of $6.15 million, which was made in the form of RSUs granted in January 2012 that vest one year from the grant date. One-half of the net shares upon vesting cannot be sold until one year after retirement. For Mr. Gilligan, this amount also includes a $2.0 million promotional cash award granted in October 2009. Mr. Gilligan vested in this amount in October 2011 based on the company’s positive net income performance over the vesting period.

(5)	The amounts in this column reflect the actuarial increase in the present value of the NEOs’ benefits under all defined benefit pension plans established by the company.

(6)	See All Other Compensation Table below for additional information.

EXECUTIVE COMPENSATION TABLES

The table below shows the components of the amounts included for each NEO under the All Other Compensation column in the Summary Compensation Table.

All Other Compensation Table

NAME	YEAR	PERQUISITES AND OTHER PERSONAL BENEFITS ($)(1)	TAX PAYMENTS/ REIMBURSEMENTS ($)(2)	COMPANY CONTRIBUTIONS TO DEFINED CONTRIBUTION PLANS ($)(3)	EXECUTIVE LIFE INSURANCE ($)(4)	DIVIDENDS AND DIVIDEND EQUIVALENTS ($)(5)	TOTAL ($)
K.I. Chenault	2011	$395,439	$0	$570,000	$3,939	$53,458	$1,022,836
	2010	$517,438	$0	$438,942	$3,589	$135,679	$1,095,647
	2009	$660,272	$0	$117,428	$3,274	$199,105	$980,079
E.P. Gilligan	2011	$108,942	$2,152,743	$413,250	$1,958	$102,279	$2,779,172
	2010	$183,077	$36,587	$346,923	$1,830	$131,021	$699,438
	2009	$839,179	$279,747	$145,816	$1,710	$105,035	$1,371,487
D.H. Schulman	2011	$70,741	$0	$31,413	$4,201	$96,218	$202,573
	2010	$72,427	$0	$0	$1,380	$27,088	$100,895
S.J. Squeri	2011	$69,205	$0	$240,000	$2,003	$30,175	$341,383
	2010	$84,004	$0	$199,038	$1,870	$35,079	$319,991
	2009	$71,459	$0	$88,695	$1,750	$7,819	$169,723
D.T. Henry	2011	$70,955	$0	$242,250	$4,813	$66,354	$384,372
	2010	$85,577	$0	$211,538	$4,340	$61,085	$362,540
	2009	$96,743	$0	$139,855	$3,939	$15,049	$255,585

(1)	See the Perquisites and Other Personal Benefits table below for additional information regarding the components of this column.

(2)	For Mr. Gilligan, the amount shown in this column includes tax equalization payments and tax reimbursements in connection with his international assignment in London, which ended in July 2009. These payments and reimbursements are made under a policy that applies to all employees on international assignment and is designed to facilitate these assignments by covering taxes over and above taxes that these employees would have incurred had they remained in their home countries. The amounts shown have been reduced to reflect the company’s retention of certain amounts related to home country taxes from Mr. Gilligan’s compensation. There are trailing payments and/or reimbursements made after the end of the period of assignment to address any foreign tax obligations relating to income received, awarded, or earned during the assignment. The payments or reimbursements included in the amount shown that were paid or received in British Pound Sterling were converted to U.S. Dollars based on the conversion rate as of the date paid, received, or allocated.

(3)	This column reports company contributions to the NEOs’ accounts under the company’s RSP and to the RSP Related Account under the company’s RRP. See pages 47 to 49 for a further description of the RSP and the RSP Related Account under the company’s RRP.

(4)	This column reports imputed income to the NEO under the company’s executive life insurance program.

(5)	This column reports dividends and dividend equivalents paid in connection with Restricted Stock Awards (RSAs) and RSUs awarded to the NEO under the 1998 Incentive Compensation Plan (1998 plan) or the 2007 Incentive Compensation Plan (2007 plan). Beginning with awards granted in 2011, dividends and dividend equivalents on unvested RSAs and RSUs granted to executive officers will be paid only if and when the underlying shares vest, and are not included in the 2011 amounts.

EXECUTIVE COMPENSATION TABLES

Perquisites and Other Personal Benefits

NAME	YEAR	LOCAL AND OTHER TRAVEL BENEFITS ($)(1)	PERSONAL USE OF COMPANY AIRCRAFT ($)(1)(2)	FLEXIBLE PERQUISITE ALLOWANCE ($)	HOME SECURITY SYSTEM ($)	SECURITY DURING PERSONAL TRIPS ($)	INTERNA- TIONAL ASSIGNMENT ($)(3)	OTHER BENEFITS ($)(4)	TOTAL ($)
K.I. Chenault	2011	$31,464	$200,000	$35,000	$30,906	$61,332	n/a	$36,737	$395,439
	2010	$139,273	$200,000	$35,000	$75,556	$53,671	n/a	$13,938	$517,438
	2009	$138,635	$401,527	$35,000	$54,176	$18,326	n/a	$12,608	$660,272
E.P. Gilligan	2011	$30,000	$0	$35,000	$0	n/a	$43,180	$762	$108,942
	2010	$40,500	$3,466	$35,000	$1,815	n/a	$99,296	$3,000	$183,077
	2009	$48,000	$4,776	$35,000	$0	n/a	$748,131	$3,272	$839,179
D.H. Schulman	2011	$30,000	$0	$35,000	$0	n/a	n/a	$5,741	$70,741
	2010	$12,500	$0	$14,585	$40,861	n/a	n/a	$4,481	$72,427
S.J. Squeri	2011	$30,000	$0	$35,000	$0	n/a	n/a	$4,205	$69,205
	2010	$40,500	$0	$35,000	$744	n/a	n/a	$7,760	$84,004
	2009	$25,500	$0	$35,000	$695	n/a	n/a	$10,264	$71,459
D.T. Henry	2011	$30,000	$0	$35,000	$0	n/a	n/a	$5,955	$70,955
	2010	$40,500	$0	$35,000	$0	n/a	n/a	$10,077	$85,577
	2009	$48,000	$0	$35,000	$0	n/a	n/a	$13,743	$96,743

(1)	For 2011, local and other travel benefits include local travel allowance for NEOs other than Mr. Chenault. For Mr. Chenault, the company’s security policy adopted by the Audit and Risk Committee of the Board requires him to use for all travel purposes, to the maximum extent practicable, the automobiles and aircraft provided by the company to executives for business travel. The calculation of incremental cost for personal use of company-owned automobiles and aircraft is based on the variable cost to the company of operating the automobiles and aircraft and includes, among other things, fuel costs, maintenance costs, and, in the case of aircraft, the cost of trip-related crew hotels and meals, and landing and ground handling fees. The calculation does not include fixed costs that would have been incurred regardless of whether there was any personal use of the automobiles or aircraft (e.g., purchase costs and depreciation, driver and flight crew fixed salaries and benefits, insurance costs, etc.).

(2)	Effective January 1, 2010, the company requires reimbursement by Mr. Chenault for incremental cost in excess of $200,000 per year for travel on company aircraft that is deemed by the SEC to be personal use, including use to travel to outside board meetings. SEC rules require that for purposes of this table, we also include in this amount those costs incurred in connection with travel to outside corporate board meetings (other than those in which the executive serves as a designee of the company).

(3)	The amount shown includes expatriate services and allowances in connection with Mr. Gilligan’s repatriation to the United States, due to his international assignment. The services received by Mr. Gilligan apply to all employees on international assignment. Services and allowances included in the amounts shown that were paid or received in British Pound Sterling were converted to U.S. Dollars based on the conversion rate as of the date paid, received, or allocated.

(4)	This column reports the total amount of other perquisites and personal benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of all perquisites and other personal benefits reported for the NEO. These other benefits consist of office parking, reimbursement for certain information technology, premiums for Directors’ Charitable Award Program life insurance (for Mr. Chenault only), and cost of certain meals from the company’s dining facilities. This column also includes the above-market portion of earnings in connection with deferred compensation payouts previously disclosed in 2009.

In addition to the perquisites and other benefits described in the table and footnotes above, our NEOs also receive occasional secretarial support with respect to personal matters and may, on occasion, use the company’s tickets for sporting and entertainment events for personal rather than business purposes. We incur no incremental cost for the provision of such additional benefits.

EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards

The following table provides information on SO, RSU, and PG2011-13 awards granted to each of our NEOs in 2011 under the 2007 plan. There can be no assurance that the grant date fair value of awards will be equal to the amounts realized by the NEOs.

Grants of Plan-Based Awards

			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (2)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER OPTION AWARDS
NAME	AWARD TYPE (1)	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE PRICE OR BASE PRICE OF OPTION AWARDS ($/SH)(3)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(4)
K.I. Chenault	PG2011-13	1/27/2011	$0	$5,125,000	$6,406,250
	SO	1/27/2011							135,981	$44.54	$2,193,374
	RSU	1/27/2011				0	135,981	169,976			$6,056,594
	RSU	1/27/2011					206,951				$9,217,598
E.P. Gilligan	PG2011-13	1/27/2011	$0	$1,500,000	$1,875,000
	SO	1/27/2011							47,799	$44.54	$770,998
	RSU	1/27/2011				0	47,799	59,748			$2,128,967
D.H. Schulman	PG2011-13	1/27/2011	$0	$1,300,000	$1,625,000
	SO	1/27/2011							41,206	$44.54	$664,653
	RSU	1/27/2011				0	41,206	51,507			$1,835,315
S.J. Squeri	PG2011-13	1/27/2011	$0	$1,000,000	$1,250,000
	SO	1/27/2011							32,965	$44.54	$531,725
	RSU	1/27/2011				0	32,965	41,206			$1,468,261
D.T. Henry	PG2011-13	1/27/2011	$0	$1,100,000	$1,375,000
	SO	1/27/2011							30,492	$44.54	$491,836
	RSU	1/27/2011				0	30,492	38,115			$1,358,114

(1)	PG Awards. PG2011-13 awards link compensation to our financial and strategic performance for 2011 through 2013. The goals for the three-year performance period were approved by CBC in March 2011 and are based 50% on financial metrics and 50% on strategic milestones. The potential award payout is determined based on a table of possible performance and earned payout levels, including a cap on the overall earned payout level. The actual payout could be higher or lower than the notional target value based on actual performance.

To the extent that actual performance during 2011-2012 is trending at or above target, one third of the target award value will be payable in the first quarter of 2013. This payment will be offset against the final payout determined based on cumulative performance during three-year period or, if necessary, recouped. All award payments are also subject to additional capital adequacy requirements. To receive a payout, the executive officer generally must be employed by the company through the vesting and payment date, except PG awards may vest upon death, disability termination, retirement, or in certain circumstances in connection with a change in control of the company, as described on pages 50 to 53.

Restricted Stock Units. Except as specified otherwise, RSU awards will vest on the third anniversary of the grant date in an amount determined by performance against the average ROE target during the three-year performance period.

206,951 of the RSUs were granted to Mr. Chenault in connection with his bonus for 2010 performance, the payout of PG2008-10 and the second half of the payout of PG2009-10, and will vest on the first anniversary of the grant date. One half of the net shares upon vesting of this award cannot be sold until one year after Mr. Chenault’s retirement. For tax deduction purposes, vesting of these RSUs is subject to a performance hurdle of positive cumulative net income over the vesting period. Dividend equivalents on RSUs will accrue but will not be paid unless and until the underlying shares vest.

Vesting of all RSUs is also subject to continuous employment by the company, except that unvested RSUs may vest upon death, disability termination, retirement, or in certain circumstances in connection with a change in control of the company, as described on pages 50 to 53.

Stock Options. The SOs have a ten-year term and 25% of these shares become exercisable on each grant date anniversary, subject to continuous employment with the company. All outstanding SOs may also become exercisable upon death, disability termination, retirement, or in certain circumstances in connection with a change in control of the company, as described on pages 50 to 53.

EXECUTIVE COMPENSATION TABLES

(2)	The amounts shown under these columns represent potential aggregate threshold, target, and maximum payouts for achievement of threshold, target, and maximum performance levels for PG2011-13 and ROE based RSUs. The threshold payout is zero, since it represents the level of performance for which no award would be earned. The “target” payout is equal to 100% of the executive’s grant value, and represents the amount that may be paid for achieving the target level of performance across all performance goals. The “maximum” payout represents the amount that may be paid for achieving the maximum level of performance across all performance goals, subject to an overall cap on the payout amount.

(3)	The exercise price of the SOs is the closing price of the company’s common shares on the NYSE on the grant date.

(4)	RSU value is based on the closing price of the company’s common shares on the grant date. Option value is a hypothetical value at grant using a Black-Scholes-Merton option-pricing model. These amounts are theoretical and may not reflect the amounts that option holders will realize, which will depend upon the share price at the time of exercise.

The following assumptions were used for SOs granted in January 2011:

ASSUMPTIONS	JANUARY
Dividend yield	1.64%
Expected volatility	40.53%
Risk-free interest rate	2.36%
Expected life of stock option (years)	6.25
Exercise price	$44.54

The expected volatility is based on weighted historical and implied volatilities of the company’s common stock price. The expected life of the options is based on historical data and expectations of options currently outstanding. These assumptions are consistent with the assumptions used to report stock option valuations and expense in our 2011 Annual Report to Shareholders.

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year-End 2011

The following table shows the number of shares covered by exercisable and unexercisable SOs and unvested RSAs and RSUs granted under the 1998 plan or the 2007 plan held by our NEOs on December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End 2011

	OPTION AWARD									STOCK AWARDS
NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (a)
K.I. Chenault	1/27/2011	0		135,981	(1)			$44.540	1/27/2021			142,780	(c)	$6,734,933
	1/27/2011											206,951	(h)	$9,761,879
	1/26/2010	162,729	(1)	488,189				$38.100	1/26/2020			40,354	(b)	$1,903,498
	1/29/2009	598,444	(1)	598,444				$16.710	1/29/2019
	1/31/2008	468,750	(1)	156,250				$49.130	1/30/2018
	1/31/2008	0		0		1,375,000	(3)	$49.130	1/30/2018
	11/30/2007	0		0		1,375,000	(3)	$58.980	11/30/2017
	1/25/2007	625,000	(1)	0				$57.770	1/25/2017
	1/23/2006	425,000	(1)	0				$51.865	1/22/2016
	1/24/2005	445,537	(1)	0				$45.768	1/23/2015
	1/26/2004	555,208	(1)	0				$43.977	1/25/2014
	1/27/2003	555,208	(1)	0				$29.239	1/26/2013
E.P. Gilligan	1/27/2011	0		47,799	(1)			$44.540	1/27/2021			50,188	(c)	$2,367,368
	1/26/2010	57,086	(1)	171,260				$38.100	1/26/2020			14,271	(b)	$673,163
	10/30/2009	0		114,810	(4)			$34.840	10/30/2019			57,405	(d)	$2,707,794
	1/29/2009	167,564	(1)	167,564				$16.710	1/29/2019
	1/31/2008	142,500	(1)	47,500				$49.130	1/30/2018
	7/31/2007	225,000	(2)	225,000				$58.540	7/31/2017			51,000	(e)	$2,405,670
	1/25/2007	150,000	(1)	0				$57.770	1/25/2017
	1/23/2006	150,000	(1)	0				$51.865	1/22/2016
	1/24/2005	165,648	(1)	0				$45.768	1/23/2015
	1/26/2004	195,351	(1)	0				$43.977	1/25/2014
	7/28/2003	10,282	(1)	0				$39.876	7/27/2013
	1/27/2003	185,069	(1)	0				$29.239	1/26/2013
D.H. Schulman	1/27/2011	0		41,206	(1)			$44.540	1/27/2021			43,266	(c)	$2,040,857
	8/31/2010	31,351	(1)	94,056				$39.870	8/31/2020			23,514	(b)	$1,109,155
	8/31/2010											59,569	(f)	$2,809,870
S.J. Squeri	1/27/2011	0		32,965	(1)			$44.540	1/27/2021			34,613	(c)	$1,632,695
	1/26/2010	39,370	(1)	118,110				$38.100	1/26/2020			9,843	(b)	$464,294
	10/30/2009	0		229,621	(4)			$34.840	10/30/2019			28,702	(d)	$1,353,873
	1/29/2009	0		104,728	(1)			$16.710	1/29/2019
	1/31/2008	97,500	(1)	32,500				$49.130	1/30/2018
	1/25/2007	130,000	(1)	0				$57.770	1/25/2017
	1/25/2007	200,000	(2)	200,000				$57.770	1/25/2017
	1/23/2006	130,000	(1)	0				$51.865	1/22/2016
	5/16/2005	36,557	(1)	0				$45.575	5/16/2015
	1/24/2005	26,275	(1)	0				$45.768	1/23/2015
	1/24/2005	68,544	(1)	0				$45.768	1/23/2015
	1/26/2004	75,399	(1)	0				$43.977	1/25/2014
D.T. Henry	1/27/2011	0		30,492	(1)			$44.540	1/27/2021			32,016	(c)	$1,510,195
	1/26/2010	34,448	(1)	103,347				$38.100	1/26/2020			8,612	(b)	$406,228
	1/26/2010											78,740	(g)	$3,714,166
	1/29/2009	119,688	(1)	119,689				$16.710	1/29/2019
	1/31/2008	112,500	(1)	37,500				$49.130	1/30/2018
	10/31/2007	95,000	(1)	0				$60.950	10/31/2017
	1/25/2007	27,500	(1)	0				$57.770	1/25/2017
	1/23/2006	30,000	(1)	0				$51.865	1/22/2016
	1/24/2005	28,560	(1)	0				$45.768	1/23/2015
	1/26/2004	68,544	(1)	0				$43.977	1/25/2014
	3/25/2003	2,582	(1)	0				$31.057	3/24/2013

EXECUTIVE COMPENSATION TABLES

Notes Relating to Option Awards

Exercisability of option awards is subject to continuous employment by the company, except that unvested stock awards may vest upon death, disability termination, retirement, or change in control of the company (or for awards granted after December 2010, certain terminations in connection with a change in control), as described on pages 50 to 53.

(1)	These SOs vest 25% on the first, second, third, and fourth anniversaries of the grant date.

(2)	These SOs vest 25% on the third and fourth anniversaries of the grant date, and 50% on the fifth anniversary of the grant date.

(3)	These SOs comprising the Special Grant will vest only if the company meets performance levels with respect to (i) growth in diluted EPS from continuing operations, (ii) revenue growth, (iii) average annual ROE, and (iv) annual TSR as compared to the S&P 500 Index, in each case during the six-year period from January 1, 2008 through December 31, 2013. Further details are described on page 24 of the March 13, 2009 proxy statement.

(4)	These SOs vest 100% on the fourth anniversary of the grant date.

Notes Relating to Stock Awards

Vesting of stock awards is subject to continuous employment by the company, except that unvested stock awards may vest upon death, disability termination, retirement, or change in control of the company (or for awards granted after December 2010, certain terminations in connection with a change in control), as described on pages 50 to 53. The vesting schedule of each award is subject to our achieving positive cumulative net income from continuing operations over each vesting period, unless mentioned otherwise.

(a)	The market value of the stock awards is based on the closing price per share of our stock as of December 31, 2011, which was $47.17.

(b)	These awards vest 25% on each of the first, second, third, and fourth anniversaries of the grant date.

(c)	These awards vest on the third anniversary of the grant date, subject to our achieving average annual ROE of 25% or more over the vesting period. The number of awards above reflects the assumption that ROE meets a 28% target and a payout at 105% is made.

(d)	This award vests on the third anniversary of the grant date, subject to our achieving positive cumulative net income from continuing operations for the period October 1, 2009 through September 30, 2012.

(e)	For Mr. Gilligan, this award vests 20% on each of the third, fourth, and fifth anniversaries of the grant date and 40% on the sixth anniversary of the grant date, subject to our achieving average annual ROE of 15% or more over the vesting periods.

(f)	For Mr. Schulman, this award vests 50% on each of the first and second anniversaries of the grant date.

(g)	These awards vest on the third anniversary of the grant date.

(h)	These awards vest on the first anniversary of the grant date.

Option Exercises and Stock Vested in 2011

The following table contains information about exercises of SOs by the NEOs and shares acquired by the NEOs upon the vesting of RSA/RSUs, in each case during 2011.

Option Exercises and Stock Vested in 2011

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)
K.I. Chenault			135,575	$5,895,771
E.P. Gilligan	411,264	$4,241,654	43,515	$2,006,038
D.H. Schulman			67,405	$3,350,703
S.J. Squeri	52,364	$1,662,573	13,457	$587,307
D.T. Henry			19,223	$839,434

(1)	Amounts reflect the difference between the exercise price of the SO and the market price of our common stock at the time of exercise.

(2)	Amounts reflect the market value of our common stock on the day on which the RSA/RSUs vested.

EXECUTIVE COMPENSATION TABLES

Retirement Plan Benefits

The table below shows the present value of accumulated benefits payable to each of the NEOs under each of the American Express Retirement Plan and the American Express Restoration Plan (formerly the American Express Supplemental Retirement Plan).

Pension Benefits 2011

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFITS ($)(1)	PAYMENTS DURING LAST FISCAL YEAR ($)
K.I. Chenault	Retirement Plan	30	$577,667	$0
	RRP-Retirement Plan Related Account		$7,088,714	$0
	Total		$7,666,381	$0
E.P. Gilligan	Retirement Plan	31	$371,531	$0
	RRP-Retirement Plan Related Account		$1,611,995	$0
	Total		$1,983,526	$0
D.H. Schulman	Retirement Plan	n/a	n/a	n/a
	RRP-Retirement Plan Related Account		n/a	n/a
	Total		n/a	n/a
S.J. Squeri	Retirement Plan	26	$269,289	$0
	RRP-Retirement Plan Related Account		$503,590	$0
	Total		$772,879	$0
D.T. Henry	Retirement Plan	21	$282,088	$0
	RRP-Retirement Plan Related Account		$512,286	$0
	Total		$794,374	$0

(1)	Present Value of Accumulated Benefits (PVAB) was determined using the same measurement date (December 31, 2011) and assumptions as used for financial reporting purposes:

•	Discount rate equal to 4.2%

•	RP 2000 White Collar Mortality Table projected as required by the Pension Protection Act

•	Retirement age is assumed to be the normal retirement age as defined in the plan (age 65)

•	Form of payment is the value of the cash balance account payable as a lump sum distribution upon retirement

•	PVAB includes the value of the MetLife benefit described below, if applicable

Retirement Plan. The NEOs (except for Mr. Schulman) participate in the Retirement Plan, which is a defined benefit cash balance retirement plan. As a result of amendments made to the Retirement Plan in 2007, we discontinued benefit accruals (other than crediting interest to outstanding account balances). The Retirement Plan continues to credit participants with interest on their cash balances. The Retirement Plan sets the interest rate each year based on the average of the interest rates for certain five-year U.S. Treasury Notes. The minimum interest rate each year is 5%. The maximum interest rate is the lower of 10% or the applicable interest rate shown in the Retirement Plan. For 2011 and 2012, the interest rate is 5%. In addition, benefits from prior retirement plans, which were terminated in 1985, are payable through an insurance contract with Metropolitan Life Insurance Company.

RRP-Retirement Plan Related Account. Each RRP participant who participated in the Retirement Plan has a Retirement Plan Related Account for benefits that could not be provided under the Retirement Plan as a result of tax-qualified plan limitations. Compensation for RRP-Retirement Plan Related Account purposes included the same items of compensation as the Retirement Plan, and also included the value of amounts deferred by a participant under a company nonqualified deferred compensation program. RRP-Retirement Plan Related Account benefits accrue and vest in a manner similar to benefits under the Retirement Plan. Participants may elect to receive payment of their RRP-Retirement Plan Related Account benefits in either a lump sum or annual installments over a period of five, ten, or 15 consecutive years. Lump-sum payments are made on or about the January 1 or July 1 that is at least six months following the participant’s separation from service and installment payments commence on or about the July 1 of the calendar year following the year in which the participant separates from service.

As a result of amendments made to the RRP in 2007, no contributions generally are made to a participant’s RRP-Retirement Plan Related Account for any pay period ending on or after July 1, 2007. Participants continue to receive interest credits on their outstanding RRP-Retirement Plan Related Account balances at the same rate as on their Retirement Plan accounts. Generally, all participants who were employed as of July 1, 2007 became vested in the accrued benefits under their RRP-Retirement Plan Related Account as of that date.

EXECUTIVE COMPENSATION TABLES

Nonqualified Deferred Compensation

The following table shows the executive or company contributions, earnings, withdrawals, and account balances for the NEOs in our RRP-RSP Related Accounts and our deferred compensation programs. These programs are unfunded, unsecured deferred compensation programs.

Nonqualified Deferred Compensation 2011

NAME	PLAN NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)	COMPANY CONTRIBUTIONS IN LAST FY ($)(1)	AGGREGATE EARNINGS IN LAST FY ($)(2)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($)(3)
K.I. Chenault	RRP-RSP Related Account	$0	$537,500	$(124,592)	$0	$2,503,526
	Deferred Compensation	$100,000	$0	$1,012,857	$0	$25,063,402
	Total	$100,000	$537,500	$888,265	$0	$27,566,928
E.P. Gilligan	RRP-RSP Related Account	$0	$405,250	$9,618	$0	$1,561,477
	Deferred Compensation	$572,500	$0	$(73,164)	$165,982	$2,589,251
	Total	$572,500	$405,250	$(63,546)	$165,982	$4,150,728
D.H. Schulman	RRP-RSP Related Account	$0	$11,201	$(2)	$0	$11,199
	Deferred Compensation	$11,000	$0	$(929)	$0	$10,071
	Total	$11,000	$11,201	$(931)	$0	$21,270
S.J. Squeri	RRP-RSP Related Account	$0	$232,000	$(53,478)	$0	$876,540
	Deferred Compensation	$450,000	$0	$86,503	$702,701	$5,024,178
	Total	$450,000	$232,000	$33,025	$702,701	$5,900,718
D.T. Henry	RRP-RSP Related Account	$0	$209,750	$60,684	$0	$1,101,986
	Deferred Compensation	$34,000	$0	$85,922	$483,569	$1,228,798
	Total	$34,000	$209,750	$146,606	$483,569	$2,330,784

(1)	The amounts in this column are also included in the Summary Compensation Table on page 40 under “All Other Compensation.”

(2)	Earnings on RRP-RSP Related Account balances are determined based on hypothetical investment of those account balances at the direction of the participant in the funds available under the RSP. In addition to the investment funds in the RSP, a Market Interest Rate option is available for pre-2011 balances only. The Market Interest Rate option earns a rate of return based on the SEC defined market rate for deferred compensation for the year, which is 120% of the federal long-term rate for December of the preceding year.

(3)	Of the total amounts shown in this column, the following amounts have been reported as “Salary,” “Bonus,” or “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table in this proxy statement and prior years’ proxy statements: for Mr. Chenault, $9,104,790; for Mr. Gilligan, $2,047,500; for Mr. Schulman, $11,000; for Mr. Squeri, $1,600,000; and for Mr. Henry, $955,000. The amounts in the preceding sentence do not include: 1) amounts deferred by each executive before becoming an NEO; and 2) amounts reported in prior years’ proxy statements as above-market earnings on deferred compensation.

Retirement Savings Plan. The RSP is a broad-based, U.S. tax-qualified 401(k) savings plan, providing for employer and employee contributions. We generally match 100% of before-tax or Roth employee contributions up to 5% of an eligible employee’s total pay for all participants (including the NEOs). Effective January 2010, all active participants were immediately 100% vested in the company matching contribution. We may also contribute an annual discretionary profit sharing amount (ranging from 0–5%) for eligible employees based on our annual performance. As a result of our 2011 performance, the board approved a profit sharing contribution of 3.25% of total pay for eligible employees in the regular benefit level (including NEOs). Company profit sharing contributions generally vest on the third anniversary of an employee’s service with the company.

For our employees who commenced their employment prior to April 1, 2007, we generally also contribute an additional conversion contribution of up to 8% of total pay. The percentage varies by individual based on their projected age and service as of December 31, 2008. The conversion contributions for the NEOs are as follows: Messrs. Chenault, Gilligan, and Henry: 6.0%, and Mr. Squeri: 3.75%. Mr. Schulman commenced employment after April 1, 2007 and is not eligible for conversion contributions.

EXECUTIVE COMPENSATION TABLES

RRP-RSP Related Account. Each RRP participant has a RRP-RSP Related Account for benefits that cannot be provided under the Retirement Savings Plan as a result of tax-qualified plan limitations. The RRP was amended effective January 1, 2011 such that the company matches employee contributions in the RRP-RSP Related Account up to a maximum of 5 percent of total pay in excess of IRS compensation limits, only to the extent the employee voluntarily defers compensation under the Deferred Compensation Program. All other company contributions to the RRP-RSP Related Account were not impacted by this amendment. Compensation for RRP-RSP Related Account purposes includes the same items of compensation as the Retirement Savings Plan, and also includes the value of base pay and annual incentive amounts deferred by a participant under the company’s nonqualified deferred compensation programs. Participants may elect to receive payment of their RRP-RSP Related Account benefits in either a lump sum or annual installments over a period of five, ten, or 15 consecutive years. New participants will have a default lump sum election for contributions attributable to the first year.

Deferred Compensation. As part of planning for retirement or other long-term financial needs, we provide the NEOs and certain other senior-level employees with an annual opportunity to defer receipt of a portion of their base salary or annual incentive award up to one times their base salary in any particular year. Our deferred compensation program was substantially revised beginning with 2008 deferrals and further amended effective January 1, 2011 as part of a review of U.S. retirement income and current and emerging retirement income market practices. Our review indicated that providing a compensation deferral program with market-based investment opportunities to senior level employees is consistent with competitive practices in the United States, and would help achieve our competitive total retirement income level. As a result, the deferral program was amended to provide only market-based investment options.

Under the deferral program, participants may elect for payment to commence upon retirement or a specified date at least five years after deferral, but not later than retirement, and to receive payment in either a lump sum or annual installments over a period of five, ten, or 15 consecutive years.

For 2007 and prior years, deferred compensation opportunities were provided to NEOs and other senior-level employees under separate deferred compensation programs that were approved annually by the Compensation Committee. Under these prior programs, participants were able to defer receipt until retirement or a specified date at least five years after deferral, but not later than ten years after retirement.

Deferred Compensation Earnings. Starting with 2011 deferrals, earnings on deferral program balances will be based on investment options similar to those offered under the Retirement Savings Plan. Balances for 2010 and earlier also transitioned to this new investment approach effective January 1, 2011 for Executive Officers (EOs) and January 1, 2012 for all other active participants, and will transition effective January 1, 2013 for certain retirees. Until the transition date, interest crediting on prior deferrals is based on the prior ROE-linked interest crediting schedules. The company reserves the right to revise ROE-linked interest crediting schedules under outstanding deferral programs at any time, prospectively or retrospectively.

Furthermore, for EOs, the deferral program was amended to limit the 2010 interest crediting rate to 5.02% (120% of the December 2009 Federal Long-term Rate) except on the portion of each EO’s deferral balance distributed prior to the plan change which received interest credits of 6.14%.

Interest credits for balances under the 1994 to 2007 programs in excess of the lowest applicable rate are subject to continued service by the executive for five years or earlier retirement eligibility (defined as age 55 with ten or more actual or deemed years of service). Effective with deferral elections for 2008 and later years, interest credits in excess of the lowest applicable schedule rate are linked to continued service until retirement. The deferral program was amended effective January 1, 2011 to eliminate the continued service requirement to receive the interest credits in excess of the lowest applicable schedule rate on all unvested and unpaid deferrals.

EXECUTIVE COMPENSATION TABLES

Potential Payments Upon Termination or Change in Control (CIC)

The tables below show certain potential payments that would have been made to an NEO if the NEO’s employment had terminated on December 31, 2011 under various scenarios, including a Change in Control. The tables do not include the pension benefits or nonqualified deferred compensation that would be paid to an NEO, which are set forth in the Pension Benefits 2011 and Nonqualified Deferred Compensation 2011 tables above, except to the extent that the NEO is entitled to an additional benefit as a result of the termination. In addition, the tables do not include the value of vested but unexercised SOs as of December 31, 2011 and cash AIA and PG awards for performance cycles ending on December 31, 2011. The footnotes to the tables describe the assumptions used in estimating the amounts shown in the tables.

Because the payments to be made to an NEO depend on several factors, the actual amounts to be paid out upon an NEO’s termination of employment can only be determined at the time of an executive’s separation from the company.

Potential Payments Upon Termination of Employment/CIC as of 12/31/11

K.I. Chenault

	DEATH (a)	DISABILITY (a)	RETIREMENT (b)	TERMINATION W/O CAUSE NOT IN CONNECTION WITH CIC (c)	TERMINATION W/O CAUSE OR CONSTRUCTIVE TERM. IN CONNECTION WITH CIC (d)
Incremental Benefits Due to Termination Event(1) Severance	$0	$0	$0	$14,250,000	$14,250,000
Pro-Rata Bonus	n/a	n/a	n/a	n/a	n/a
Value of Accelerated LTIA (2)	$5,370,728	$5,370,728	$42,152,769	$7,079,062	$4,516,562
Deferred Compensation	$0	$0	$0	$899,532	$899,532
Retirement Savings Plan	$0	$163,145	$0	$0	$0
Retirement Plan	$0	$0	$0	$0	$0
Other Benefits	$0	$0	$406,003	$288,766	$127,661
Gross-Up on Excise Taxes	n/a	n/a	n/a	n/a	$0
Total Value of Incremental Benefits	$5,370,728	$5,533,873	$42,558,772	$22,517,360	$19,793,755

Potential Payments Upon Termination of Employment/CIC as of 12/31/11

E.P. Gilligan

	DEATH (a)	DISABILITY (a)	VOLUNTARY RESIGNATION (b)	TERMINATION W/O CAUSE NOT IN CONNECTION WITH CIC (c)	TERMINATION W/O CAUSE OR CONSTRUCTIVE TERM. IN CONNECTION WITH CIC (d)
Incremental Benefits Due to Termination Event Severance	$0	$0	$0	$11,800,000	$11,800,000
Pro-Rata Bonus	n/a	n/a	n/a	n/a	n/a
Value of Accelerated LTIA (2)	$16,739,952	$16,739,952	$0	$14,680,249	$16,569,952
Deferred Compensation	$0	$0	$0	$25,701	$25,701
Retirement Savings Plan	$0	$484,476	$0	$0	$0
Retirement Plan	$0	$0	$0	$0	$0
Other Benefits	$0	$0	$0	$167,279	$252,108
Gross-Up on Excise Taxes	n/a	n/a	n/a	n/a	$0
Total Value of Incremental Benefits	$16,739,952	$17,224,428	$0	$26,673,229	$28,647,761

EXECUTIVE COMPENSATION TABLES

Potential Payments Upon Termination of Employment/CIC as of 12/31/11

D.H. Schulman

	DEATH (a)	DISABILITY (a)	VOLUNTARY RESIGNATION (b)	TERMINATION W/O CAUSE NOT IN CONNECTION WITH CIC (c)	TERMINATION W/O CAUSE OR CONSTRUCTIVE TERM. IN CONNECTION WITH CIC (d)
Incremental Benefits Due to Termination Event Severance	$0	$0	$0	$7,200,000	$7,200,000
Pro-Rata Bonus	n/a	n/a	n/a	n/a	n/a
Value of Accelerated LTIA (2)	$7,091,026	$7,091,026	$0	$5,361,232	$6,943,693
Deferred Compensation	$0	$0	$0	$0	$0
Retirement Savings Plan	$12,376	$256,595	$0	$0	$0
Retirement Plan	$0	$0	$0	$0	$0
Other Benefits	$0	$0	$0	$166,333	$125,717
Gross-Up on Excise Taxes	n/a	n/a	n/a	n/a	$276,326
Total Value of Incremental Benefits	$7,103,402	$7,347,621	$0	$12,727,565	$14,545,736

Potential Payments Upon Termination of Employment/CIC as of 12/31/11

S.J. Squeri

	DEATH (a)	DISABILITY (a)	VOLUNTARY RESIGNATION (b)	TERMINATION W/O CAUSE NOT IN CONNECTION WITH CIC (c)	TERMINATION W/O CAUSE OR CONSTRUCTIVE TERM. IN CONNECTION WITH CIC (d)
Incremental Benefits Due to Termination Event Severance	$0	$0	$0	$9,000,000	$9,000,000
Pro-Rata Bonus	n/a	n/a	n/a	n/a	n/a
Value of Accelerated LTIA (2)	$10,885,657	$10,885,657	$0	$9,442,164	$10,772,324
Deferred Compensation	$0	$0	$0	$63,738	$63,738
Retirement Savings Plan	$0	$398,307	$0	$0	$0
Retirement Plan	$0	$0	$0	$0	$0
Other Benefits	$0	$0	$0	$171,183	$251,729
Gross-Up on Excise Taxes	n/a	n/a	n/a	n/a	$0
Total Value of Incremental Benefits	$10,885,657	$11,283,964	$0	$18,677,085	$20,087,791

EXECUTIVE COMPENSATION TABLES

Potential Payments Upon Termination of Employment/CIC as of 12/31/11

D.T. Henry

	DEATH (a)	DISABILITY (a)	RETIREMENT (b)	TERMINATION W/O CAUSE NOT IN CONNECTION WITH CIC (c)	TERMINATION W/O CAUSE OR CONSTRUCTIVE TERM. IN CONNECTION WITH CIC (d)
Incremental Benefits Due to Termination Event (1) Severance	$0	$0	$0	$6,400,000	$6,400,000
Pro-Rata Bonus	n/a	n/a	n/a	n/a	n/a
Value of Accelerated LTIA (2)	$3,714,166	$3,714,166	$7,607,814	$3,714,166	$3,714,166
Deferred Compensation	$0	$0	$0	$0	$0
Retirement Savings Plan	$0	$89,208	$0	$0	$0
Retirement Plan	$0	$0	$0	$0	$0
Other Benefits	$0	$0	$469,870	$280,843	$121,057
Gross-Up on Excise Taxes	n/a	n/a	n/a	n/a	$0
Total Value of Incremental Benefits	$3,714,166	$3,803,374	$8,077,684	$10,395,009	$10,235,223

(1)	For Messrs. Chenault and Henry, the scenarios shown that are noted with (a), (c), and (d) include the incremental benefit that these individuals would receive under these scenarios over and above what they would otherwise receive upon retirement. A NEO is “retirement eligible” if he is at least age 55 with ten or more actual or deemed years of service to the company prior to termination of service. Once retirement eligible, the treatment of specific awards may vary based upon age and years of service at the time of retirement, and vesting of RSUs upon retirement is contingent upon performance. Additional restrictions apply to the termination provisions for Mr. Chenault’s November 2007 and January 2008 performance-based SO grant and Mr. Henry’s January 2010 Special Leadership RSU grant.

(2)	Value of Accelerated LTIA. RSA/RSU and SO values are based on $47.17, the closing price per share of our stock as of December 31, 2011. For SOs, the value reflects the “in the money” value of SOs that vest upon termination of employment or CIC. With respect to PGs, the value reflects the PG’s target value adjusted by the applicable payout percentage.

(a)	Death and Disability. An NEO or his designated beneficiary or estate would receive:

(i) Pro Rata Bonus: A pro rata AIA for the year of termination.

(ii) Value of Accelerated LTIA:

•	Non-retirement eligible: Vesting of 100% of outstanding SOs, RSAs, and RSUs, and a pro rata portion of outstanding PG awards. SOs are exercisable for the lesser of 5 years or the original option term.

•	Retirement eligible: Same as above, except 50% of the grant value of Mr. Chenault’s otherwise forfeited PG awards vest, and 100% of the grant value of Mr. Henry’s otherwise forfeited PG awards vest.

(iii) Retirement Savings Plan: Upon disability, future employer contributions through age 65.

(b)	Retirement / Voluntary Resignation. For non-retirement eligible NEOs, 100% of AIA bonus and 100% of LTIA will be forfeited. Since Mr. Chenault and Mr. Henry are retirement eligible, they would receive:

(i) Pro Rata Bonus: A pro rata AIA for the year of termination.

(ii) Value of Accelerated LTIA:

•	Stock options: For Mr. Chenault, all unvested SOs outstanding for more than one year continue to vest; for Mr. Henry, all unvested SOs outstanding will vest.

•	PG Awards: PGs outstanding for more than one year vest pro rata, and PGs outstanding for one year or less are forfeited; provided that for Mr. Chenault, 50% of the grant value of his otherwise forfeited PG awards will vest, and for Mr. Henry, 100% of grant value of his otherwise forfeited PG awards will vest.

•	RSAs/ RSUs: RSAs/ RSUs outstanding more than two years vest; RSAs/ RSUs outstanding for two years or less are forfeited; provided that for Mr. Chenault, 50% of otherwise forfeited RSA/ RSU awards will vest, and for Mr. Henry, all otherwise forfeited RSA/ RSU awards will vest. Mr. Chenault’s amount includes the full value of 2011 AIA and PG awards (PG2010-11) that were granted in the form of 259,495 RSUs in January 2012, and does not include the value of 2010 AIA and PG awards (PG2008-10, second half of PG2009-10) that were granted in the form of 206,951 RSUs in January 2011 that were included in the table last year and vested fully in January 2012.

EXECUTIVE COMPENSATION TABLES

(iii)	Other Benefits: For retirement eligible NEOs, the cash surrender value of the life insurance under our Key Executive Life Insurance Plan.

(c)	Termination without Cause not in Connection with a Change in Control. In the event of termination without cause not in connection with a CIC, an NEO would receive:

(i)	Severance: Two years’ annual compensation, which includes two times base salary and two times the amount of the last AIA paid.

(ii)	Value of Accelerated LTIA:

•	For non-retirement eligible employees: LTIA continues to vest and stock options remain exercisable during the severance period, and are canceled on the earlier of their expiration date (for SOs only), the end of the severance period, or the commencement of full-time outside employment. PG awards that remain outstanding at the end of the NEO’s severance period are canceled.

•	Retirement eligible employees: All PG, SO and RSA/ RSU awards will vest at the end of the severance period.

(iii)	Deferred Compensation: Reflects two years of additional interest crediting (using the prior year’s interest rate assuming 3.37% for 1994–2004 programs) on the grandfathered amounts (amounts that were earned and vested prior to December 31, 2004).

•	Non-retirement eligible: Account balance is paid in a lump sum—grandfathered amounts are paid at the end of the two-year severance period and all other amounts are paid on a date at least six months following the date of termination.

•	Retirement eligible: Amounts are paid at the time and in the form (lump sum or installments) elected by the NEO; otherwise the NEO’s account balance is paid in a lump sum—grandfathered amounts are paid at the end of the two-year severance period and all other amounts are paid on a date at least six months following the date of termination.

(iv)	Other Benefits: Two years of contributions to U.S. medical, dental, health savings accounts, and premiums under the basic and Key Executive Life Insurance Plans; perquisite allowance for the year of termination ($35,000 for all NEOs); and outplacement services ($100,000 for all NEOs).

(d)	Termination without Cause or Constructive Termination in Connection with a Change in Control. In the event of termination without cause or constructive termination in connection with a CIC, an NEO would receive:

(i)	Severance: Two years’ annual compensation, which includes two times base salary and two times the amount of the last AIA paid.

(ii)	Pro Rata Bonus: A pro rata portion of the AIA for the year of termination calculated based on the average of the NEO’s two prior years’ AIA awards.

(iii)	Value of Accelerated LTIA: For awards granted after December 2010, upon employment termination (“double-trigger”), 100% vesting of SOs, RSAs, and RSUs upon the CIC and a pro rata portion of outstanding PG awards based on the average of the payout percentages for the last two PG programs paid out before the CIC. For awards granted before January 2011, the same treatments apply, except employment termination is not required (“single-trigger”) for equity award vesting.

(iv)	Deferred Compensation: Reflects two years of interest crediting (using the prior year’s interest rate assuming 3.37% for 1994–2004 programs) on the grandfathered amounts (amounts that were earned and vested prior to December 31, 2004). Grandfathered amounts are paid in a lump sum on a date that is at least six months following the date of termination. If the NEO is retirement eligible, all other account balances are paid at the time and in the form (lump sum or installments) elected by the NEO. If the NEO is not retirement eligible, all other account balances are paid in a lump sum on a date that is at least six months following the date of termination.

(v)	Other Benefits: Two years of contribution to U.S. medical, dental, and health savings accounts, premiums towards basic life insurance, outplacement services ($100,000 for all NEOs); and the cash surrender value of the life insurance under our Key Executive Life Insurance Plan.

(vi)	Excise Tax Reimbursement and Tax Gross-Up: Effective January 2011, we no longer provide excise tax reimbursements and tax gross-up payments in the case of a CIC, except with respect to previously granted incentive compensation plan awards. For those awards only, in the event that certain payments and benefits received by the NEO are treated as “excess parachute payments” for federal income tax purposes, and as a result the NEO is subject to excise tax on such benefits, then the NEO is entitled to receive a tax reimbursement and tax gross-up that puts the NEO in the same economic position had such excise tax not applied. We assume that a change in control occurred on December 31, 2011 at a stock price of $47.17 and that each executive’s employment is terminated on that date. We also make certain assumptions about interest rates and tax rates.

EQUITY COMPENSATION PLANS

Equity Compensation Plans

The following table provides summary information with respect to the company’s equity compensation plans under which the company’s common shares may be issued to employees or non-employees (such as consultants or advisors) as of December 31, 2011, each of which was approved by shareholders. Information relating to employee stock purchase plans and employee savings plans (such as 401(k) plans) is not included. Information is provided in the aggregate for the company’s equity compensation plans which have been approved by the company’s shareholders. There are no plans that have not been approved by shareholders.

Equity Compensation Plan Information

PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(B) WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(C) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
Equity compensation plans approved by shareholders	45,207,007	$42.39	37,657,719
Equity compensation plans not approved by shareholders	0	0	0
Total	45,207,007	$42.39	37,657,719

ITEM 1—ELECTION OF DIRECTORS

Board Membership Criteria and Diversity

Our board, acting through the Nominating and Governance Committee, seeks a board of directors that, as a whole, possesses the mix of experiences, skills, expertise, and qualifications appropriate to support the success of the company and function effectively in light of the company’s current and evolving business circumstances.

Our Corporate Governance Principles provide that directors should be people who have achieved prominence in their fields and who possess significant experience in areas of importance to us as a large, global public company, such as general management, finance, marketing, technology, law, international business, and public sector activities. The minimum personal characteristics that must be met by a nominee include integrity, independence, energy, forthrightness, strong analytical skills, and the commitment to devote the necessary time and attention to the company’s affairs.

Board Diversity

While we do not have a specific policy on diversity of the board, our governance principles provide that the board should be diverse, engaged, and independent. The committee considers diversity of the board, including gender and racial diversity, in its recruitment of directors. We believe the composition of our board reflects a diversity of skills, professional and personal backgrounds, and experiences.

Candidates must also demonstrate a willingness to work as part of a team in an atmosphere of trust and a commitment to represent the interests of all shareholders rather than those of a specific constituency.

Candidates are assessed based on their history of achievement, background, specific skills, expertise or experience, and personal attributes. The committee looks for directors who have established records of significant accomplishment in leading large, global businesses and in areas relevant to our success and our strategy, and seeks candidates who have demonstrated they have the ability to challenge and stimulate management and to exercise sound judgment.

Our governance principles provide that while the board need not adhere to a fixed number of directors, generally a board composed of 12 to 14 directors offers a sufficiently large and diverse group to address the important issues facing the company while being small enough to encourage personal involvement and discussion.

Director Nomination Process

The Nominating and Governance Committee considers and recommends the annual slate of director nominees. In determining the slate of nominees and whether to seek one or more new candidates, the committee reviews the size of the board, the tenure of our directors, and their skills, backgrounds, experiences, and contributions. The committee also assesses the knowledge, skills, and experiences of the board as a whole in relation to the strategic vision and business circumstances of the company to determine if there is particular knowledge, skills, or expertise that it should seek to add to the board. Each member of the committee participates in the review and discussion of director candidates. Where appropriate, directors who are not on the committee are encouraged to meet with and evaluate the suitability of potential candidates. The committee is authorized to and has engaged a professional search firm to assist it to identify, evaluate and conduct due diligence on potential director candidates.

Shareholders who wish to submit nominees for election at an annual or special meeting of shareholders should follow the procedure described on pages 81 to 82. The Nominating and Governance Committee applies the same standards in considering candidates submitted by shareholders as it does in evaluating other candidates.

ITEM 1—ELECTION OF DIRECTORS

Our Directors’ Qualifications and Experience

The experiences of the board’s slate of director candidates enable our directors to represent shareholder interests by providing sound judgment, critical viewpoints, and guidance on the issues, opportunities, and challenges facing American Express in today’s environment, and by evaluating our performance. Our company is a global services company that provides customers with access to products, insights, and experiences that enrich lives and build business success. We provide innovative payment, travel, and expense management solutions for individuals and businesses of all sizes around the world. We have a highly valued brand, we are regulated in many jurisdictions, and we operate in a rapidly evolving, technology-dependent, and highly competitive environment.

Our directors have held senior positions as leaders of various large, complex organizations and in government, demonstrating their ability to develop and execute significant and complex policy and operational objectives at the highest levels. Many of our directors have been chief executive or chief operating officers of large, global businesses through which they have developed expertise and experience in core business skills such as strategy and business development, responding to rapidly evolving business environments, fostering innovation, operations, talent management and leadership development, and compliance, controls and risk management. Our directors’ skills, expertise, backgrounds, and experiences collectively encompass the following areas:

•	Banking and financial services industry experience, which is relevant to understanding our business operations, competitive environment, and regulatory requirements

•	Digital, social media, mobile, and technology experience, which is relevant as we evolve our traditional businesses for an increasingly digital world

•

Government, legal, and public policy experience, which is relevant to the oversight of our company’s legal and regulatory compliance, government and regulatory relations, and social and public responsibility

•	Brand management and marketing expertise, which is relevant as we fulfill our vision to be the world’s most respected service brand

•	Global expertise, which is relevant as we grow our businesses in international and emerging markets

•	Financial expertise, which is relevant to advising on and overseeing our capital structure, financing and capital markets strategies, investments, financial reporting, and internal controls

•

Financial, investment, and mergers and acquisitions expertise, which is relevant to advising on our business development, acquisition, and joint venture strategies and to evaluating potential business partners and business plans

•

Public company board experience, which is relevant to providing guidance and insights relating to company and board governance, board operations and effectiveness, oversight of financial reporting, compliance, controls and risk management, assessment of management performance, and oversight of our corporate citizenship philosophy and programs

Our Director Nominees

Our board of directors currently has 13 members. Except for Mr. Akerson, who will retire from our board when his current term ends, each current director is standing for reelection to hold office until the next annual meeting of shareholders and until his or her successor is duly elected and qualified. Effective with Mr. Akerson’s retirement in April 2012, our board of directors will have 12 members.

ITEM 1—ELECTION OF DIRECTORS

Our board has appointed Daniel T. Henry, Louise M. Parent, and Carol V. Schwartz as proxies who will vote your shares on your behalf. These individuals intend to vote for the election of each of the 12 candidates nominated by the board unless you indicate on the proxy or voting instruction form that your vote is withheld from any or all of the nominees. The telephone and Internet voting procedures will include instructions on how to withhold your vote. We expect that each nominee will be able to serve if elected as a director. However, if any nominee is not able to serve, the persons named as proxies may vote for another person as nominated by the Nominating and Governance Committee.

As described on page 82 under Other Matters, Mr. Peter Lindner, a former employee of the company, has indicated that he intends to present himself as a nominee at the meeting. Accordingly, the number of nominees for election at the 2012 meeting will exceed the number of directors to be elected, which will result in a contested election. Under our majority voting policy, in a contested election majority voting is replaced by plurality voting, so that the 12 candidates that receive the greatest number of votes cast for their election as a director will be the persons elected to the board for the following year. Our board recommends that you vote your shares for the candidates nominated by the board.

ITEM 1 RECOMMENDATION: Our board of directors recommends a vote FOR the election of the following nominees as directors.

We indicate below, in italics, the principal occupation of each nominee. We also indicate other information about the backgrounds and experiences of the nominees including specific qualifications, experience, skills and expertise considered by the Nominating and Governance Committee as relevant to each of the nominee’s candidacy as a director.

CHARLENE BARSHEFSKY

Director since 2001

Age 61

Specific qualifications, experience, skills, and expertise:

•    Senior leadership and government experience

•    Government, legal, and public policy expertise

•    Public company director and committee experience at global technology and consumer branded corporations

•    Global expertise

Senior International Partner, WilmerHale, multinational law firm, Washington, D.C., since 2001, practicing in areas including international business transactions, government relations, market access, and regulation of business and investment. Prior to joining WilmerHale, Ambassador Barshefsky was the United States Trade Representative and a member of the President’s Cabinet from 1997 to 2001 and Acting and Deputy United States Trade Representative from 1993 to 1996, during which time she served as chief trade negotiator and principal trade policymaker for the United States and negotiated complex market access, regulatory, and investment agreements with virtually every major country in the world. Ambassador Barshefsky is a director of The Estée Lauder Companies Inc., Starwood Hotels & Resorts Worldwide, Inc., and Intel Corporation. She is a trustee of the Howard Hughes Medical Institute and a member of the Council on Foreign Relations. Through her government and private experience, Ambassador Barshefsky has substantial expertise in doing business in China and other emerging markets.

Ambassador Barshefsky brings to the board a combination of high-level U.S. government service, experience as a strategic advisor to numerous U.S. and international companies with respect to their international businesses, experience with foreign governments, and broad legal and public policy expertise, as well as her public company director experience.

ITEM 1—ELECTION OF DIRECTORS

URSULA M. BURNS

Director since 2004

Age 53

Specific qualifications, experience, skills, and expertise:

•    Operating and senior management experience, including as chief executive officer, at a technology-driven global business services company

•    Core business, management, and leadership skills

•   Global and technology expertise

•    Public company director and committee experience

Chairman and Chief Executive Officer, Xerox Corporation, a global company engaged in business processes and document management, since May 2010; Chief Executive Officer and Director since July 2009; President and Director, April 2007 to July 2009; Senior Vice President and President, Business Group Operations, January 2003 to April 2007. Ms. Burns is a director of The National Academy Foundation, CASA (The National Center on Addiction and Substance Abuse) at Columbia University, Catalyst, Massachusetts Institute of Technology, the U.S. Olympic Committee, FIRST (For Inspiration and Recognition of Science and Technology), W.O.M.E.N. in America, and Change the Equation, an initiative to improve science, technology, engineering, and math. Ms. Burns was appointed Vice Chair of the President’s Export Council in March 2010. She is a former director of Boston Scientific Corporation.

Ms. Burns has extensive senior management, operating, and leadership experience through her business career at Xerox. Ms. Burns brings to the board her core business and leadership skills, her perspective as a current CEO of a technology-driven global company, her experience in driving innovation, technology development, and business expansion, as well as her public company director and public policy experience.

KENNETH I. CHENAULT

Director since 1997

Age 60

Specific qualifications, experience, skills, and expertise:

•    Company Chief Executive Officer’s unique perspective and insights, including in respect of the company’s businesses, relationships, competitive and financial positioning, senior leadership, and strategic opportunities and challenges

•    Operating, business, and senior management experience as chief executive officer of a global business

•    Expertise in payments, network, and travel businesses and in brand management

•    Core business, management, and leadership skills

•    Public company director and committee experience

Chairman and Chief Executive Officer, American Express Company, April 2001 to present; Chief Executive Officer, January 2001 to April 2001. Mr. Chenault serves as a director of International Business Machines Corporation and The Procter & Gamble Company. Mr. Chenault was appointed by President Barack Obama to the President’s Council on Jobs and Competitiveness in February 2011. Mr. Chenault is a member of The World Trade Center Memorial Foundation and a trustee of the NYU Hospitals Center and the New York University School of Medicine Foundation.

ITEM 1—ELECTION OF DIRECTORS

Mr. Chenault brings the unique perspective of the company’s Chief Executive Officer, his expertise in the payments, network, and travel businesses, his relationships in the United States and internationally with the company’s customers, suppliers, and business partners, and his deep knowledge of the company’s industry, competitive developments, and executive talent, as well as his public company director experience, to his leadership of the board.

PETER CHERNIN

Director since 2006

Age 60

Specific qualifications, experience, skills, and expertise:

•    Operating and senior management experience at a leading global media corporation

•    Core business, management, and leadership skills

•    Expertise in online and digital markets, media, social networking, and other new technologies

•    Public company director and committee experience

Founder and Chairman, Chernin Entertainment, Inc., a film and television production company, and The Chernin Group, which is involved in strategic opportunities in media, technology, and entertainment, June 2009 to present. Mr. Chernin was President, Chief Operating Officer, and a director of News Corporation from October 1996 to June 2009, and was Chairman and Chief Executive Officer of the Fox Group, where he oversaw the global operations of the company’s film, television, satellite cable, and digital media businesses. At News Corporation, Mr. Chernin led the company’s expansion into the broadband and mobile markets, through the creation of Fox Interactive Media, Hulu, Jamba, and other digital properties. He is a director of Pandora Media, Inc. Mr. Chernin is a chairman and co-founder of Malaria No More and a director of the Harvard AIDS Initiative. Mr. Chernin is a former director of News Corporation, DirecTV, Inc., and Gemstar/T.V. Guide International.

Mr. Chernin brings to the board his extensive senior leadership, financial, and management experience, and his expertise in building industry leading businesses, developing innovative and forward-thinking approaches, and expanding traditional businesses in online and digital markets, as well as his core business skills and public company director experience.

ITEM 1—ELECTION OF DIRECTORS

THEODORE J. LEONSIS

Director since 2010

Age 56

Specific qualifications, experience, skills, and expertise:

•    Operating and senior management experience at technology-driven global Internet services company

•    Internet pioneer, including as founder of a company considered the first new-media marketing business

•    Expertise in identifying business opportunities and driving new strategies based on changing technologies, social media, digital marketing, and the Internet

•    Brand management and marketing expertise

Chairman and Chief Executive Officer, Monumental Sports & Entertainment, LLC, a sports and entertainment company that owns the NBA’s Washington Wizards, NHL’s Washington Capitals, WNBA’s Washington Mystics, and the Verizon Center in Washington, D.C., since 1999. Mr. Leonsis is also a Vice Chairman Emeritus of AOL LLC, a leading global ad-supported Web company, since December 2006. Mr. Leonsis held a number of other executive positions with AOL from September 1994 to December 2006, most recently as Vice Chairman and President, AOL Audience Business. Mr. Leonsis is a filmmaker, an author, and a director of Rosetta Stone, NutriSystem, Inc., Groupon, and several private Internet and technologies companies including Clearspring Technologies and SnagFilms. Mr. Leonsis was Chairman of Revolution Money, Inc., which the company acquired in January 2010. In November 2011, Mr. Leonsis co-founded Revolution Growth II, LP, a “speed-up capital” fund to invest in technology-enabled businesses.

Mr. Leonsis is an acknowledged innovator and Internet entrepreneur. He brings to the board his experiences in digital businesses, his innovative approaches, and his expertise in identifying business opportunities and driving new strategies based on changing technologies, social media, and the Internet.

JAN LESCHLY

Director since 1997

Age 71

Specific qualifications, experience, skills, and expertise:

•    Operating and management experience, including as chief executive officer, of global consumer, branded businesses

•    Core business, management, and leadership skills

•   Financial, investment, and mergers and acquisitions expertise

•    Public company director and committee experience

Founder and Chairman, Care Capital LLC, a private investment firm, since May 2000. Prior to establishing Care Capital, Mr. Leschly was Chief Executive Officer of SmithKline Beecham PLC from 1994 to 2000. Mr. Leschly serves as a director of The A.P. Moller-Maersk Group, Vaxart Pharmaceuticals, and Elevation Pharmaceuticals. He is an Adjunct Professor at the Copenhagen Business School. Mr. Leschly is a former director of Viacom, Inc., EPIGenesis Pharmaceuticals Inc., and Dynavax Technologies, Inc.

ITEM 1—ELECTION OF DIRECTORS

Mr. Leschly brings to the board his extensive experience growing and leading a global consumer, branded corporation, his financial, investment, brand management, leadership, and core business skills, his expertise in evaluating and guiding new business ventures, and his public company director experience.

RICHARD C. LEVIN

Director since 2007

Age 64

Specific qualifications, experience, skills, and expertise:

•    Recognized as a leader of American higher education

•    Distinguished economist, with expertise in economic theory, statistical analysis, modeling, and analyzing economic trends

•    Leader in U.S.-China cooperation through his development of extensive relationships between Yale University and China

•    Public company director and committee experience

President, Yale University, a private, independent university, since July 1993, and Frederick William Beinecke Professor of Economics. Former Chair of Yale’s Economics Department and Dean of Yale’s Graduate School of Arts and Science. Mr. Levin is a trustee of the William and Flora Hewlett Foundation, one of the largest philanthropic organizations in the United States. He is a member of the National Committee on United States-China Relations and a Fellow of the American Academy of Arts and Sciences. Mr. Levin is a trustee and vice chair of The Climate Works Foundation. He is a director of C-3, an energy resource management company, and a former director of Satmetrix Systems, Inc. and Lucent Technologies. Mr. Levin has served on a number of Presidential Commissions and was appointed by President Barack Obama to serve on the President’s Council of Advisors for Science and Technology.

Mr. Levin brings to the board his experience and vision in leading Yale University, one of the world’s most prestigious institutions of higher education, his involvement in a wide range of international initiatives at Yale University, his expertise in economics, statistics, and analysis, and his public company director and public policy experience.

RICHARD A. MCGINN

Director since 1998

Age 65

Specific qualifications, experience, skills, and expertise:

•    Operating and management experience, including as chief executive officer, in global communication systems, networking, and technology businesses

•    Core business, management, and leadership skills, and financial and investment expertise

•    Expertise in global business opportunities in telecommunications, mobile, online, and new technologies

•    Public company director and committee experience

General Partner, MR Investment Partners, a private equity firm that invests in technologies businesses, since April 2010. Mr. McGinn was formerly a General Partner of RRE Ventures, a private firm that invests in early stage technologies

ITEM 1—ELECTION OF DIRECTORS

businesses, from August 2001 to April 2010. Prior thereto, Mr. McGinn was the Chairman (from February 1998 to October 2000), Chief Executive Officer (from 1997 to 2000), and President (from 1996 to 1997) of Lucent Technologies, Inc. Mr. McGinn serves as a director of VeriFone Holdings, Inc.

Mr. McGinn brings to the board his deep business, investment, and financial experience, his expertise in analyzing business developments and opportunities in telecommunications, mobile, online, and new technologies, as well as his core business and leadership skills and public company director experience.

EDWARD D. MILLER

Director since 2003

Age 71

Specific qualifications, experience, skills, and expertise:

•    Operating and senior management experience, including as chief executive officer, at highly regulated, global financial services businesses

•    Core business, management, and leadership skills

•   Banking and financial services expertise, and expertise in card and payment networks

•    Public company director and committee experience

Former President and Chief Executive Officer, AXA Financial, Inc., a U.S.-based financial services organization providing asset management, financial advisory, and insurance services, since May 2001; member, Supervisory Board and Senior Advisor to Chief Executive of AXA Group, June 2001 to April 2003; Chief Executive Officer, August 1997 to June 2001. Prior to joining AXA Financial, Mr. Miller served as the President of Chemical Bank and held senior positions at Manufacturers Hanover Trust and The Chase Manhattan Bank. Mr. Miller is a director of Korn/Ferry International and The Feinstein Institute for Medical Research. He serves as Chairman of the Partnership for New York City’s Security and Risk Management Task Force and as a trustee of the New York City Police Foundation and of Phoenix House. Mr. Miller is a former director of KeySpan Corp. and Topps Company.

Mr. Miller brings to the board his extensive experience in the U.S. banking and payments industry and in global financial services businesses, his experiences leading highly regulated global entities, and his extensive leadership, operating, management, and core business skills, as well as his public company director experience.

ITEM 1—ELECTION OF DIRECTORS

STEVEN S REINEMUND

Director since 2007

Age 63

Specific qualifications, experience, skills, and expertise:

• Operating and senior management experience, including as chief executive officer, of global consumer, branded businesses

• Core business, management, and leadership skills

• Expertise in brand management, business strategy, and leadership

• Public company director and committee experience

Dean, Wake Forest Schools of Business, at Wake Forest University, a private, independent university, July 2008 to present, and Professor of Leadership and Strategy. Retired Chairman of the Board, PepsiCo, Inc., a company that produces beverages and convenient foods, since May 2007; Executive Chairman of the Board, October 2006 to May 2007; Chairman and Chief Executive Officer, May 2001 to October 2006; President and Chief Operating Officer, September 1999 to May 2001. Mr. Reinemund is a director of Marriott International, Inc., Exxon Mobil Corporation and Wal-Mart Stores, Inc. He is a Trustee of The Cooper Institute and a member of The Business Council. Mr. Reinemund is a former director of Johnson & Johnson and PepsiCo, Inc.

Mr. Reinemund brings to the board his expertise in growing leading businesses, developing global business strategies, brand management, innovation and strategy, and leadership development, as well as his core business skills and public company director experience.

ROBERT D. WALTER

Director since 2002

Age 66

Specific qualifications, experience, skills, and expertise:

• Operating and management experience, including as chief executive officer, of a global corporation

• Core business, management, and leadership skills

• Financial, investment, and mergers and acquisitions expertise

• Public company director and committee experience

Founder and Former Chairman and Chief Executive Officer, Cardinal Health, Inc., a company that provides products and services supporting the health care industry. Mr. Walter retired from Cardinal Health in June 2008. Prior to his retirement, he served as Executive Director, November 2007 to June 2008; Executive Chairman of the Board, April 2006 to November 2007; and Chairman and Chief Executive Officer, 1979 to April 2006. Mr. Walter is a director of Nordstrom, Inc. and YUM! Brands, Inc. Mr. Walter is a former director of Cardinal Health, CBS Corporation (and its predecessor, Viacom Inc.), and Battelle Memorial Institute.

Mr. Walter brings to the board his business acumen and financial, investment, core business, and leadership skills developed as the founder and chief executive officer of a global Fortune 100 company, a successful entrepreneur and investor, as well as his public company director experience.

ITEM 1—ELECTION OF DIRECTORS

RONALD A. WILLIAMS

Director since 2007

Age 62

Specific qualifications, experience, skills, and expertise:

•    Operating and senior management experience, including as chief executive officer, in a highly regulated industry

•    Core business, management, and leadership skills and financial expertise

•   Expertise in creating innovation through information technology

•    Public company director and committee experience

Former Chairman, Aetna Inc., a leading diversified health care benefits company, from November 2010 to April 2011; Chairman and Chief Executive Officer, October 2006 to November 2010; President and Chief Executive Officer, February 2006 to October 2006; and President, May 2002 to February 2006. Mr. Williams is a director of The Boeing Company, Johnson & Johnson, and Emergency Medical Services Corporation. He serves as an advisor to Clayton, Dubilier & Rice, LLC. He is a member of The Business Council and a member of the Dean’s Advisory Council and Alfred P. Sloan Management Society at the Massachusetts Institute of Technology. He is a former director of Lucent Technologies. Prior to joining Aetna, Mr. Williams co-founded several businesses and served in senior management positions at a number of other companies.

Mr. Williams brings to the board his extensive management, operations, and business experience leading in a rapidly changing and highly regulated industry, his focus on innovation through information technology, his leadership, financial and core business skills, and his public company director experience.

ITEM 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Each year the Audit and Risk Committee reviews our accounting firm’s qualifications, performance, and independence in accordance with regulatory requirements and guidelines, in order to determine whether to reappoint such firm as our independent registered public accounting firm. Based upon its review in February 2012, the committee appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the year beginning January 1, 2012.

PwC has been our independent auditor since 2005. Our Audit and Risk Committee charter requires a comparison of resources available in other audit firms at least every ten years. The committee conducted such a review in 2004 and as a result appointed PwC for the year beginning January 1, 2005.

We are asking shareholders to ratify the appointment of PwC for 2012. If shareholders fail to ratify the appointment, the Audit and Risk Committee will consider it a direction to consider other accounting firms for the subsequent year. One or more representatives of PwC will be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

PricewaterhouseCoopers LLP Fees and Services

Fees for Fiscal 2011 and Fiscal 2010

The following table sets forth the aggregate fees billed or to be billed by PwC for each of the last two fiscal years (in thousands):

TYPES OF FEES	FISCAL 2011	FISCAL 2010
Audit Fees	$19,279	$17,864
Audit-Related Fees	2,542	2,231
Tax Fees	274	28
Other Fees(1)	35	1,713
Total	$22,130	$21,836

(1)	We attempt to minimize the services for “Tax Fees” and “Other Fees” provided by PwC. For 2010, “other fees” consisted of fees related to permissible services, primarily consulting and advisory services, that were provided to us by a firm, Diamond Management & Technology Consultants, Inc. (Diamond), that PwC acquired in November 2010. These services were provided under agreements that we had entered into with Diamond prior to this acquisition.

In the above table, in accordance with the SEC’s rules, “audit fees” consist of fees for professional services rendered for the integrated audit of our financial statements, review of the interim consolidated financial statements included in quarterly reports, and services provided in connection with statutory and regulatory filings or engagements and other attest services. “Audit-related fees” consist of fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements. The services included employee benefit plan audits, internal control reviews, attest services not required by statute or regulation, and consultations on financial accounting and reporting matters not classified as audit. “Tax fees” consist of fees for professional services rendered for tax compliance and expatriate tax services. “Other fees” are fees for any services not included in the first three categories.

Policy on Pre-Approval of Services Provided by PricewaterhouseCoopers

The terms of our engagement of PwC are subject to the specific pre-approval of the Audit and Risk Committee. All audit and permitted non-audit services require pre-approval by the committee in accordance with pre-approval procedures established by the committee. All such services provided by our independent registered public accounting firm have been pre-approved in accordance with these procedures. The procedures require all proposed engagements of PwC for services of any kind to be directed to the company’s General Auditor and then submitted for approval to the committee prior to the beginning of any services.

Other Transactions with PricewaterhouseCoopers

We have a number of business relationships with individual member firms of the worldwide PricewaterhouseCoopers organization. Our subsidiaries provide card and travel services to some of these firms and these firms pay fees to our subsidiaries. These services are in the normal course of business, and we provide them pursuant to arrangements that we offer to other similar clients.

ITEM 2 RECOMMENDATION: Our board of directors recommends that you vote FOR the following resolution:

RESOLVED, that the appointment by the Audit and Risk Committee of the company’s Board of Directors of PricewaterhouseCoopers LLP as independent registered public accounting firm for the company, to audit the accounts of the company and its subsidiaries for 2012, is ratified and approved.

ITEM 3—ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

As part of our commitment to high standards of governance and pursuant to regulations under section 14A of the Securities Exchange Act of 1934, we seek your advisory vote on our executive compensation as described in the Compensation Discussion and Analysis and the tabular (and accompanying narrative) disclosure provided on pages 19 to 53. This proposal, known as a “say on pay” vote, gives you the opportunity to express your view on our fiscal 2011 executive compensation programs and policies for the NEOs in this proxy statement. While the vote does not address any specific item of compensation and is not binding on the board, the Compensation and Benefits Committee will review the voting results and consider the outcome of the vote when making future executive compensation decisions.	We recognize the interest our shareholders have in the company’s executive compensation program. As such, we currently intend to hold an annual “say on pay” vote. While the vote is advisory, the Compensation and Benefits Committee will review the results and consider the outcome in making future decisions about our executive compensation programs. Our next such advisory vote will occur at the 2013 annual meeting.

Our board of directors believes that the compensation of our executive officers is aligned with performance, is sensitive to our share price, appropriately motivates and retains our executives, and is a competitive advantage in attracting and retaining the high caliber of executive talent necessary to drive our business forward and build sustainable value for our shareholders. We believe the program delivers pay which is strongly linked to company performance over time.

ITEM 3 RECOMMENDATION: Our board of directors recommends that you vote FOR the following advisory resolution:

RESOLVED

That the compensation paid to the company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is approved.

ITEM 4—APPROVAL OF PERFORMANCE GOALS AND AWARD LIMITS UNDER 2007 INCENTIVE COMPENSATION PLAN

Million Dollar Cap Provisions

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of executive compensation paid to each of the company’s chief executive officer and the three highest compensated officers (other than the chief financial officer), as determined pursuant to the executive compensation proxy statement disclosure rules, in any one year to $1 million (Million Dollar Cap). An exemption from this limitation applies to “performance-based” compensation as defined in the regulations under section 162(m). This exception is referred to as the “performance exception”.

One of the requirements under the performance exception is shareholder approval of the material terms of the performance goals pursuant to which the compensation is paid. We must obtain this approval for awards made under the American Express 2007 Incentive Compensation Plan (2007 plan) at least every five years (other than stock options and stock appreciation rights). Our shareholders last approved the material terms of the performance goals for performance-based awards under the 2007 plan when the plan was adopted in April 2007.

Shareholder approval of the material terms of the performance goals in the 2007 plan will allow the Compensation and Benefits Committee the opportunity to grant awards intended to qualify as “performance-based” compensation under section 162(m), preserving the company’s tax deduction for such compensation. While generally the company intends to structure its compensation arrangements in a manner that would comply with section 162(m), the committee has the flexibility to pay non-deductible compensation if it believes it is in the best interest of the company.

Approvals Sought

We seek your approval of the material terms of the performance goals in the 2007 plan. For purposes of section 162(m), the material terms of the performance goals include:

•	The employees eligible to receive awards under the 2007 plan

•	A description of the business criteria on which the performance goal is based (performance measures)

•	The maximum compensation that can be paid to an employee under the performance goal during any specified period (individual award limits)

As described below, the board of directors has amended one of the individual award limits in the 2007 plan and seeks your approval of such amendment. Approval of this Item 4 will constitute approval of the material terms of the performance goals in the 2007 plan including this amendment.

We are not asking shareholders to approve additional shares under the 2007 plan.

ITEM 4—APPROVAL OF PERFORMANCE GOALS AND AWARD LIMITS UNDER 2007 INCENTIVE COMPENSATION PLAN

Material Terms of the Performance Goals to be Approved

by Shareholders

Eligible Participants

Employees and other individuals performing services for the company are eligible to receive awards under the 2007 plan. Approximately 17,000 employees (including 15 executive officers) may be considered for awards.

Performance Measures

PERFORMANCE BASED AWARDS

Performance based awards (other than stock options and stock appreciation rights) which may be granted under the 2007 plan include performance grants and any other award whose value is determined by fixed, formulaic performance objectives and that meet other tax requirements. The performance objectives may vary by participant and by award, and may be based upon the attainment of specific amounts of, or changes in, one or more of the following: revenue, revenue growth or product revenue growth; net income (before or after taxes); earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization) or earnings per share; shareholders’ equity or return on shareholders’ equity; assets, return on assets or net assets; capital or return on capital (including return on total capital or return on invested capital); book value or book value per share; economic value added models or equivalent metrics; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead or incentive compensation); expenses or reengineering savings; operating margins, gross margins or cash margin; cash flow, cash flow per share (before or after dividends) or cash flow return on investment; stock price or total shareholder return; market share; debt reduction; or regulatory achievements.

The Compensation and Benefits Committee may provide that in measuring the achievement of the performance objectives, an award may include or exclude items such as unrealized investment gains and losses, extraordinary, unusual or non-recurring items, asset write-downs, effects of accounting changes, currency fluctuations, acquisitions, divestitures, reserve-strengthening and other non-operating items.

The foregoing objectives may be applicable to the company as a whole, one or more of its subsidiaries, divisions, business units or business lines, or any combination of the foregoing, and may be applied on an absolute basis or be relative to other companies, industries or indices (e.g., stock market indices) or be based upon any combination of the foregoing. In addition to the performance objectives, the committee may also condition payment of any such award upon the attainment of conditions, such as completion of a period of service, notwithstanding that the performance objective or objectives specified in the award are satisfied.

The Compensation and Benefits Committee shall have the discretion, by participant and by award, to reduce (but not to increase) some or all of the amount that would otherwise be payable under the award by reason of the satisfaction of the performance objectives set forth in the award. In making any such determination, the committee is authorized in its discretion to take into account factors it determines are appropriate, including, but not limited to, company, business unit and individual performance.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

Stock options and stock appreciation rights may qualify as performance-based compensation if shareholders approve a maximum limit on the number of shares underlying such awards that may be granted to a participant over a specified period. To satisfy this requirement, stock options and stock appreciation rights are issued at fair market value and the maximum number of common shares underlying stock options and stock appreciation rights that may be granted to any participant in any one calendar year is limited in the plan to 2,000,000. The company’s shareholders approved this limit at the time of the plan’s adoption, and under section 162(m), it need not be re-approved every five years.

ITEM 4—APPROVAL OF PERFORMANCE GOALS AND AWARD LIMITS UNDER 2007 INCENTIVE COMPENSATION PLAN

Individual Award Limits and Amendment

In order to qualify for the performance exception, the 2007 plan contains limits on the compensation an individual is eligible to receive through various performance based awards in any one year. In February 2012, the board increased to 1,000,000 (from 410,000) this limitation with respect to the number of shares of restricted stock, or shares provided through restricted stock units, subject to shareholder approval. In the past two years, we have paid a larger portion of executive officer compensation in the form of restricted stock units (and a smaller portion in cash and stock options), as compared to prior years. Accordingly, this change in the plan limit on restricted stock and restricted stock units is being proposed to preserve the committee’s flexibility to design incentive awards in the manner it determines to be most appropriate while also preserving the opportunity to benefit from the performance exception.

The 2007 plan limits to 2,000,000 the maximum number of common shares underlying stock options and stock appreciation rights that may be granted to any one participant in any one calendar year. With respect to other performance based awards, the 2007 plan provides that, in any one calendar year: (a) no one participant may be paid cash, common shares (i.e., free and clear shares), other securities of the company (other than shares of restricted stock or restricted stock units), or any combination of the foregoing with a value determined by the committee to be in excess of $20 million, and (b) subject to shareholder approval, no one participant may receive more than 1,000,000 shares of restricted stock or shares provided through restricted stock units. Each of these limits is subject to the anti-dilution adjustments provided in the 2007 plan. For purposes of the foregoing, the committee will determine the calendar year or years in which amounts under these awards are deemed paid or received.

Description of 2007 Incentive Compensation Plan

The following is a summary of the material terms of the 2007 plan. This summary is qualified in its entirety by reference to the text of the plan as proposed to be amended, which is attached as Annex B and incorporated herein. References to the “committee” refer to the Compensation and Benefits Committee of the board of directors of American Express Company.

Purpose

The primary objective of the 2007 plan is to promote shareholder value and the company’s future success by providing appropriate retention and performance incentives to employees of the company and its affiliates.

Administration

The 2007 plan is administered by the Compensation and Benefits Committee. Each committee member is: (a) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended; (b) an “outside director” within the meaning of section 162(m), and (c) an “independent director” for purposes of the rules and regulations of the NYSE.

The committee has exclusive discretion to select the participants who will receive awards, to determine the type, size and terms of each award, and to adopt rules, procedures or sub-plans to accommodate the granting of awards to employees outside the United States. The committee also makes all other determinations that it decides are necessary or desirable in the interpretation and administration of the 2007 plan. To the extent permitted by applicable law, the committee may delegate its authority to one or more of its members or to appropriate officers, in accordance with guidelines it establishes.

ITEM 4—APPROVAL OF PERFORMANCE GOALS AND AWARD LIMITS UNDER 2007 INCENTIVE COMPENSATION PLAN

Notwithstanding the committee’s broad authority under the 2007 plan, it may not directly or indirectly reprice stock options or stock appreciation rights, nor permit the surrender or exchange of an outstanding award for cash or a replacement award, without shareholder approval.

Types of Awards

The 2007 plan allows for the granting of the following types of awards: stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, performance grants and awards providing benefits similar to the foregoing awards that may be required to obtain regulatory approval in certain jurisdictions or in situations where local regulations may adversely affect the employee (e.g., taxation before receipt of shares). Awards may be paid in cash, common shares, or other company securities, as determined by the committee.

Stock Options

A stock option is the right to purchase a specified number of common shares at a price (the “option price”) fixed by the committee.

Generally, the option price may be no less than the fair market value of the underlying common shares on the date of grant. The fair market value of a share of common stock on a given date is determined by the closing price as reported on the NYSE composite tape on such date. The company may not decrease the option price of an outstanding stock option without shareholder approval, other than to make equitable adjustments (e.g., for stock splits) under the anti-dilution provisions of the 2007 plan.

Generally, stock options will expire not later than ten years after the date on which they are granted. Stock options must have a vesting period of at least one year (subject to certain exceptions) and otherwise become exercisable at such times and in such installments as the committee shall determine. Payment of the option price must be made in such form as determined by the committee. No loans from the company or any affiliate are permitted in connection with the 2007 plan.

Restricted Stock and Restricted Stock Units

Generally, restricted stock is an award of common shares that are subject to a vesting period (and may include pro rata vesting over such period) determined by the committee.

Restricted stock units are awards that are valued by reference to common shares, which value may be paid to a participant by delivery of such property as the committee shall determine, including without limitation, cash, common shares, other company securities or property, or other forms of payment. Restricted stock units have a vesting period (and may include pro rata vesting over such period) as determined by the committee.

Restricted stock and restricted stock units may also contain performance-based conditions to vesting. Prior to the expiration of the restricted period, a participant who has received an award of restricted stock has the right to vote and to receive dividends on the underlying unvested shares. However, the committee may choose, at the time of the grant of an award of restricted stock, to restrict any cash dividends paid on such restricted stock, subject to such terms, conditions, restrictions or limitations, if any, as it may establish. Any dividends that are not paid currently may, at the committee’s discretion, accrue interest or be reinvested into additional shares of restricted stock subject to the same vesting or performance conditions as the underlying award.

A participant who has received a restricted stock unit does not have the right to vote or to receive dividends on the underlying shares. However, the committee may choose, at the time of the grant of a restricted stock unit or any time thereafter up to the time of the award’s payment, to include as part of such award an entitlement to receive cash dividend equivalents, subject to such terms, conditions, restrictions, or limitations, if any, as it may establish. Dividend equivalents shall be paid in such form and manner and at such times as the committee shall determine. All dividend equivalents that are not paid currently may, at the committee’s discretion, be held in escrow and accrue interest or be reinvested into additional common shares subject to the same vesting or performance conditions as the underlying award.

ITEM 4—APPROVAL OF PERFORMANCE GOALS AND AWARD LIMITS UNDER 2007 INCENTIVE COMPENSATION PLAN

Performance Grants

Performance grants, including certain annual incentive awards and portfolio grants, are awards whose final value, if any, is determined by the degree to which performance objectives selected by the committee are achieved during a specified period, subject to such adjustments as the committee may approve based on relevant factors.

The committee establishes performance objectives that may be based upon company, business unit, participant and/or other performance objectives. The committee may make such adjustments in the computation of any performance measure or payout as it considers are appropriate. The maximum value of an award may be a fixed dollar amount, an amount that varies from time to time based on the value of a common share, or an amount that may be determined from other criteria specified by the committee. Payment under a performance grant may vest over a period of time after the final value is determined.

Subject to defined exceptions, the performance periods for performance grant awards are a minimum of one year. The committee generally determines the value of a performance grant as soon as practicable after the end of the performance period or may determine value based upon a portion of the performance period upon earlier termination of the participant’s employment or performance of services. Payment of a performance grant may be made in cash, common shares, other securities issued by the company or its affiliates or a combination thereof as determined by the committee.

Stock Appreciation Rights

Although the committee does not currently use this authority, the 2007 plan authorizes the grant of stock appreciation rights. A stock appreciation right is a right to receive (without payment to the company) cash, common shares, or other equity or debt securities of the company or an affiliate, or any combination thereof, or property, or other forms of payment, or any combination thereof, as determined by the committee, based on the increase in the fair market value of the number of common shares specified in the stock appreciation right. A stock appreciation right granted in conjunction with a previously granted stock option must have a per-share exercise price no less than the fair market value of a share on the date that the stock option was previously granted. The company may not decrease the per-share exercise price of an outstanding stock appreciation right without shareholder approval, other than to make equitable adjustments (e.g., for stock splits) under the anti-dilution provisions of the 2007 plan. Stock appreciation rights become exercisable at such times and in such installments as the committee shall determine.

Available Shares

We are not asking shareholders to authorize any additional shares under the 2007 plan. Approximately 38 million common shares remained available for grant under the 2007 plan as of December 31, 2011, as set forth under Equity Compensation Plans on page 54.

In 2007, shareholders approved the issuance under the 2007 plan of the shares that remained available for grant under the company’s 1998 incentive compensation plan (1998 plan), not to exceed 53 million shares, plus shares subject to awards granted under the 2007 plan and the 1998 plan which are recovered or not issued by the company, shares related to awards issued under these plans that are forfeited, terminated, canceled, acquired by the company or expire unexercised, shares surrendered or withheld to pay the exercise price of awards or to satisfy tax withholding obligations and shares originally linked to awards under these plans that are actually settled in cash or consideration other than common shares or other equity securities. Awards granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the company or any affiliate or with which the company or any affiliate combines, do not count against the maximum number of shares that may be issued under the 2007 plan.

ITEM 4—APPROVAL OF PERFORMANCE GOALS AND AWARD LIMITS UNDER 2007 INCENTIVE COMPENSATION PLAN

Transferability

A participant’s rights in an award may be assigned or transferred only in the event of death, or if permitted by the committee, may be assigned or transferred without consideration to one or more members of the participant’s immediate family, to a partnership of which the only partners are the participant or members of the participant’s immediate family, or to a trust established by the participant for the exclusive benefit of the participant or one or more members of his or her immediate family.

Anti-Dilution Adjustment

If the company’s outstanding common shares are changed by reason of any stock split, stock dividend, combination, subdivision or exchange of shares, recapitalization, merger, consolidation, reorganization or other extraordinary or unusual event, the committee will direct that appropriate changes be made in the maximum number or kind of securities that may be issued under the 2007 plan and in the terms of certain outstanding awards, including the number of shares or securities subject to awards and the exercise price or other stock price or share-related provisions of awards.

Plan Term

Unless earlier terminated by the board of directors, the 2007 plan will terminate on April 23, 2017.

Plan Amendment

The 2007 plan may be amended in whole or in part at any time and from time to time by the board of directors; provided, however, that no amendment may be made without shareholder approval if such amendment would (a) increase the number of shares available for grant, (b) decrease the minimum stock option exercise price, (c) reduce the minimum vesting or performance periods under the plan for awards, (d) change the aggregate or annual award limits, (e) amend or repeal the prohibitions against repricing or exchange of awards, or (f) in the absence of shareholder approval, adversely affect compliance with applicable laws, rules, and regulations.

Award Forfeiture Provisions

Awards granted under the 2007 plan will be subject to the company’s policy regarding recoupment of incentive compensation and the company’s detrimental conduct provisions, as discussed under Compensation Discussion and Analysis—Clawback Policies on pages 37 to 38.

New Plan Benefits

Any future awards under the 2007 plan will be made at the discretion of the committee and accordingly the amount of such future awards is not determinable at this time with respect to our executive officers, including the NEOs, or our other employees.

ITEM 4—APPROVAL OF PERFORMANCE GOALS AND AWARD LIMITS UNDER 2007 INCENTIVE COMPENSATION PLAN

Outstanding Awards

STOCK OPTION AWARDS TO NAMED EXECUTIVE OFFICERS AND OTHER INDIVIDUALS AND GROUPS

The following table sets forth information with respect to the stock options granted under the 2007 plan since its adoption through January 31, 2012, to each NEO, all current executive officers as a group, and all employees, including all current officers who are not executive officers, as a group. This table includes options that may have been exercised or cancelled under the provisions of the plan.

NAME AND POSITION	NUMBER OF SHARES UNDERLYING OPTIONS
K.I. Chenault, Chairman and Chief Executive Officer	5,482,493
E.P. Gilligan, Vice Chairman	1,419,314
D.H. Schulman, Group President Enterprise Growth	204,099
S.J. Squeri, Group President Global Services	797,007
D.T. Henry, Executive Vice President and Chief Financial Officer	681,154
All current executive officers as a group	12,143,394
All employees, including all current officers who are not executive officers, as a group	13,619,688

Information concerning stock options granted during the last fiscal year under the 2007 plan is set forth in the Grants of Plan-Based Awards table on page 43, and information regarding outstanding stock options and restricted stock units (including restricted stock units subject to performance conditions) granted under the plan is set forth in the Outstanding Equity Awards at Fiscal Year-End table on page 45. Additional information regarding the shares previously issued and available under the 2007 plan can be found under Equity Compensation Plan Information on page 54.

Stock Price

The closing price of American Express common shares as reported on the NYSE on [February 1,] 2012, was $50.62 per share.

Certain U.S. Federal Income Tax Consequences of Stock Option Awards

The following discussion is intended to provide only a general outline of the U.S. federal income tax consequences of the issuance and exercise of options to a recipient subject to U.S. taxes and the company. It does not address any other taxes imposed by the United States, taxes imposed by any state or political subdivision thereof or foreign jurisdiction, or the tax consequences applicable to participants who are not subject to U.S. taxes. The following discussion assumes that the stock options are exempt from Section 162(m) of the federal tax code and do not violate Section 409A of the federal tax code.

Nonqualified Stock Options. A participant who exercises a nonqualified stock option recognizes taxable ordinary income in the year the option is exercised in an amount equal to the excess of the fair market value of the shares purchased on the exercise date over the purchase price. Subject to applicable provisions of the federal tax code and regulations thereunder, the company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. Any gain or loss realized by the participant upon the subsequent disposition of the shares will be taxed as short-term (if held one year or less) or long-term (if held more than one year) capital gain but will not result in any further deduction for the company.

ITEM 4—APPROVAL OF PERFORMANCE GOALS AND AWARD LIMITS UNDER 2007 INCENTIVE COMPENSATION PLAN

Incentive Stock Options. Although the committee does not intend to use such authority at the present time, the 2007 plan authorizes the grant of incentive stock options (ISOs) that meet the requirements of Section 422 of the federal tax code. A participant who exercises an ISO does not recognize ordinary income at the time of exercise, and the company is not entitled to a tax deduction. Upon the sale of shares obtained by exercising an ISO after the shares have been held more than one year since the date of exercise and two years from the date of grant, the excess of the sale price over the purchase price is taxed as long-term capital gain. If the shares are sold within one year of the date of exercise or two years of the date of grant, the excess of the fair market value of the shares on the date of exercise (or sale proceeds if less) over the purchase price is taxed as ordinary income, and, subject to applicable provisions of the federal tax code and regulations thereunder, the company is entitled to a tax deduction for this amount; any remaining gain is taxed as capital gain, without a company tax deduction.

The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of stock option awards and is based on U.S. federal income tax law and interpretational authorities as of the date of this proxy statement, which are subject to change at any time.

Vote Required/Effect of Vote

The affirmative vote of a majority of the shares of our common stock present or represented and entitled to vote at the annual meeting is required to amend the 2007 plan and to approve the performance goals for performance-based awards under the 2007 plan.

If the shareholders do not approve this item, the individual award limit on restricted shares will not be amended and no awards granted under the 2007 plan after the 2012 annual meeting other than stock options and stock appreciation rights will be eligible for the performance exception from the Million Dollar Cap.

ITEM 4 RECOMMENDATION: The board of directors recommends a vote FOR the following resolution:

RESOLVED

That the shareholders of American Express Company approve the performance goals for performance-based awards in the American Express 2007 Incentive Compensation Plan including an increase in the individual award limit for restricted shares and restricted share units, effective immediately.

ITEM 5—SHAREHOLDER PROPOSAL RELATING TO CUMULATIVE VOTING FOR DIRECTORS

Mrs. Evelyn Y. Davis, Suite 215, Watergate Office Building, 2600 Virginia Avenue, N.W., Washington, D.C. 20037, owner of 300 common shares, has advised us that she plans to introduce the following resolution:

RESOLVED: “That the stockholders of American Express, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

SUPPORTING STATEMENT

REASONS: “Many states have mandatory cumulative voting, so do National Banks.”

“In addition, many corporations have adopted cumulative voting.”

“Last year the owners of 236,171,981 shares, representing approximately 26.70% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

BOARD OF DIRECTORS STATEMENT IN OPPOSITION

Cumulative voting is one of those issues that has the appearance of fairness, but in reality could serve the interests of special interest groups. It could make it possible for such a group to elect one or more directors beholden to the group’s narrow interests. This could lead to factions and discord within the board and undermine its ability to work effectively on behalf of the interests of all of the shareholders.

The present system of voting utilized by the company and by most leading corporations prevents the “stacking” of votes behind potentially partisan directors. We believe the present system is thus more likely to promote the election of a more effective board in which each director represents the interests of all the shareholders.

ITEM 5 RECOMMENDATION: Our board of directors recommends that you vote AGAINST this proposal.

ITEM 6—SHAREHOLDER PROPOSAL RELATING TO SEPARATE CHAIRMAN AND CEO ROLES

AFSCME Employees Pension Plan, 1625 L Street, Washington DC 20036, the holder of 7,526 common shares, has advised us that it intends to introduce the following resolution:

RESOLVED: That shareholders of American Express Company (“American Express” or the “Company”) ask the Board of Directors to adopt a policy that the Board’s Chairman be an independent director according to the definition set forth in the New York Stock Exchange listing standards, unless American Express common stock ceases being listed there and is listed on another exchange, at which point, that exchange’s standard of independence should apply. If the Board determines that a Chairman who was independent when he or she was selected is no longer independent, the Board shall promptly select a new Chairman who satisfies this independence requirement. Compliance with this requirement may be excused if no director who qualifies as independent is elected by shareholders or if no independent director is willing to serve as Chairman. This independence requirement shall apply prospectively so as not to violate any Company contractual obligation at the time this resolution is adopted.

SUPPORTING STATEMENT

CEO Kenneth Chenault also serves as chairman of the Company’s board of directors. We believe the combination of these two roles in a single person weakens a corporation’s governance which can harm shareholder value. As Intel former chairman Andrew Grove stated, “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the board. The chairman runs the board. How can the CEO be his own boss?”

In our view, shareholder value is enhanced by an independent board chair who can provide a balance of power between the CEO and the board, and support strong board leadership. The primary duty of a board of directors is to oversee the management of a company on behalf of its shareholders. But if a CEO also serves as chair, we believe this presents a conflict of interest that can result in excessive management influence on the board and weaken the board’s oversight of management.

An independent board chair has been found in academic studies to improve the financial performance of public companies. A 2007 Booz & Co. study found that in 2006, all of the underperforming North American companies whose CEOs had long tenure lacked an independent board chair (The Era of the Inclusive Leader, Booz Allen Hamilton, Summer 2007). A more recent study found worldwide, companies are now routinely separating the jobs of chair and CEO: in 2009 less than 12 percent of incoming CEOs were also made chair, compared with 48 percent in 2002 (CEO Succession 2000–2009: A Decade of Convergence and Compression, Booz & Co., Summer 2010).

We believe that independent board leadership would be particularly constructive at American Express, where Kenneth Chenault ranked 193 out of 196 CEOs in a 2011 Forbes pay for performance survey (“Show Me the Money,” Forbes, April 23, 2011).

We urge shareholders to vote for this proposal.

BOARD OF DIRECTORS STATEMENT IN OPPOSITION

Our board believes that any decision to separate the roles of Chairman and CEO should be based on the specific circumstances of a corporation, the independence and capabilities of its directors, and the leadership provided by its CEO. Our board does not believe that separate roles for the Chairman and CEO should be mandated or that such a separation would, by itself, deliver additional benefit for shareholders.

Our board believes that its current structure and governance allow it to provide effective, independent oversight of our company.

•	We have an independent lead director with significant responsibilities that are described in detail on page 8 of this proxy.

•

Nonmanagement directors meet frequently in executive sessions that are chaired by our lead director with no members of management present. Nonmanagement directors use these executive sessions to discuss matters of concern as well as any matter they deem appropriate, including evaluation of senior management, CEO and management succession, matters to be included on board agendas, board informational needs and board effectiveness.

•

The Chairs—and all members—of the Audit and Risk, Nominating and Governance, and Compensation and Benefits Committees are independent directors. These board committee chairs determine matters to be discussed and materials to be evaluated in the areas covered by their committee charter.

•	All directors have complete access to all members of management and company employees on a confidential basis.

Our board believes that Mr. Chenault’s knowledge of the day-to-day operations of the company, perspective on competitive developments, understanding of shareholder interests, and relationships with customers, business partners, and employees allow him to provide effective leadership in his role as Chairman and CEO. Furthermore, a clearly defined lead director role, independent key committee chairs, committed directors, and frequent executive sessions provide a framework for effective direction and oversight by the board.

Our board believes that its current governance structure provides unambiguous accountability, allows the company to present its strategy with a unified voice, and serves the best interest of shareholders at this time.

ITEM 6 RECOMMENDATION: Our board of directors recommends that you vote AGAINST this proposal.

ADDITIONAL INFORMATION

Certain Relationships and Transactions

We engage in transactions, arrangements, and relationships with many other entities, including financial institutions and professional organizations, in the course of our ordinary business activities. Some of our directors, director nominees, executive officers, greater than 5% shareholders, and their immediate family members (each, a Related Person) may be directors, officers, partners, employees, or shareholders of these entities. We carry out transactions with these firms on customary terms, and, in many instances, our directors and executive officers may not have knowledge of them. To the company’s knowledge, since January 1, 2011 no Related Person has had a material interest in any of our ongoing business transactions or relationships except as described below.

Our Related Person Transaction Policy

Our Related Person Transaction Policy governs company transactions, arrangements, and relationships involving more than $120,000 in which a Related Person has a direct or indirect material interest (Related Person Transactions). Under the policy, Related Person Transactions must be approved by the Nominating and Governance Committee, which may approve a transaction only if it determines, based on a review of the relevant facts and circumstances, that it is consistent with the best interests of the company. In the event we become aware of a Related Person Transaction that was not pre-approved under the Policy, the committee will consider the options available, including ratification, revision, or termination of the transaction. The Policy does not supersede any other company policy or procedure that may apply to any Related Person Transaction, including our governance principles and codes of conduct.

The company’s Secretary is responsible for assisting the Nominating and Governance Committee in carrying out its responsibilities under this policy. Management is required to present to the committee the material facts of any transaction that it believes may require review. In cases where it is impracticable or undesirable to delay a decision on a proposed transaction until the next meeting of the committee, the Chair of the committee may review and approve the transaction. Any such approval must be reported to the full committee at its next regularly scheduled meeting. If a matter before the committee involves a member of the committee, the member may not participate in the committee’s deliberations or vote on the matter.

Pre-Approved Categories of Related Person Transactions

The Nominating and Governance Committee has pre-approved certain categories of transactions that may constitute Related Person Transactions as being consistent with the best interest of the company. These categories are:

•	Executive officer compensation approved by the board or the Compensation and Benefits Committee

•	Non-employee director compensation approved by the board or the Nominating and Governance Committee

•	Director and officer insurance payments and indemnification payments made in accordance with the company’s certificate of incorporation or by-laws

•

Transactions in the ordinary course of business with entities at which a Related Person is a director, executive officer, employee, and/or a less than 10% beneficial owner, provided the amounts involved do not exceed the greater of $1 million or 1% of the other entity’s annual revenues

•	Transactions where the rates or charges are determined by competitive bids

•

Contributions by the company or the American Express Foundation to a charitable organization at which a Related Person serves as a director, executive officer, and/or trustee, provided that the aggregate annual amount of such

ADDITIONAL INFORMATION

contributions, excluding contributions under the company’s gift match program and contributions under the company’s Directors’ Charitable Award Program, do not exceed the lesser of $1 million or 2% of the organization’s total annual revenues

•	Use of the company’s products and services on terms and conditions similar to those available to other customers or employees generally; and

•	Transactions in which all shareholders receive the same benefits on a pro rata basis

Related Party Transactions

Mr. Leonsis joined the board in July 2010, at which time the Nominating and Governance Committee considered and approved Mr. Leonsis’s relationships with the company. Mr. Leonsis was chairman of the board of directors and a shareholder of Revolution Money Inc., which the company acquired in January 2010. Mr. Leonsis was a selling shareholder and a party to the purchase agreement, which contained customary representations and warranties and seller indemnities. A portion of the total purchase price was placed into escrow to cover certain seller indemnity obligations. As a selling shareholder, Mr. Leonsis received from the escrow approximately $1.15 million in each of January 2011 and January 2012, since the purchase agreement provided that one-half of the escrow would be released pro rata to the sellers at such times.

Mr. Leonsis has been acknowledged as an innovator and Internet entrepreneur and during his career has been involved in identifying business opportunities and driving new strategies based on changing technologies, social media, and the Internet. After the acquisition of Revolution Money, Mr. Leonsis provided consulting services to Mr. Chenault and met with members of our board. In July 2010, when Mr. Leonsis was elected as a director, the board asked him to continue to devote significant time beyond that spent as a director advising the company in the areas of digital, online and mobile payments, strategic initiatives, technology developments, and potential transactions. Accordingly, the board approved a one-year consulting services agreement between Mr. Leonsis and the company in July 2010. The agreement was renewed for an additional one-year term and expires in July 2012. Pursuant to this agreement, we pay Mr. Leonsis a monthly fee of $83,333.33. The agreement is terminable by us at any time and for any reason. The agreement contains customary confidentiality and exclusivity provisions. Mr. Leonsis is not considered an independent director. He does not serve on the Audit and Risk, Nominating and Governance, or Compensation and Benefits Committees of the board.

Our executive officers and directors may from time to time take out loans from certain of our subsidiaries on the same terms that these subsidiaries offer to the general public. For example, our two U.S. Card-issuing banks may extend credit to our directors and executive officers under our charge or lending products. All indebtedness from these transactions is in the ordinary course of our business and is on the same terms, including interest rates, in effect for comparable transactions with other people. Such indebtedness involves normal risks of collection and does not have features or terms that are unfavorable to our subsidiaries. Our executive officers and directors may also have transactions with us involving other goods and services, such as travel services and investments in deposit products offered by subsidiaries of the company. These transactions are also in the ordinary course of our business, and we provide them on terms that we offer to our customers generally.

Certain executive officers and directors are affiliated with companies with whom the company has entered into ordinary course business relationships from time to time, including ordinary course merchant relationships pursuant to which these companies accept our charge and credit Card products and pay us fees when customers use these Cards. From time to time, we may enter into joint marketing or other relationships with one or more of these companies in the ordinary course that encourage customers to apply for and use our Cards. We also may provide ordinary course commercial Card, travel services, or business insights to some of these companies for which these companies pay fees to us. We may engage in other commercial transactions with these companies and pay or receive fees in those transactions. We have a number of similar ordinary course relationships with Berkshire Hathaway Inc., its affiliates, and companies in which they have significant investments. We have also purchased insurance products from a subsidiary of Berkshire Hathaway Inc. in the ordinary course of business and on arms-length terms.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers and beneficial owners of 10% or more of our common shares to file reports with the SEC. Based on our records and other information, we believe that all reports that were required to be filed under Section 16(a) during 2011 were timely filed.

Director and Officer Liability Insurance

We have an insurance program in place to provide coverage for director and officer liability and for fiduciary liability arising from employee benefit plans we sponsor. The coverage for director and officer liability provides that, subject to the policy terms and conditions, the insurance carriers will: (1) reimburse us when we are legally permitted to indemnify our directors and officers; (2) pay losses, including settlements, judgments, and legal fees, on behalf of our directors and officers when we cannot indemnify them; and (3) pay our losses resulting from certain securities claims. The fiduciary liability portion of the program covers: us; our employee benefits plans; and the directors, trustees, and employees who serve as fiduciaries for our employee benefit plans. Subject to the policy terms and conditions, it covers losses from alleged breaches of fiduciary or administrative duties, as defined in the Employee Retirement Income Security Act of 1974 or similar laws or regulations outside the United States.

Effective from November 30, 2011 to November 30, 2012, this insurance is provided by a consortium of carriers. ACE American Insurance Company is the lead insurer. XL Specialty Insurance Company, Illinois National Insurance Company, Federal Insurance Company, U.S. Specialty Insurance Company, Zurich American Insurance Company, Chartis Excess Limited, and Arch Insurance Company provide excess coverage. The program also includes supplemental layers dedicated exclusively to providing coverage for directors and officers when we cannot indemnify them. The supplemental layers are provided by XL Specialty Insurance Company, Illinois National Insurance Company, Zurich American Insurance Company, RLI Insurance Company, U.S. Specialty Insurance Company, Chartis Excess Limited, Federal Insurance Company, St. Paul Fire & Marine Insurance Company, Continental Casualty Company, and Liberty Insurance Underwriters Inc. We expect to obtain similar coverage upon expiration of the current program. The annual premium for the current program is approximately $6.3 million.

2013 Annual Meeting of Shareholders Information

Requirements and Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders

If a shareholder wants us to include a shareholder proposal in our proxy statement for the 2013 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, our Secretary must receive the proposal at our principal executive offices no later than November [X], 2012. Any such proposal must comply with all the requirements of Rule 14a-8.

Under our by-laws, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these advance notice procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to the Secretary of the company at our principal executive offices. We must receive notice as follows:

•

We must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting.

ADDITIONAL INFORMATION

Assuming that the 2013 Annual Meeting of Shareholders is held on schedule, we must receive notice pertaining to the 2013 Annual Meeting of Shareholders no earlier than December 31, 2012 and no later than January 30, 2013.

•

However, if we hold the 2013 Annual Meeting of Shareholders on a date that is not within 25 days before or after such anniversary date, we must receive the notice no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

•

If we hold a special meeting to elect directors, we must receive a shareholder’s notice of intention to introduce a nomination no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

Our by-laws provide that notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business, and certain other information about the shareholder. Any notice (other than a proposal pursuant to Rule 14a-8) that is received after the times specified above for proposed items of business will be considered untimely under Rule 14a-4(c) under the Securities Exchange Act of 1934. The persons named in the proxy for the meeting may exercise their discretionary voting power with respect to all such matters, including voting against them. All director nominations and shareholder proposals, other than shareholder proposals made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must comply with the requirements of the company’s by-laws. You may obtain a copy of the company’s by-laws at no cost from the company’s Secretary. The contact information for the company’s Secretary is on page 1.

Other Matters

Mr. Peter Lindner, a former employee of the company, has pursued, through a variety of means, a number of personal grievances against the company since his employment was terminated in 1998, including certain litigation related to previous annual meetings of shareholders.

Mr. Lindner submitted a shareholder proposal under Rule 14a-8 and the company’s by-laws relating to the company’s Code of Conduct for Employees for inclusion in this proxy statement (Lindner Proposal). The proposal seeks to amend the Code of Conduct for Employees to include mandatory penalties for non-compliance after review by independent outside experts. The Lindner Proposal has been excluded from this proxy statement pursuant to a no-action letter received under SEC Rule 14a-8. Mr. Lindner has notified the company that he intends to present the Lindner Proposal directly at the annual meeting.

Mr. Lindner has pursued election to the board for the past two years. Mr. Linder has indicated that he intends to present himself as a nominee at this year’s annual meeting.

Participants in the Solicitation

Under applicable SEC regulations, members of the board and certain officers and employees of the company are “participants” with respect to the company’s solicitation of proxies in connection with the annual meeting. Certain information concerning these “participants” is set forth in the proxy statement and in Annex A hereto.

ADDITIONAL INFORMATION

Solicitation of Proxies; Expenses

As a result of Mr. Lindner’s intended proxy solicitation for election as a director, we may incur additional costs in connection with our solicitation of proxies. We have retained Morrow & Co. LLC (Morrow) to assist us in the solicitation of proxies for a fee of $17,500 plus out-of-pocket expenses. If Mr. Lindner commences an actual solicitation of proxies, Morrow expects that approximately ten of its employees would assist in our solicitation. Our expenses related to the solicitation of proxies from shareholders this year would then exceed those normally spent for an annual meeting of shareholders. Such additional costs are expected to aggregate to approximately $100,000. These additional solicitation costs are expected primarily to consist of the increased fees of outside counsel.

Notice of Business to Come Before the Meeting

Our board of directors and the company’s management have not received notice of, and are not aware of, any business to come before the annual meeting other than the agenda items referred to in this proxy statement and the submission of the Lindner Proposal which, while not included in this proxy statement, may be presented by Mr. Lindner at the meeting. In such event, the named proxies will have discretionary voting authority under Rule 14a-4(c) of the Exchange Act with respect to the Lindner Proposal and intend to exercise such discretion to vote AGAINST the Lindner Proposal if presented at the meeting. Adoption of the Lindner Proposal, like the other shareholder proposals that are on the company’s agenda at the meeting, requires the approval of the majority of the votes cast. Abstentions and broker non-votes are not considered as votes cast and will have no effect on the outcome of the vote on the proposal. If any other matter comes before the meeting, the named proxies will use their best judgment in voting the proxies.

VOTING INSTRUCTIONS AND INFORMATION

Voting Instructions

You may vote common shares that you owned as of March 1, 2012, which is the record date for the meeting. You may vote in the following ways:

BY TELEPHONE	BY INTERNET	BY MAIL
In the United States or Canada, you can vote your shares by calling 1-800-690-6903.	You can vote your shares online at www.proxyvote.com.	You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the accompanying postage paid envelope.

You may also vote your shares at the meeting, and you can revoke your proxy at any time before your shares are voted, as described under How to Vote on page 1.

Record Date

You may vote all common shares that you owned as of the close of business on March 1, 2012, which is the record date for the meeting. On the record date, we had [X,XXX,XXX,XXX] common shares outstanding and entitled to vote. Each common share is entitled to one vote on each matter properly brought before the meeting.

Ownership of Shares

You may own common shares in one or more of the following ways:

•

Directly in your name as the shareholder of record, including shares purchased through our transfer agent’s BuyDIRECT stock purchase plan or restricted stock awards issued to employees under our long-term incentive plans

•	Indirectly through a broker, bank, or other holder of record in “street name”

•	Indirectly through the American Express Company Stock Fund of our Retirement Savings Plan (RSP) or the Employee Stock Ownership Plan of Amex Canada, Inc.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to our tabulating agent. If you hold your shares in street name, your broker, bank, or other holder of record is sending proxy materials to you and you may direct them how to vote on your behalf by completing the voting instruction form that accompanies your proxy materials.

SHARES HELD UNDER PLANS

If you participate in the BuyDIRECT stock purchase plan, administered by Computershare, the company’s transfer agent, your proxy includes the number of shares enrolled in that plan as well as any shares you have acquired through dividend reinvestment. If you participate in the RSP or the Employee Stock Ownership Plan of Amex Canada, Inc., your proxy includes shares that the relevant plan has credited to your account.

To allow sufficient time for the RSP and the Employee Stock Ownership Plan of Amex Canada, Inc. trustees to vote, the trustees must receive your voting instructions by 11:59 p.m. Eastern Time on Wednesday, April 25, 2012. If the trustees for the RSP and the Employee Stock Ownership Plan of Amex Canada, Inc. do not receive your instructions by that date, the trustees will not vote your shares.

VOTING AND SHAREHOLDER INFORMATION

Voting Information

Confidential Voting

We maintain the confidentiality of the votes of individual shareholders. Your vote will not be disclosed, unless the law requires disclosure, you authorize disclosure, or your vote is cast in a contested election. If you write comments on your proxy card or ballot, management may learn how you voted in reviewing your comments. In addition, the Inspectors of Election and selected employees of our independent tabulating agent may have access to individual votes in the normal course of counting and verifying the vote.

Effect of Not Casting Your Vote

If you hold your shares in street name, you are receiving a voting instruction form that enables you to instruct your bank, broker, or other nominee as to how to vote your shares. Under NYSE rules, brokers are permitted to exercise discretionary voting authority on “routine” matters when voting instructions are not received from a beneficial owner ten days prior to the shareholder meeting. The only “routine” item on this year’s annual meeting agenda is Item 2 (ratification of the company’s independent registered public accounting firm).

If you hold your shares in street name, and you wish to have your shares voted on all items in this proxy statement, please complete and return your voting instruction form. If you do not return your voting instruction form, your shares will not be voted on any items with the exception that your broker may vote in its discretion on Item 2. If you are a shareholder of record and you do not cast your vote, your shares will not be voted on any of the items of business at the annual meeting.

Quorum and Required Vote

We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the meeting, either in person or by proxy.

To elect directors and adopt the other proposals, the following votes are required under our governing documents and New York State law:

ITEM	VOTE REQUIRED	EFFECT OF ABSTENTIONS AND BROKER NON-VOTES ON VOTE REQUIRED*
Election of directors	Plurality of the votes cast in a contested election; approval of the majority of the votes cast in an uncontested election. As a result of Mr. Lindner’s actions, plurality voting will apply. See Other Matters on page 82.	Not considered as votes cast and have no effect on the outcome
Ratification of appointment of independent registered public accounting firm	Approval of the majority of the votes cast	Not considered as votes cast and have no effect on the outcome
Advisory resolution to approve executive compensation**	Approval of the majority of the votes cast	Not considered as votes cast and have no effect on the outcome
Approval of performance goals and award limits for performance-based incentive compensation	Approval of the majority of the votes cast	Not considered as votes cast and have no effect on the outcome
Shareholder Proposals**	Approval of the majority of the votes cast	Not considered as votes cast and have no effect on the outcome

*A broker non-vote occurs when a broker submits a proxy but does not vote for an item because it is not a “routine” item and the broker has not received voting instructions from the beneficial owner. As described under “Effect of Not Casting Your Vote”, your broker may vote in its discretion only on Item 2, ratification of appointment of the company’s independent registered public accounting firm.

**Advisory/Non-binding

There are no cumulative voting rights.

VOTING AND SHAREHOLDER INFORMATION

Multiple Shareholders Sharing the Same Address

We are sending only one notice or one proxy statement and annual report to the address of multiple shareholders unless we have received contrary instructions from any shareholder at that address. This practice, known as “householding,” reduces duplicate mailings, saving paper and reducing printing costs. If any shareholder residing at such an address wishes to receive an individual copy of the materials, or if you are receiving multiple copies of our proxy statement and annual report and would like to enroll in this service, please contact the company’s Secretary. The contact information for the company’s Secretary is on page 1.

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies on behalf of the board of directors. Our directors, officers, or employees may solicit proxies for us in person, or by mail, telephone, facsimile, or electronic transmission. We have hired Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, to help us distribute and solicit proxies. We will pay them $17,500 plus expenses for these services.

Availability of Form 10-K

If you would like a paper copy of our 2011 Form 10-K, excluding certain exhibits, please contact Carol V. Schwartz, Secretary, American Express Company, 200 Vesey Street, New York, New York 10285.

* * * *

You can find the directions to our meeting on the inside back cover of this proxy statement. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by voting by telephone or by Internet, or by completing, signing, dating, and returning your proxy form in the enclosed envelope.

KENNETH I. CHENAULT

Chairman and Chief Executive Officer

ANNEX A

Additional Information Regarding Participants in the Solicitation

Under applicable SEC rules and regulations, members of the board of directors, the board’s nominees, and certain officers and other employees of the company are “participants” with respect to the company’s solicitation of proxies in connection with the annual meeting. The following sets forth certain information about the persons who are “participants.”

Directors and Nominees

The following table sets forth the names and business addresses of the company’s directors (each of whom other than Mr. Akerson is also a board nominee for director), as well as the names and principal business addresses of the corporation or other organization in which the principal occupations or employment of the director is carried on. The principal occupations or employment of the board’s director nominees are set forth under the heading Item 1—Election of Directors in this proxy statement.

NAME	BUSINESS NAME AND ADDRESS
Daniel F. Akerson	General Motors Company 300 Renaissance Center M/C: 482-C39-B10 Detroit, MI 48265-3000
Charlene Barshefsky	WilmerHale 1875 Pennsylvania Avenue, NW Washington, DC 20006
Ursula M. Burns	Xerox Corporation 45 Glover Avenue Norwalk, Connecticut 06856
Kenneth I. Chenault	American Express Company 200 Vesey Street New York, New York 10285
Peter Chernin	Chernin Entertainment Inc. 1733 Ocean Avenue, Suite 300 Santa Monica, California 90401
Theodore J. Leonsis	Monumental Sports & Entertainment, LLC 627 N. Glebe Road, Suite 850 Arlington, Virginia 22203
Jan Leschly	Care Capital LLC 47 Hulfish Street, Suite 310 Princeton, New Jersey 08542
Richard C. Levin	Yale University 105 Wall Street New Haven, Connecticut 06511
Richard A. McGinn	MR Investment Partners 845 Third Avenue, 6th Floor New York, New York 10022
Edward D. Miller	AXA Financial, Inc. 1290 Avenue of the Americas, 14th Floor New York, New York 10104

A1

ANNEX A

NAME	BUSINESS NAME AND ADDRESS
Steven S Reinemund	Wake Forest University Schools of Business 1834 Wake Forest Road 2116 Worrell Professional Center Winston-Salem, North Carolina 27106
Robert D. Walter	The Robert D. Walter Company 330 West Spring Street, Suite 4 Columbus, Ohio 43215
Ronald A. Williams	RW2 Enterprises, LLC 29 South Main Street, Suite 309 West Hartford, CT 06107

Certain Officers and Other Employees

The following table sets forth the name and principal occupation of the company’s officers and employees who are “participants.” The principal business address of each such person is c/o American Express Company, 200 Vesey Street, New York, New York 10285.

NAME	PRINCIPAL OCCUPATION
Richard Petrino	Senior Vice President Investor Relations
Carol V. Schwartz	Secretary
Sherwood S. Willard, Jr.	Vice President Investor Relations

Information Regarding Ownership of the Company’s Securities by Participants

Except as described in this Annex A or in this proxy statement, none of the persons listed above under Directors and Nominees or Certain Officers and Other Employees owns any company securities of record that they do not own beneficially. The number of company securities beneficially owned by directors as of [February 1], 2012 is set forth under the heading Ownership of Our Common Shares in this proxy statement. The number of company securities beneficially owned by the company’s officers and employees who are “participants” as of [February 1], 2012 is set forth below.

NAME	COMPANY SECURITIES OWNED
Richard Petrino	14,918.00
Carol V. Schwartz	12,154.78
Sherwood S. Willard, Jr.	8,257.89

A2

ANNEX A

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth purchases and sales of the company’s securities during the past two years by the persons listed above under Directors and Nominees and Certain Officers and Other Employees. None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Company Securities Purchased or Sold (02/01/10 through [02/01/12])

NAME	DATE	NUMBER OF SHARES, NON-QUALIFIED OPTIONS, RSUs, RSAs, SEUs AND UNITS IN RETIREMENT SAVINGS PLAN ACQUIRED OR (DISPOSED OF)	NOTES
Daniel F. Akerson	—	—	—
Charlene Barshefsky	—	—	—
Ursula M. Burns	—	—	—
Kenneth I. Chenault	2/23/2010	(1,044.000)	(5)
	3/31/2010	149.000	(9)
	5/21/2010	(375.000)	(5)
	5/21/2010	(2,500.000)	(5)
	5/21/2010	(5,000.000)	(5)
	5/24/2010	(500.000)	(5)
	5/24/2010	(1,000.000)	(5)
	5/24/2010	(2,080.000)	(5)
	6/30/2010	164.000	(9)
	8/9/2010	(570.000)	(5)
	9/30/2010	76.000	(9)
	11/3/2010	616,897.000	(3)
	11/3/2010	571,201.000	(3)
	11/3/2010	228,481.000	(3)
	11/3/2010	(89,000.000)	(4)
	11/3/2010	(1,328,857.000)	(4)
	11/8/2010	(12,000.000)	(5)
	12/1/2010	(228.000)	(5)
	12/31/2010	539.000	(5)
	12/31/2010	539.000	(5)
	12/31/2010	(539.000)	(5)
	12/31/2010	(539.000)	(5)
	12/31/2010	89.000	(9)
	1/26/2011	13,451.000	(6)
	1/26/2011	(4,872.000)	(8)
	1/27/2011	(170,000.000)	(4)
	1/31/2011	122,124.000	(6)
	1/31/2011	(55,524.000)	(8)
	1/31/2011	(4.000)	(9)
	3/31/2011	133	(9)
	6/30/2011	104	(9)
	9/30/2011	105	(9)
	12/31/2011	52	(9)
Peter Chernin	—	—	—
Theodore J. Leonsis	10/25/2010	20,000.000	(1)
	02/25/11	5,000.000	(1)

A3

ANNEX A

NAME	DATE	NUMBER OF SHARES, NON-QUALIFIED OPTIONS, RSUs, RSAs, SEUs AND UNITS IN RETIREMENT SAVINGS PLAN ACQUIRED OR (DISPOSED OF)	NOTES
Jan Leschly	4/22/2010	3,427.000	(3)
	1/26/2011	3,427	(3)
	1/26/2011	(3,427)	(4)
Richard C. Levin	—	—	—
Richard A. McGinn	—	—	—
Edward D. Miller	—	—	—
Steven S Reinemund	—	—	—
Robert D. Walter	3/12/2010	20,000.000	(1)
Ronald A. Williams	—	—	—
Richard Petrino	3/31/2010	1	(9)
	4/26/2010	10,796	(3)
	4/26/2010	(10,796)	(1)
	6/30/2010	1	(9)
	9/30/2010	1	(9)
	12/31/2010	1	(9)
	1/26/2011	1,312	(6)
	1/26/2011	(533)	(8)
	1/29/2011	1,216	(6)
	1/29/2011	(468)	(8)
	3/31/2011	1	(9)
	4/26/2011	9,511	(3)
	4/26/2011	(9,511)	(1)
	6/30/2011	1	(9)
	9/30/2011	1	(9)
	10/27/2011	5,000	(3)
	10/27/2011	(5,000)	(1)
	12/31/2011	1	(9)
	1/26/2012	1,313	(6)
	1/26/2012	(474)	(8)
	1/27/2012	1,122	(6)
	1/27/2011	(405)	(8)
	1/29/2012	1,216	(6)
	1/29/2012	(439)	(8)

A4

ANNEX A

NAME	DATE	NUMBER OF SHARES, NON-QUALIFIED OPTIONS, RSUs, RSAs, SEUs AND UNITS IN RETIREMENT SAVINGS PLAN ACQUIRED OR (DISPOSED OF)	NOTES
Carol V. Schwartz	2/1/2010	(103.000)	(8)
	2/1/2010	254.000	(6)
	5/29/2010	452.000	(6)
	5/29/2010	(182.000)	(8)
	8/2/2010	12,801.000	(3)
	8/2/2010	(12,801.000)	(4)
	11/4/2010	10,910.000	(3)
	11/4/2010	(10,910.000)	(4)
	1/25/2011	220.000	(6)
	1/25/2011	(99.000)	(8)
	1/26/2011	311.000	(6)
	1/26/2011	(139.000)	(8)
	1/29/2011	789.000	(6)
	1/29/2011	(353.000)	(8)
	1/31/2011	254.000	(6)
	1/31/2011	(114.000)	(8)
	5/29/2011	453	(6)
	5/29/2011	(184)	(8)
	1/26/2012	312	(6)
	1/26/2012	(139)	(8)
	1/27/2012	266	(6)
	1/27/2012	(119)	(8)
	1/29/2012	789	(6)
	1/29/2012	(352)	(8)
	1/31/2012	255	(6)
	1/31/2012	(114)	(8)
Sherwood S. Willard, Jr.	2/1/2010	(119.000)	(8)
	2/1/2010	255.000	(6)
	10/30/2010	323.000	(6)
	10/30/2010	(130.000)	(8)
	1/25/2011	162.000	(6)
	1/25/2011	(73.000)	(8)
	1/26/2011	311.000	(6)
	1/26/2011	(139.000)	(8)
	1/29/2011	1,122.000	(6)
	1/29/2011	(502.000)	(8)
	1/31/2011	254.000	(6)
	1/31/2011	(114.000)	(8)
	10/30/2011	323	(6)
	10/30/2011	(131)	(8)
	1/26/2012	312	(6)
	1/26/2012	(139)	(8)
	1/27/2012	351	(6)
	1/27/2012	(157)	(8)
	1/29/2012	1,122	(6)
	1/29/2012	(500)	(8)
	1/31/2012	255	(6)
	1/31/2012	(108)	(8)

A5

ANNEX A

(1)	Open market acquisition
(2)	Shares acquired through dividend reinvestment
(3)	Exercise of Nonqualified Options
(4)	Open market sale
(5)	Gift of shares
(6)	Vesting of Restricted Stock Award or Restricted Stock Units
(7)	Grant of performance-based Restricted Stock Award
(8)	Shares withheld as payment of taxes or costs upon conversion, vesting, or exercise of Restricted Stock Units, Restricted Stock Awards, or Nonqualified Options
(9)	Represents estimated quarterly increase (decrease) of shares held in the participant’s Retirement Savings Plan
(10)	Grant of Restricted Stock Award

A6

ANNEX A

Miscellaneous Information Concerning Participants

Except as described in this Annex A or in this proxy statement, neither any participant nor any of their respective associates or affiliates (together, Participant Affiliates) is either a party to any transaction or series of transactions since January 1, 2011 or has knowledge of any current proposed transaction or series of proposed transactions (i) to which the company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000, and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Annex A or in this proxy statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the company or any securities of any subsidiary of the company, and (b) no participant owns any securities of the company of record but not beneficially.

Except as described in this Annex A or in this proxy statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by the company or any of its affiliates or any future transactions to which the company or any of its affiliates will or may be a party.

Except as described in this Annex A or in this proxy statement, there are no contracts, arrangements, or understandings by any participant or Participant Affiliate since January 1, 2011 with any person with respect to any securities of the company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Annex A or in this proxy statement, and excluding any director or executive officer of the company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting.

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ANNEX B

American Express Company 2007 Incentive Compensation Plan

(AS PROPOSED TO BE AMENDED BY SHAREHOLDERS ON APRIL 30, 2012)

1. PURPOSE.

The purpose of the 2007 Incentive Compensation Plan (the “Plan” or the “2007 Plan”) is to promote shareholder value and the future success of American Express Company (the “Company”) by providing appropriate retention and performance incentives to the employees of the Company and its affiliates and certain other individuals who perform services for the Company and its affiliates.

2. ADMINISTRATION.

The Plan shall be administered solely by the Compensation and Benefits Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, as such Committee is from time to time constituted, or any successor committee the Board may designate to administer the Plan. The Committee shall consist of no fewer than two directors (or such greater number as may be required for committees of the Board under the Company’s governing documents), each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any successor provision (the “Exchange Act”); (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and (iii) an “independent director” for purpose of the rules and regulations of the New York Stock Exchange (the “NYSE”) (or such other principal securities market on which the Common Shares are traded). The Committee may delegate any of its powers and duties to appropriate officer(s) of the Company in accordance with guidelines established by the Committee from time to time.

The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority (except as may be delegated as permitted herein) to select the employees and other individuals to be granted awards under the Plan (“Awards”), to determine the type, size and terms of the Award to be made to each individual selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, and to prescribe the form of the instruments embodying Awards made under the Plan. The Committee has the power and authority to make any adjustments necessary or desirable as a result of the granting of Awards to eligible individuals located outside the United States, and to adopt, to amend or to rescind rules, procedures or subplans relating to the operation and administration of the Plan in order to accommodate local laws, policies, customs, procedures or practices, and accounting, tax or other regulatory standards, or to facilitate the administration of the Plan, including, but not limited to, the authority to adopt, to amend or to rescind rules, procedures and subplans that limit or vary: the methods available to exercise Awards; the methods available to settle Awards; the methods available for the payment of income taxes, social insurance contributions and employment taxes; the procedures for withholding on Awards; and the use of stock certificates or other indicia of ownership. The Committee may also adopt rules, procedures or subplans applicable to particular Affiliates or locations.

Notwithstanding the foregoing or any other provision of the Plan, except for adjustments pursuant to Paragraph 9(c) or 15, the Committee shall not reprice, adjust or amend the option price of Stock Options or the exercise price of Stock Appreciation Rights previously awarded to any participant, whether through amendment, cancellation and replacement grant, or any other means, unless such action is approved by the shareholders of the Company. For purposes of the Plan, the term “reprice” shall mean: (i) the reduction, directly or indirectly, in the per-share exercise price of an outstanding Stock Option or Stock Appreciation Right by amendment, cancellation or substitution; (ii) any action that is treated as a repricing under United States generally accepted accounting principles; (iii) canceling a Stock Option or Stock Appreciation Right in exchange for another Stock Option, Stock Appreciation Right or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); and (iv) any other action that is treated as a repricing by the rules or regulations of any stock exchange on which the securities of the Company are

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ANNEX B

traded. In addition, notwithstanding any other provision in the Plan to the contrary, a Stock Option may not be surrendered in consideration of or exchanged for cash, other Awards, or a new Stock Option having an option price below that of the Stock Option which was surrendered or exchanged, unless the exchange occurs in connection with a merger, acquisition, or similar transaction, or such action is approved by the shareholders of the Company. Any amendment or repeal of this provision shall require the approval of the shareholders of the Company.

The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it deems necessary or desirable for the administration of the Plan. The Committee (or its delegate as permitted herein) may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee (or its delegate as permitted herein) in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other action on behalf of the Committee with respect to Awards made or to be made to Plan participants. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or as expressly provided by statute.

3. PARTICIPATION.

(a) Participants. Consistent with the purposes of the Plan, the Committee shall have exclusive power (except as may be delegated as permitted herein) to select the employees and other individuals performing services for the Company and its Affiliates who may participate in the Plan and be granted Awards under the Plan. Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion. No non-employee director of the Company or any of its Affiliates shall be eligible to receive an Award under the Plan.

(b) Affiliates. Unless the Committee determines otherwise, as used herein, the term “Affiliate” means any entity in which the Company has a direct or indirect equity interest of 50 percent or more, as determined by the Committee in its discretion.

4. AWARDS UNDER THE PLAN.

(a) Types of Awards. Awards under the Plan may include one or more of the following types, either alone or in any combination thereof: (i) “Stock Options”; (ii) “Stock Appreciation Rights”; (iii) “Restricted Stock” and “Restricted Stock Units”; (iv) “Performance Grants”; and (v) any Award providing benefits similar to (i) through (iv) that may be required to obtain regulatory approval in certain jurisdictions or in situations where local regulations may adversely affect the employee.

Stock Options, which include “Nonqualified Stock Options” and “Incentive Stock Options” or combinations thereof, are rights to purchase common shares of the Company having a par value of $.20 per share and stock of any other class into which such shares may thereafter be changed (the “Common Shares”). Nonqualified Stock Options and Incentive Stock Options are subject to the terms, conditions and restrictions specified in Paragraph 5. Stock Appreciation Rights are rights to receive (without payment to the Company) cash, Common Shares, or other debt or equity securities of the Company or an Affiliate, or any combination thereof (“Other Company Securities”), or property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Common Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject to the terms, conditions and restrictions specified in Paragraph 6. Shares of Restricted Stock are Common Shares that are issued subject to certain restrictions pursuant to Paragraph 7. Restricted Stock Units are an Award that is valued by reference to a share of Common Shares, which value may be paid to the participant by delivery of such property as the Committee shall determine, including without limitation, cash, Common Shares, Other Company Securities or property, or other forms of

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ANNEX B

payment, or any combination thereof, and that are issued subject to certain restrictions pursuant to Paragraph 7. Performance Grants are contingent Awards subject to the terms, conditions and restrictions described in Paragraph 8, pursuant to which the participant may become entitled to receive cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee.

(b) Dividend Equivalents. The Committee may choose, at the time of the grant of an Award or any time thereafter up to the time of the Award’s payment, to include or to exclude as part of such Award an entitlement to receive cash dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such times as the Committee shall determine. All dividends or dividend equivalents, which are not paid currently, may, at the Committee’s discretion, be held in escrow and accrue interest or be reinvested into additional Common Shares subject to the same vesting or performance conditions as the underlying Award.

(c) Maximum Number of Shares that May Be Issued. The maximum number of Common Shares and other equity securities of the Company that may be issued under the Plan is the number of shares remaining available for new awards under the Company’s 1998 Incentive Compensation Plan, as amended (the “1998 Plan”), on April 23, 2007, which number will not exceed 53 million. In addition, commencing April 23, 2007, Common Shares or other equity securities of the Company subject to awards outstanding under the 1998 Plan or granted under the 2007 Plan which are recovered or not issued by the Company will be available for issuance under the 2007 Plan, as follows: (i) shares related to Awards issued under the 2007 Plan or the 1998 Plan that are forfeited, terminated, canceled, acquired by the Company or expire unexercised; (ii) shares surrendered or withheld to pay the exercise price of Awards issued under the 2007 Plan or the 1998 Plan or to satisfy the tax withholding obligations with respect to Awards issued under such plans; and (iii) shares originally linked to Awards that are actually settled in cash or consideration other than Common Shares or other equity securities. Limits on the number of Common Shares that may be issued under the Plan as Awards of Incentive Stock Options are described in Paragraph 5(e).

Awards granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines, shall not reduce the maximum number of Common Shares and other equity securities of the Company that may be issued under the Plan or the maximum number of Common Shares and other equity securities of the Company authorized for grant to a participant in any calendar year described in Paragraph 9(b)(ii).

For purposes of counting shares against the share reserve under the 2007 Plan on the date of grant, Awards denominated solely in Common Shares (such as Stock Options and Restricted Stock) and other Awards or securities that may be exercised for or convertible into Common Shares will be counted against the 2007 Plan reserve on the date of grant of the Award based on the maximum number of shares underlying the Award, as determined by the Committee. Equity securities other than Common Shares issued pursuant to the 2007 Plan which are not exercisable for or convertible into Common Shares will be counted based on the actual number of shares issued, if any.

Common Shares and other equity securities of the Company issued pursuant to the Plan may be authorized but unissued shares, treasury shares, reacquired shares or any combination thereof.

(d)	Rights with Respect to Common Shares and Other Securities.

(i) Unless otherwise determined by the Committee in its discretion, prior to the expiration of the Restricted Period, a participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a participant’s rights pursuant to the Plan) shall have ownership of such Common Shares, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Common Shares, subject, however, to the restrictions and limitations imposed thereon pursuant to the Plan.

(ii) Unless otherwise determined by the Committee in its discretion, any new, additional or different shares, or Other Company Securities or property, or other forms of consideration that a participant may be entitled to receive with respect to an Award of Restricted Stock as a result of a stock split, stock dividend or any other change in the corporate or capital

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ANNEX B

structure of the Company, shall be subject to the same restrictions and limitations as those applicable to the Restricted Stock with respect to which such new, additional or different shares, or Other Company Securities or property, or other forms of consideration were received.

(iii) A participant with whom an Award agreement is made to issue Common Shares in the future shall have no rights as a shareholder with respect to Common Shares related to such agreement until the book entry is made, or the certificate is issued on his behalf.

(iv) Unless otherwise determined by the Committee in its discretion, a participant to whom a grant of Stock Options, Stock Appreciation Rights, Performance Grants or any other Award is made (and any person succeeding to such a participant’s rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him or the entry on his behalf of an uncertificated book position on the records of the Company’s transfer agent and registrar for such Common Shares or other instrument of ownership, if any. Except as provided in Paragraph 9(c) or 15, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such book entry is made or a stock certificate or other instrument of ownership, if any, is issued.

(v) The Committee may, in its discretion, subject any Award and the economic value derived by a participant therefrom, to forfeiture by the participant upon the occurrence of certain events as determined by the Committee.

5. STOCK OPTIONS.

The Committee may grant Stock Options either alone, or in conjunction with Stock Appreciation Rights, Performance Grants or other Awards, either at the time of grant or by amendment thereafter. The Committee may grant Incentive Stock Options to any employee provided the terms of such grants comply with the provisions of Section 422 of the Code, or any successor provision, and the regulations thereunder, and that any ambiguities in construction shall be interpreted in order to effectuate that intent. Each Stock Option granted under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

(a) Except for Stock Options granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate, or with which the Company or any Affiliate combines, the option price shall be equal to or greater than the fair market value of the Common Shares subject to such Stock Option at the time that the Stock Option is granted. The Committee in its discretion shall establish the expiration date of a Stock Option provided that, except as provided in Paragraph 5(d)(iii)(B), in no event shall the expiration date be later than ten years from the date of grant of the Stock Option.

(b) The fair market value of a Common Share as of any specific time shall be the per Common Share closing price as reported sale on the NYSE composite tape on such date, or, if there is no such reported sale price of Common Shares on the NYSE composite tape on such date, then the per Common Share closing price as reported on the NYSE composite tape on the last previous day on which sale price was reported on the NYSE composite tape, or such other value as determined by the Committee in accordance with applicable law. The fair market value of any property other than Common Shares shall be the market value of such property as determined by the Committee using such methods or procedures as it shall establish from time to time.

(c) The Committee shall determine the number of Common Shares to be subject to each Stock Option. The number of Common Shares subject to an outstanding Stock Option may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Stock Option are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, received pursuant to exercise of a Stock Appreciation Right attached to such Stock Option, or to the extent that any other Award granted in conjunction with such Stock Option is paid.

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ANNEX B

(d)	The Stock Option shall not be exercisable:

(i) for at least one year after the date of grant, except (A) for Stock Options issued to any person newly employed by or retained to perform services for the Company or any Affiliate, (B) for Stock Options granted in the event of a participant’s promotion, (C) as the Committee may otherwise determine in the event of death, disability, retirement or other termination of a participant, or in connection with a corporate transaction (which includes but is not limited to a change in control of the Company, a divestiture, spin-off, split-off, asset transfer, outsourcing or joint venture formation) (each event under this clause C, a “Defined Event”), and (D) for Stock Options granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines, and only at such times and in such installments as the Committee may establish; and

(ii) unless payment in full for the Common Shares being acquired thereunder at the time of exercise is made in such form as the Committee may determine in its discretion, including, but not limited to (A) cash, (B) Common Shares, (C) if permitted by the Committee, by authorizing a third party to sell, on behalf of the participant, the appropriate number of Common Shares otherwise issuable to the participant upon the exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise, or (D) any combination thereof; and

(iii) unless the participant has been, at all times during the period beginning with the date of the grant of the Stock Option and ending on the date of such exercise, employed by (in the case of an Incentive Stock Option) or otherwise performing services for the Company or an Affiliate, or a corporation, or a parent or subsidiary of a corporation, substituting or assuming the Stock Option in a transaction to which Section 424(a) of the Code or any successor statutory provision thereto, is applicable, except that:

(A) in the case of any Nonqualified Stock Option, if such person shall cease to be employed by or otherwise performing services for the Company or an Affiliate solely by reason of a period of Related Employment as defined in Paragraph 14, he may, during such period of Related Employment, exercise the Nonqualified Stock Option as if he continued such employment or performance of service; and

(B) the Committee may establish, in its discretion, the extent to which a person may continue to exercise a Stock Option, which has not expired and has not been fully exercised, in the event he terminates employment or the performance of services; and in the event of death, the Committee may provide a decedent’s executors, heirs or distributors a minimum period to exercise a Stock Option with respect to any shares as to which the decedent could have exercised the Stock Option at the time of his death, or such greater amount as the Committee may determine, which period may extend beyond the original expiration date of the Stock Option.

(e) The maximum number of Common Shares that may be issued under the Plan pursuant to Incentive Stock Options may not exceed, in the aggregate, 25 million, subject to adjustment as provided in Paragraph 9(b) or 15. Common Shares issued under the Plan as an Incentive Stock Option shall again become available for issuance pursuant to this limitation upon the forfeiture, termination or cancellation of such Incentive Stock Option.

(f) To the extent that the aggregate fair market value (determined as of the date of grant) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such Incentive Stock Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options.

6. STOCK APPRECIATION RIGHTS.

The Committee may grant Stock Appreciation Rights either alone, or in conjunction with Stock Options, Performance Grants or other Awards, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and

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ANNEX B

conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, may establish:

(a) A Stock Appreciation Right granted in conjunction with, but subsequent to, a Stock Option shall have a per-share exercise price not less than fair market value of a Common Share on the date that the Stock Option to which the Stock Appreciation Right is attached was granted.

(b) The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights. The number of Common Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Award of Stock Appreciation Rights are used to calculate the cash, Common Shares, Other Company Securities or property or other forms of payment, or any combination thereof, received pursuant to exercise of a Stock Option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

(c) The Award of Stock Appreciation Rights shall not be exercisable for at least one year after the date of grant, except (A) for Stock Appreciation Rights issued to any person newly employed by or retained to perform services for the Company or any Affiliate; (B) for Stock Appreciation Rights granted in the event of a participant’s promotion; (C) as the Committee may otherwise determine in the event of a Defined Event; and (D) for Stock Appreciation Rights granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines, and only at such times and in such installments as the Committee may establish.

(d)	The Award of Stock Appreciation Rights shall not be exercisable:

(i) unless the Stock Option or other Award to which the Award of Stock Appreciation Rights is attached is at the time exercisable; and

(ii) unless the person exercising the Award of Stock Appreciation Rights has been at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by or otherwise performing services for the Company or an Affiliate, except that:

(A) in the case of any Award of Stock Appreciation Rights (other than those attached to an Incentive Stock Option), if such person shall cease to be employed by or otherwise performing services for the Company or an Affiliate solely by reason of a period of Related Employment as defined in Paragraph 14, he may, during such period of Related Employment, exercise the Award of Stock Appreciation Rights as if he continued such employment or performance of services; and

(B) the Committee shall establish, in its discretion, the extent to which a person may continue to exercise an Award of Stock Appreciation Rights, which has not expired and has not been fully exercised, in the event he terminates employment or the performance of services; and in the event of death, the Committee may provide his executors, heirs or distributors a minimum period to exercise an Award of Stock Appreciation Rights with respect to any shares as to which the decedent could have exercised the Award of Stock Appreciation Rights, or such greater amount as the Committee may determine, which period may extend beyond the original expiration date of the Award of Stock Appreciation Rights.

(e) An Award of Stock Appreciation Rights shall entitle the holder (or any person entitled to act under the provisions of Paragraph 6(d)(ii)(B)) to exercise such Award and to surrender unexercised the Stock Option (or other Award) to which the Stock Appreciation Right is attached (or any portion of such Stock Option or other Award) to the Company and to receive from the Company in exchange therefore, without payment to the Company, that number of Common Shares having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the fair market value of one Common Share, at the time of such exercise, over the exercise price (or option price, as the case may be) per share, times the number of shares subject to the Award or the Stock Option (or other Award), or portion thereof, which is so exercised or surrendered, as the case may be. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or Other Company Securities

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ANNEX B

or property, or other forms of payment, or any combination thereof, as determined by the Committee, equal to the aggregate fair market value of the Common Shares it would otherwise be obligated to deliver. Any such election by the Committee shall be made as soon as practicable after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right.

(f) An Award of Stock Appreciation Rights may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Stock Option (or other Award), or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof, as provided in Paragraph 6(e).

(g) No fractional shares may be delivered under this Paragraph 6, but in lieu thereof a cash or other adjustment shall be made as determined by the Committee in its discretion.

7. RESTRICTED STOCK; RESTRICTED STOCK UNITS.

Each Award of Restricted Stock or Restricted Stock Units under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:

(a) The Committee shall determine the number of Common Shares to be issued to a participant pursuant to the Award, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

(b) Restricted Stock Units and the Common Shares issued to a participant in accordance with the Award of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, or as otherwise determined by the Committee, for such period as the Committee shall determine, from the date on which the Award is granted (the “Restricted Period”). Any attempt to dispose of any such Restricted Stock Units or Common Shares in contravention of the foregoing restrictions shall be null and void and without effect.

(c) Common Shares issued to a participant in accordance with the Award of Restricted Stock may be issued in certificate form or through the entry of an uncertificated book position on the records of the Company’s transfer agent and registrar. The Company may impose appropriate restrictions on the transfer of such Common Shares which shall be evidenced in the manner permitted by law as determined by the Committee in its discretion.

(d) The vesting of the Award of Restricted Stock or Restricted Stock Units may be conditioned upon the attainment of specific performance objectives as the Committee may determine, including but not limited to such performance objectives described in Paragraph 8(b).

(e) The Restricted Period shall be for a minimum of three years (but permitting pro rata vesting over such period), except (i) for Restricted Stock or Restricted Stock Units issued to any person newly employed by or retained to perform services for the Company or any Affiliate; (ii) for Restricted Stock or Restricted Stock Units granted in the event of a participant’s promotion; (iii) as the Committee may otherwise determine in the event of a Defined Event; (iv) for Restricted Stock or Restricted Stock Units granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines; (v) for Restricted Stock or Restricted Stock Units issued subject to performance objectives, for which the Restricted Period shall be a minimum of one year; or (vi) for Restricted Stock or Restricted Stock Units issued as payment pursuant to a Performance Grant or Qualifying Award, and only at such times and in such installments as the Committee may establish.

8. PERFORMANCE GRANTS.

The Award of a Performance Grant to a participant will entitle the participant to receive a specified amount determined by the Committee (the “Actual Value”), if the terms and conditions specified herein and in the Award are satisfied. The Award of a Performance Grant shall be subject to the following terms and conditions, and to such other terms and conditions, including but not limited to, restrictions upon any cash, Common Shares, Other Company Securities or property, or other

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forms of payment, or any combination thereof, issued in respect of the Performance Grant, as the Committee, in its discretion, shall establish, and shall be embodied in an instrument in such form and substance as is determined by the Committee:

(a) The Committee shall determine the value or the range of values of a Performance Grant to be awarded to each participant selected for an Award of a Performance Grant and whether or not such Performance Grant is granted in conjunction with an Award of Stock Options, Stock Appreciation Rights, Restricted Stock or other Award, or any combination thereof, under the Plan (which may include, but need not be limited to, deferred Awards) concurrently or subsequently granted to the participant (the “Associated Award”). Performance Grants may be issued in different classes or series having different names, terms and conditions. In the case of a Performance Grant awarded in conjunction with an Associated Award, the Performance Grant may be reduced on an appropriate basis to the extent that the Associated Award has been exercised by, paid to or otherwise received by the participant, as determined by the Committee.

(b) The award period (the “Award Period”) in respect of any Performance Grant shall be a period determined by the Committee. The Award Period shall be for a minimum of one year, except (i) for Performance Grants issued to any person newly employed by or retained to perform services for the Company or any Affiliate, (ii) for Performance Grants granted in the event of a participant’s promotion, (iii) as the Committee may otherwise determine in the event of a Defined Event, and (iv) for Performance Grants granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines, and only at such times and in such installments as the Committee may establish.

(c) The rights of a participant in a Performance Grant awarded to him shall be provisional and may be canceled or paid in whole or in part, all as determined by the Committee.

9. QUALIFYING AWARDS.

The Committee may, in its sole discretion, grant an Award (a “Qualifying Award”) to any key employee with the intent that such Award qualifies as “performance-based compensation” under Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder (“Section 162(m)”). The provisions of this Paragraph 9, as well as all other applicable provisions of the Plan not inconsistent with this Paragraph 9, shall apply to all Qualifying Awards issued under the Plan, and any ambiguities in construction shall be interpreted to effectuate that intent. Qualifying Awards shall be of the type set forth in Paragraph 9(a) or 9(b).

(a) Qualifying Awards may be issued as Stock Options and Stock Appreciation Rights. Commencing with calendar year 2007, the number of Common Shares underlying all Stock Options and Stock Appreciation Rights that may be granted to any participant within any one calendar year shall be limited to 2,000,000 (inclusive of Stock Options or Stock Appreciation Rights granted under the 1998 Plan during 2007), subject to adjustment as provided in Paragraph 15.

(b)(i) Qualifying Awards (other than Stock Options and Stock Appreciation Rights) may be issued as Performance Grants or any other Award whose payment is conditioned upon the achievement of the performance objectives described in this Paragraph 9(b). Amounts earned under such Awards shall be based upon the attainment of performance objectives established by the Committee in accordance with Section 162(m). Such performance objectives may vary by participant and by Award, and may be based upon the attainment of specific or per-share amounts of, or changes in, one or more, or a combination of two or more, of the following (that are required to be named in the plan document): revenue, revenue growth or product revenue growth; net income (before or after taxes); earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization) or earnings per share; shareholders’ equity or return on shareholders’ equity; assets, return on assets or net assets; capital or return on capital (including return on total capital or return on invested capital); book value or book value per share; economic value added models or equivalent metrics; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead or incentive compensation); expenses or reengineering savings; operating margins, gross margins

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ANNEX B

or cash margin; cash flow, cash flow per share (before or after dividends) or cash flow return on investment; stock price or TSR; market share; debt reduction; or regulatory achievements. The Committee may provide that in measuring the achievement of the performance objectives, an Award may include or exclude items such as realized investment gains and losses, extraordinary, unusual or non-recurring items, asset write-downs, effects of accounting changes, currency fluctuations, acquisitions, divestitures, reserve-strengthening and other non-operating items. The foregoing objectives may be applicable to the Company as a whole, one or more of its subsidiaries, divisions, business units or business lines, or any combination of the foregoing, and may be applied on an absolute basis or be relative to other companies, industries or indices (e.g., stock market indices) or be based upon any combination of the foregoing. In addition to the performance objectives, the Committee may also condition payment of any such Award upon the attainment of conditions, such as completion of a period of service, notwithstanding that the performance objective or objectives specified in the Award are satisfied. The Committee shall have the discretion, by participant and by Award, to reduce (but not to increase) some or all of the amount that would otherwise be payable under the Award by reason of the satisfaction of the performance objectives set forth in the Award. In making any such determination, the Committee is authorized in its discretion to take into account any such factor or factors it determines are appropriate, including but not limited to Company, business unit and individual performance.

(ii) Under all Awards granted pursuant to Paragraph 9(b), in any one calendar year: (A) no participant may be paid cash, Common Shares, Other Company Securities or other property (other than shares of Restricted Stock or Common Shares provided through Restricted Stock Units) or any combination of the foregoing with a value (as determined by the Committee) in excess of $20 million, and (B) in addition, no participant may receive more than 1,000,000 shares of Restricted Stock or Common Shares provided through Restricted Stock Units, subject to adjustment to the extent provided in Paragraph 9(c). For purposes of the foregoing sentence, the calendar year or years in which amounts under Qualifying Awards are deemed paid or received shall be as determined by the Committee.

(c) In the event of a change in the outstanding Common Shares of the Company by reason of any change in corporate capitalization, such as a stock split or dividend, or a corporate transaction, such as any merger of the Company into another corporation, any consolidation of two or more corporations into another corporation, any separation of a corporation (including a spin-off or other distribution of stock or property by a corporation), any reorganization of a corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by the Company, the Committee shall make such adjustment in: (i) the individual Qualifying Award maximums under Paragraphs 9(a) and 9(b)(ii); and (ii) the class and number of shares subject to any Qualifying Awards granted under the Plan (provided that the number of shares of any class subject to Awards shall always be a whole number), to reflect any such change as may be determined to be appropriate by the Committee, and such adjustments shall be final, conclusive and binding for all purposes of the Plan.

10. PAYMENT OF AWARDS.

The Committee may, in its discretion, settle any Award through the payment of cash, the delivery of Common Shares or Other Company Securities, the granting of Awards, or a combination thereof. Any Award settlement, including payment deferrals, may be subject to conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such terms, rules and procedures as the Committee may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Share equivalents; provided, that the Committee shall not have any such authority to the extent that the grant of such authority would cause any excise tax to become due under Section 409A of the Code.

11. AMENDMENT OF THE PLAN OR AWARDS.

The Plan may be amended in whole or in part at any time and from time to time by the Board, and the terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems, provided however, that no amendment may be made without shareholder approval if such amendment would (i) increase the number of shares available for grant specified in Paragraph 4(c); (ii) decrease the minimum Stock Option exercise price set forth in Paragraph 5(a) (other than changes made pursuant to Paragraph 9(c) or 15); (iii) reduce the minimum vesting or performance periods set forth in Paragraph 5(d)(i), 6(c), 7(d) or 8(b); (iv) change the aggregate or annual Award limits set forth in Paragraph 5(e), 5(f), 9(a) or 9(b) (ii) (other than changes made pursuant to Paragraph 9(c)

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ANNEX B

or 15); (v) amend or repeal the prohibitions against repricing or exchange set forth in Paragraph 2; or (vi) in the absence of shareholder approval, adversely affect compliance of the Plan with applicable laws, rules and regulations. No such amendment shall adversely affect in a material manner any right of a participant under the Award without his written consent, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the participant’s position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Committee in its discretion to have or to be expected to have a significant effect on the performance of the Company, or any subsidiary, Affiliate, division or department thereof, on the Plan or on any Award under the Plan. Any shareholder approval requirement under the Plan will be met if such approval is obtained in accordance with applicable law. Notwithstanding the foregoing, any amendment to the Plan or any outstanding Award under the Plan shall be made in a manner as to ensure that an Award intended to be exempt from Section 409A of the Code will continue to be exempt from Section 409A of the Code or that the Award will comply with the requirements of Section 409A of the Code.

12. DISABILITY.

For the purposes of this Plan, a participant shall be deemed to have terminated his employment or performance of services for the Company and its Affiliates by reason of disability, if the Committee shall determine that the physical or mental condition of the participant by reason of which such employment or performance of services terminated was such at that time as would entitle him to payment of monthly disability benefits under the Company’s Long-Term Disability Benefit Plan, or, if the participant is not eligible for benefits under such plan, under any similar disability plan of the Company or an Affiliate in which he is a participant. If the participant is not eligible for benefits under any disability plan of the Company or an Affiliate, he shall be deemed to have terminated such employment or performance of services by reason of disability if the Committee shall determine that his physical or mental condition would entitle him to benefits under the Company’s Long-Term Disability Benefit Plan if he were eligible therefore. Notwithstanding the above, the Committee may determine a participant’s disability based upon any other criteria specified by the Committee.

13. TERMINATION OF A PARTICIPANT.

For all purposes under the Plan, the Committee shall determine whether a participant has terminated employment with or the performance of services for the Company and its Affiliates; provided, however, that transfers between the Company and an Affiliate or between Affiliates, and approved leaves of absence shall not be deemed such a termination.

14. RELATED EMPLOYMENT.

For the purposes of the Plan, Related Employment shall mean the employment or performance of services by an individual for an employer that is neither the Company nor an Affiliate, provided that (a) such employment or performance of services is undertaken by the individual at the request of the Company or an Affiliate; (b) immediately prior to undertaking such employment or performance of services, the individual was employed by or performing services for the Company or an Affiliate or was engaged in Related Employment as herein defined; and (c) such employment or performance of services is in the best interests of the Company and is recognized by the Committee, in its discretion, as Related Employment for purposes of this Paragraph 14. The death or disability of an individual during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of disability had occurred while the individual was employed by or performing services for the Company or an Affiliate.

15. DILUTION AND OTHER ADJUSTMENTS.

(a) In the event of any change in the outstanding Common Shares of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, subdivision or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, the Committee shall make such adjustment in: (i) the

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ANNEX B

class and aggregate number of shares that may be delivered under the Plan as described in Paragraph 4(c) and the individual Award maximums under Paragraph 5(e); (ii) the class, number and option price of outstanding Stock Options; (iii) the class, number and exercise price of outstanding Stock Appreciation Rights; and (iv) the class and number of shares subject to any other Awards (except for Qualifying Awards, for which permitted adjustments are provided by Paragraph 9(c)) granted under the Plan (provided that the number of shares of any class subject to Awards shall always be a whole number), as may be determined to be appropriate by the Committee, and such adjustments shall be final, conclusive and binding for all purposes of the Plan.

(b) The Committee may also provide for the adjustment and settlement of outstanding Awards as it deems appropriate and consistent with the Plan’s purpose in the event of a “change in control” of the Company, as that term is defined in the Company’s Senior Executive Severance Plan.

16. DESIGNATION OF BENEFICIARY BY PARTICIPANT.

A participant may name a beneficiary to receive any payment to which he may be entitled in respect of any Award under the Plan in the event of his death, on a written form to be provided by and filed with the Secretary of the Company, and in a manner determined by the Committee in its discretion. The Committee reserves the right to review and approve beneficiary designations. A participant may change his beneficiary from time to time in the same manner, unless such participant has made an irrevocable designation. Any designation of beneficiary under the Plan (to the extent it is valid and enforceable under the applicable law) shall be controlling over any other disposition, testamentary, or otherwise, as determined by the Committee in its discretion. If no designated beneficiary survives the participant and is living on the date on which any amount becomes payable to such participant’s beneficiary, such payment will be made to the legal representatives of the participant’s estate, and the term “beneficiary” as used in the Plan shall be deemed to include such person or persons. If there is any question as to the legal right of any beneficiary to receive a distribution under the Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the participant, in which event the Company, the Board and the Committee and the members thereof will have no further liability to anyone with respect to such amount.

17. MISCELLANEOUS PROVISIONS.

(a) No loans from the Company or any Affiliate to a participant shall be permitted in connection with the Plan.

(b) No employee or other person shall have any claim or right to be granted an Award under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of services by any participant at any time and for any reason is specifically reserved.

(c) No participant or other person shall have any right with respect to the Plan, the Common Shares reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

(d) An Award and a participant’s rights and interest under the Award, may not be sold, assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that the Committee may allow a participant to assign or transfer without consideration an Award to one or more members of his immediate family, to a partnership of which the only partners are the participant or members of the participant’s immediate family, or to a trust established by the participant for the exclusive benefit of the participant or one or more members of his immediate family.

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ANNEX B

(e) No Common Shares, Other Company Securities or property, other securities or property, or other forms of payment shall be issued hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

(f) The Company and its Affiliates shall have the right to deduct from any payment made under the Plan the federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. In accordance with rules and procedures established by the Committee, the required withholding obligations may be settled with Common Shares, including Common Shares that are part of the Award that gives rise to the withholding requirement (up to the participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact). It shall be a condition to the obligation of the Company to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit an eligible participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value equal to the amount of such taxes).

(g) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and the rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.

(h) By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

(i) Although the Company may structure an Award to qualify for favorable federal, state, local or foreign tax treatment, or to avoid adverse tax treatment, no person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment or guarantee that any intended tax treatment will be applicable with respect to any Award under the Plan, or that such tax treatment will apply to or be available to a participant or his or her beneficiary. Furthermore, the existence of an Award shall not affect the right or power of the Company or its shareholders to take any corporate action, regardless of the potential effect of such action on the tax treatment of an Award under the Plan.

(j) Unless the context indicates otherwise, references to “Paragraphs” in the Plan refer to Paragraphs of the Plan.

(k) In the Plan, the use of the masculine pronoun shall include the feminine and the use of the singular shall include the plural, as appropriate.

(l) Headings of Paragraphs herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan.

(m) If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid or enforceable and as so limited shall remain in full force and effect, and (ii) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

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ANNEX B

(n) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder or any Common Shares issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act, or any successor provision, or any other applicable statute, rule or regulation.

(o) The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of New York.

(p) The Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code (and Treasury guidance and regulations issued thereunder) and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Unless the Committee determines otherwise, any provision of the Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

18. PLAN TERMINATION.

The Plan may be suspended in whole or in part at any time and from time to time by the Board. This Plan shall terminate upon the earlier of the following dates or events to occur: (a) upon the adoption of a resolution of the Board terminating the Plan; or (b) ten years from the date the Plan is initially approved and adopted by the shareholders of the Company in accordance with Paragraph 19. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Committee may make amendments permitted under Paragraph 11.

19. SHAREHOLDER ADOPTION.

The Plan shall be submitted to the shareholders of the Company for their approval and adoption at a meeting to be held on or about April 23, 2007, or at any adjournment thereof. The Plan shall not be effective and no Award shall be made hereunder unless and until the Plan has been so approved and adopted. The shareholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the laws of the State of New York.

B13

Location of the 2012 Annual Meeting

of Shareholders of American Express Company

Our world headquarters is the site of the 2012 Annual Meeting of Shareholders. We are located at 200 Vesey Street on the west side of Lower Manhattan in the World Financial Center.

BY SUBWAY

Take any of these subway lines: the A, C, E, R or the 1, 2, 3, 4, or 5 trains. All of these trains stop near the World Financial Center. The World Financial Center is located across the Westside Highway (also known as West Street) on the Hudson River. Our building is on the north side of the Winter Garden in the World Financial Center.

BY CAR OR TAXI

Take the Westside Highway in Lower Manhattan. Enter the World Financial Center by turning west on either Murray Street or Vesey Street. Go to the main entrance of our building located at the corner of Vesey Street and the Westside Highway.

If you need special assistance at the annual meeting because of a disability, you may contact Carol V. Schwartz, our Secretary, by telephone at 212-640-5714, by e-mail at carol.schwartz@aexp.com or by writing to her at the company’s headquarters at 200 Vesey Street, New York, New York 10285.

200 VESEY STREET NEW YORK, NY 10285 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 25, 2012 (for holders in employee benefit plans), or on April 29, 2012 (for all other shareholders). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 25, 2012 (for holders in employee benefit plans), or on April 29, 2012 (for all other shareholders). Have your proxy card in hand when you call and then follow the instructions. Toll free in the U.S. and Canada. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M42442-P21146 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

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The Board of Directors recommends you vote FOR the following: For All Withhold All Except For All ! ! ! To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) C. BARSHEFSKY 07) R.C. LEVIN 02) U.M. BURNS 08) R.A. MCGINN 03) K.I. CHENAULT 09) E.D. MILLER 04) P. CHERNIN 10) S.S REINEMUND 05) T.J. LEONSIS 11) R.D. WALTER 06) J. LESCHLY 12) R.A. WILLIAMS Vote on Proposals The Board of Directors recommends you vote FOR The Board of Directors recommends you vote AGAINST the following proposals: the following proposals: For Against Abstain For Against Abstain 2. Ratification of appointment of PricewaterhouseCoopers LLP 5. Shareholder proposal relating to cumulative voting as our independent registered public accounting firm ! ! ! for directors. ! ! ! for 2012. 3. Advisory resolution to approve executive compensation. ! ! ! 6. Shareholder proposal relating to separation of chairman ! ! ! and CEO roles. 4. Approval of performance goals and award limits under ! ! ! 2007 Incentive Compensation Plan. The proxies are authorized to vote in their discretion upon any other matter that may properly come before the meeting or any adjournment(s) or postponement(s) thereof. For address changes and/or comments, please check this box and write them ! on the back where indicated. Signed proxies returned without specific voting instructions will be voted as the Board of Directors recommends. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Notice to employees participating in the American Express Retirement Savings Plan (“RSP”) or the Employee Stock Ownership Plan of Amex Canada, Inc. (“ESOP”). Your voting instructions must be received on or before 11:59 P.M. Eastern Time, Wednesday April 25, 2012, by Broadridge, which is acting on behalf of the Trustees of the Plans. If your voting instructions are not received by 11:59 P.M. Eastern Time, Wednesday, April 25, 2012, the Trustees of the RSP and the ESOP will not vote the shares. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com. M42443-P21146 AMERICAN EXPRESS COMPANY Proxy for the Annual Meeting of Shareholders on Monday, April 30, 2012 The undersigned hereby appoints Daniel T. Henry, Louise M. Parent, and Carol V. Schwartz, or any of them, proxies or proxy, with full power of substitution, to vote all common shares of American Express Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Company’s Headquarters at 200 Vesey Street, New York, NY 10285, on Monday, April 30, 2012 at 9:00 A.M., Eastern Time, and at any adjournment(s) or postponement(s) of the Meeting, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the Proxy Statement, and in their discretion upon any matter that may properly come before the Meeting or any adjournment(s) or postponement(s) of the Meeting. The undersigned hereby revokes any proxies submitted previously. To ensure timely receipt of your vote and to help the Company reduce costs, you are encouraged to submit your voting instructions by internet or by telephone. Follow the instructions on the reverse side of this card. If you choose to submit your voting instructions by mail, mark, sign and date this proxy card on the reverse side and return it promptly in the envelope provided. You do not need to mark any boxes if you wish to vote as the Board of Directors recommends. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Please sign and date on the reverse side)